Exhibit 10.33

AGENCY AGREEMENT

THIS Agency Agreement (the “Agreement”) is made and entered into this 1st day of September, 2007, between and among ETC Texas Pipeline, Ltd. (“ETC Texas”), ETC Katy Pipeline, Ltd (“ETC Katy”) and Oasis Pipeline, L.P. (“Oasis”) and, individually each a “Transporter” and collectively the “Transporters,” and Gastar Exploration Texas, L.P. (“Shipper”), individually each a “Party” and collectively the “Parties.”

WITNESSETH:

WHEREAS, each Transporter has agreed to enter into one or more Contracts (defined in Section 2 below) with Shipper to provide for the receipt, transportation and redelivery of Shipper’s Gas to and from specified points on Transporters’ pipeline;

WHEREAS, each Transporter has agreed for the ease of operation and administration and Shipper’s convenience under the Contracts to appoint ETC Katy as Transporter’s agent for the purposes further set forth herein; and

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties agree as follows:

1.	The following definitions shall apply hereunder:

“Btu” shall mean British Thermal Unit.

“Day” shall mean a period of time beginning at 9:00 a.m. Central Clock Time (“CCT”) on each calendar Day and ending at 9:00 a.m. CCT on the next succeeding calendar Day.

“Delivery Point(s)” shall have the meaning ascribed to it in the Contracts.

“Effective Date” shall mean September 1, 2007.

“Gas” shall mean natural Gas as produced from wells classified as Gas wells or oil wells.

“MMBtu” shall mean one million (1,000,000) British Thermal Units.

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“Month” shall mean a period of time beginning at 9:00 a.m. CCT on the first Day of a calendar month and ending at 9:00 a.m. CCT on the first Day of the next succeeding calendar month.

“Receipt Point(s)” shall have the meaning ascribed to it in the Contracts.

“Retention Volume” shall mean the quantity of Gas retained by Transporters for fuel and other unaccounted for volumes.

“Scheduled Quantity” shall mean the quantity of Gas in MMBtu each Day equal to 24 hours of a ratable hourly quantity that has been scheduled by Transporter(s) after confirmation of Shipper’s nomination at the Receipt Point(s) and with the downstream recipient of the Gas at the Delivery Point(s).

“Shipper’s Reserved Capacity” or “SRC” or “Maximum Daily Delivery Quantity” or “MDQ” shall mean the aggregate minimum daily transportation capacity in MMBtu reserved for Shipper in Transporters’ collective transmission systems under the Contracts.

2.	The agreements set forth on Exhibit “A” shall be entered into between and among the Parties and together with all transactions thereunder shall be referred to as the “Contracts.”

3.	Subject to all of the terms and conditions contained herein, from and after the Effective Date, this Agreement shall remain in effect until August 31, 2017, unless cancelled by Transporters or Shipper by giving the other Party ninety (90) Days written notice thereof prior to the end of the term. The Parties agree that the terms of this Agreement and the Contracts (the “Gastar Agreements”) are all coterminous, and that, if any of the Contracts extend beyond the termination date stated above, all of the Contracts will be extended for a like period.

4.

ETC Texas, ETC Katy and Oasis hereby designate ETC Katy to serve as Transporters’ agent (hereinafter “Transporter’s Representative”) under the Contracts. Under the Contracts, Transporter’s Representative shall give and receive all notices and statements; make and witness any tests to be made of measuring equipment and adjustments to such equipment; receive payments for all amounts due thereunder; administer imbalances and adjust any mechanical difference that may arise between Transporter and Shipper with respect to measurement, billing and payments made or to be made, the allowance of credits and

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any undercharge or overcharge with respect to such difference. Transporters may designate a new Transporter’s Representative from time to time by delivery of written notice of such change and designation to Shipper and ETC Katy. From and after delivery of written notice of such change and designation of a new Transporter’s Representative, the new Transporter’s Representative so designated shall have and may exercise all powers and authority herein granted with like effect as though named as Transporter’s Representative herein in the first instance.

5.	The aggregate net variance between the quantity of Gas in MMBtu calculated by Transporter’s Representative as being delivered at the Delivery Point(s) and received at the Receipt Point(s), less the Retention Volumes, under the Contracts, will be recorded by Transporter’s Representative in an imbalance account (“Gas Imbalance Account”). In the event the cumulative quantity of Gas in MMBtu existing in the Gas Imbalance Account for any Month, or any number of Months, is in excess of the Cumulative Operational Imbalance Tolerance as defined in the Contracts, then Shipper agrees to pay Transporter’s Representative an amount equal to the Imbalance Fee, as set forth in that certain Intrastate Natural Gas Transportation Service Agreement between the ETC Katy and Shipper dated September 1, 2007 for each MMBtu in Shipper’s Imbalance Account exceeding the Cumulative Operational Imbalance Tolerance.

6.	This Agreement and the terms and conditions herein are subject to all present and future valid laws, orders, rules, and regulations of duly constituted authorities having jurisdiction. If any provision of this Agreement is deemed unenforceable by any such law, order, rule, or regulation, then such provision will be deemed void, but the remainder of this Agreement will remain in full force and effect.

7.	No person, firm, or corporation who is not a Party to this Agreement will have any legal or equitable right, remedy, or claim under this Agreement, and nothing herein is intended to establish any third party beneficiaries to this Agreement.

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8.	THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

9.	This Agreement, together with any Exhibits, constitutes the entire agreement between the Parties respecting the subject matter hereof, and there are no prior or contemporaneous agreements or representations affecting such subject matter other than those expressed herein. It is further agreed that no amendment, modification or change to this Agreement shall be enforceable unless reduced to writing and executed by all Parties.

Remainder of page intentionally left blank.

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IN WITNESS WHEREOF, the Parties have executed duplicate originals of this Agreement to be effective on the Effective Date.

OASIS PIPELINE, L.P.
By: ETC Oasis GP, LLC, its general partner

By:	/s/ MACKIE MCCREA
Name:	Mackie McCrea
Title:	President

ETC KATY PIPELINE, LTD.
By: LG PL, LLC, its general partner

By:	/s/ MACKIE MCCREA
Name:	Mackie McCrea
Title:	President

ETC TEXAS PIPELINE, LTD.
By: LG PL, LLC, its general partner

By:	/s/ MACKIE MCCREA
Name:	Mackie McCrea
Title:	President

GASTAR EXPLORATION TEXAS, L.P.

By:	/s/ JEFFREY C. PETTIT
Name:	Jeffrey C. Pettit
Title:	VP & COO

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EXHIBIT “A”

THE CONTRACTS

I.	Gathering and Natural Gas Services Agreement –

ETC Texas Pipeline, Ltd. and Gastar Exploration Texas, L.P. dated September 1, 2007

Base Contract Number 8885-100 & Individual Transaction Confirmation 8885-101

II.	Firm Intrastate Gas Transportation Agreement –

ETC Katy Pipeline, Ltd. and Gastar Exploration Texas, L.P. dated September 1, 2007 –

Base Contract Number 150-31434-02-100 & Individual Transaction Confirmation – 150-31434-02-101

III.	Firm Intrastate Gas Transportation Agreement –

Oasis Pipeline, L.P and Gastar Exploration Texas, L.P. dated September 1, 2007 –

Base Contract Number 028-31434-02-100 & Individual Transaction Confirmation – 028-31434-02-101

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GATHERING AND NATURAL GAS SERVICES AGREEMENT

BETWEEN

GASTAR EXPLORATION TEXAS, LP (PRODUCER)

AND

ETC TEXAS PIPELINE, LTD.

No. 8885-100

DATED September 1, 2007

TABLE OF CONTENTS

DEFINITIONS	2

SCOPE OF AGREEMENT/TENDER OF GAS	6

GATHERING AND NATURAL GAS SERVICES FEES	7

COMMITTED RESERVES AND PRODUCER’S RESERVATIONS	8

RECEIPT AND DELIVERY POINT(S)	9

QUANTITY	9

QUALITY	10

MEASUREMENT	12

BILLING	16

WARRANTY	16

POSSESSION OF GAS	17

TAXES AND ROYALTIES	17

REMEDIES/LIABILITY/ARBITRATION	18

CREDIT ASSURANCE	18

NOTICES	19

FORCE MAJEURE	21

TERM AND TERMINATION	22

REPRESENTATIONS AND WARRANTIES	23

EXHIBITS

EXHIBIT A - INDIVIDUAL TRANSACTION CONFIRMATION	A-1

APPENDIX 1 COMMITTED RESERVES	A-3

EXHIBIT B - QUALITY SPECIFICATIONS	B-1

GATHERING AND NATURAL GAS SERVICES AGREEMENT

ETC Texas Pipeline, Ltd., a Texas limited partnership (“Company”) and Gastar Exploration Texas, LP a Delaware_limited partnership (“Producer”) enter into this Gathering and Natural Gas Services Agreement (together with all Transactions, collectively, this “Agreement”) effective as of September 1, 2007 (the “Effective Date”).

W I T N E S S E T H:

WHEREAS, Producer plans from time to time, to develop and produce quantities of Gas from certain oil and gas properties located in the State of Texas, from which Producer has or will have available a supply of Gas requiring gathering and other services; and

WHEREAS, Company desires to gather and/or provide certain services for Producer, and Producer desires for Company to gather and/or provide services for such quantities of Gas from specified points of receipt; and

WHEREAS, Producer will commit the Committed Reserves to Company in accordance with the terms herein,

NOW, THEREFORE, for and in consideration of the premises and mutual covenants herein contained, Producer and Company do hereby stipulate and agree as follows.

ARTICLE I

DEFINITIONS

1.1. Specific Defined Terms. As used throughout this Agreement including the Exhibits hereto, the following capitalized terms shall have the meanings ascribed below.

“Affiliate” and “Affiliates” means, with respect to any relevant Person, any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or under common control with such relevant Person. For purposes of this definition, the term “control” (including its derivatives and similar terms) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the relevant Person, whether through the ownership or control of voting interest, by contract or otherwise.

“Agreement” shall have the meaning set forth in the Preamble.

“Btu” means the amount of energy required to raise the temperature of one pound of pure water one degree Fahrenheit (1°F) from fifty-nine degrees Fahrenheit (59°F) to sixty degrees Fahrenheit (60°F). The term “MMBtu” means one million Btus.

“Committed Reserves” means Producer’s Interest in all Gas reserves and production (as they currently exist or at anytime in the future exist, including under any farmout arrangement) in, under or attributable to the Subject Leases and the area shown on Exhibit

“A” to the Individual Transaction Confirmation, and any other area that the Parties may in the future mutually agree to add to this Agreement, up to a maximum daily volume of 150,000 Mcf of Gas. On any Day in which Producer’s Gas from the Committed Reserves exceeds 150,000 Mcf, the volume in excess of 150,000 Mcf is released from the Committed Reserves for such Day.

“Compression Fee” shall have the meaning set forth in Section 3.5.

“Conditioning Fee” shall have the meaning set forth in Section 3.2.

“Contract Year” means the 365 consecutive Days (or 366 consecutive Days if Contract Year includes a leap year (February 29)) beginning on the first Day of the Month subsequent to the Initial Delivery Date and each of the anniversaries thereafter.

“Day” means a period of twenty-four (24) consecutive hours, beginning at 12:00 a.m. Central Time on any calendar Day.

“Business Day” means a Day on which the Federal Reserve member banks in New York City are open for business and a Business Day shall open at 8:00 a.m. and close at 5:00 p.m. Central Time.

“Dehydration Fee” shall have the meaning set forth in Section 3.4.

“Delivery Point(s)” shall have the meaning set forth in Section 5.2.

“Downstream Transporter” means any pipeline downstream of the Delivery Point(s).

“Effective Date” shall have the meaning set forth in the Preamble.

“Event of Default” or “Default” means the occurrence of any of the following events, circumstances or conditions: (i) failure by either Party to materially perform or comply with any material agreement, covenant, obligation or other provision contained in this Agreement when either (A) such failure has not been cured within the greater of a reasonable period of time or thirty (30) Days; in each case, following the Party in Default receiving written notice thereof from the Party not in Default (other than a Default which occurs because such Party is rightfully withholding performance in response to the other Party’s failure to perform), or (B) an effort to remedy such failure has not been commenced within such period following such written notice and continued to be diligently prosecuted, with such measures reasonably expected to cure any such Default; (ii) the entry of either Party into voluntary or involuntary bankruptcy, receivership or similar protective proceedings; (iii) the material inaccuracy or breach of any representation or warranty contained herein when such failure either has not been cured within the greater of a reasonable period of time or thirty (30) Days following receipt of written notice thereof by the Party in Default, or (iv) failure to pay any amounts owed pursuant to this Agreement within thirty (30) Days after the applicable due date, other than amounts disputed in good faith pursuant to the provisions of Section 9.2.

“Force Majeure” shall have the meaning set forth in Section 16.1.

“Gas” means methane and other gaseous hydrocarbons, including gaseous combustible, noncombustible, and inert elements, compounds, components or mixtures thereof and liquefiable hydrocarbons in the vapor stream produced at the wellhead and meeting Quality Specifications.

“Gathering Fee” shall have the meaning set forth in Section 3.1.

“Gathering System” means the gas gathering pipeline system owned and controlled by Company.

“Individual Transaction Confirmation” means a written notice confirming the specific terms of a Transaction which may be in any form adequate at law, but which shall be subject to the terms and conditions of this Agreement; an example of an Individual Transaction Confirmation which may be utilized hereunder is shown in “Exhibit A.”

“Initial Delivery Date” means, with respect to any specified Subject Lease, the first date on which Producer delivers any Committed Reserves to Company at the Receipt Point(s) pursuant to this Agreement.

“Laws” mean any laws, rules, regulations, decrees and orders of the United States of America and all other governmental bodies, agencies or other authorities having jurisdiction over or affecting the provisions contained in or the transactions contemplated by this Agreement or the Parties or their operations, whether such Laws now exist or are hereafter amended or enacted.

“Loss” or “Losses” means, unless specifically provided otherwise, all claims, including, but not limited to, those for bodily injury or death, personal injury, illness, disease, maintenance, cure, loss of parental or spousal consortium, loss of support, wrongful death, property damage and wrongful termination of employment, damages, liabilities, losses, demands, liens, encumbrances, fines, penalties, costs for removal of wreck/debris, causes of action of any kind (including actions in rem or in personam), obligations, costs, judgments, interest and awards (including payment of reasonable attorneys’ fees and costs of litigation) or amounts, of any kind or character (except punitive or exemplary damages), whether under judicial proceedings, administrative proceedings or otherwise, or conditions in the premises of or attributable to any Person or Persons or any Party or Parties, breach of representation or warranty (expressed or implied), under any theory of tort, contract, breach of contract (including any Losses which arise by reason of indemnification or assumption of liability contained in other contracts entered into by Company or Producer) arising out of, or incident to or in connection with the Agreement or the performance of work, services or operations contemplated under the Agreement.

“Month” means a period beginning at 9:00 a.m. Central Time on the first Day of the calendar Month and ending at 9:00 a.m. Central Time on the first Day of the next succeeding calendar month.

“New Taxes” means (i) any Taxes enacted and effective after the Effective Date, including that portion of any Taxes or New Taxes that constitutes an increase, or (ii) any Laws, or interpretations thereof, enacted and effective after the Effective Date resulting in the application of any Taxes to a new or different class of parties.

“Non-Specification Gas” shall have the meaning set forth in Section 7.3.

“Party” means, individually, either Company or Producer, collectively referred to as the “Parties”.

“Person” or “Persons” means any individual or entity, including, without limitation, any corporation, limited liability company, joint stock company, general or limited partnership, or government authority (including any agency or administrative group thereof).

“Producer’s Daily Deliverability of Gas” means the Gas which is physically capable of being produced by Producer in accordance with applicable Laws from wells completed within the Committed Reserves, subject only to Producer’s Reservations.

“Producer’s Interest” means all interests that Producer (or any of its Affiliates) now or hereinafter own, control, acquire, or has the right to market in natural gas reserves in, under or attributable to the Committed Reserves, together with any pool, communitized area or unit, and all interests in any wells, whether now existing or drilled hereafter, on or completed within any such Subject Leases, or within any such pool, communitized area or unit even though Producer’s Interest may be incorrectly or incompletely stated, all as the same shall be enlarged by the discharge of any burdens or by the removal of any charges or encumbrances to which any of same may be subject as of the Effective Date, and any and all replacements, renewals and extensions or amendments of any of the same.

“Producer’s Reservations” shall have the meaning set forth in Section 4.2.

“Quality Specifications” shall have the meaning set forth in Section 7.1.

“Receipt Point(s)” shall have the meaning set forth in Section 5.1.

“Subject Leases” means all leaseholds, royalties, overriding royalties, other non-expense bearing accounts, carried interests, fee interests or other real property interests located within the area set forth on Appendix 1 of the Individual Transaction Confirmation.

“Stated Rate” means, for any date, an annual rate of interest (compounded daily) equal to the lesser of (a) two percent over the per annum rate of interest announced as the “prime rate” for commercial loans posted from time to time by Citibank, N.A. (New York, New York office) or its successor or a mutually agreed substitute bank, or (b) the maximum lawful interest rate then in effect under applicable law.

“Taxes” means any or all ad valorem, property, occupation, severance, production, extraction, first use, conservation, Btu or energy, gathering, transport, pipeline, utility, gross receipts, gas or oil revenue, gas or oil import, privilege, sales, use, consumption, excise, lease, transaction, and other or new taxes, governmental charges, licenses, fees, permits, and assessments, or increases therein.

“Third Party Gas” means all natural gas production not owned or controlled by Producer or its Affiliates, or natural gas production from wells not operated by Producer or its Affiliates.

“Transaction” means any agreement (including that set forth in an Individual Transaction Confirmation) and any amendment, modification, or supplement thereof made subject to and in accordance herewith for the gathering of Gas or provision of other services to be performed hereunder.

“Treating Fee” shall have the meaning set forth in Section 3.3.

1.2. Other Defined Terms. Other capitalized terms used in this Agreement and not defined in Section 1.1 above shall have the meanings ascribed to them throughout this Agreement.

ARTICLE II

SCOPE OF AGREEMENT/TENDER OF GAS

2.1. Scope of Agreement. Company and Producer from time to time during the term hereof may, but are not obligated to, enter into Transactions for the sale and/or gathering of Gas and/or the provision of other services as set forth herein to which this Agreement shall apply. Each Transaction shall be effectuated and evidenced as set forth in this Article 2 and shall constitute a part of this Agreement and all Transactions, together with this Agreement, shall constitute a single integrated agreement. It is acknowledged that the Parties are relying upon the fact that all Transactions, together with this Agreement, will form a single integrated agreement and that the Parties would not otherwise enter into any Transactions. Each Transaction shall be construed as one with this Agreement and any discrepancy or conflict between any term contained in this Agreement and any term contained in a Transaction shall be resolved in favor of the Transaction. In the event Producer elects to sell Producer’s Gas to Company hereunder, the “Purchase Option” provisions of the applicable Individual Transaction Confirmation shall apply to such sale.

2.2. Tender of Committed Reserves. Producer shall tender to Company at the Receipt Point(s) one hundred percent (100%) of Producer’s Daily Deliverability of Gas during the term of this Agreement. Subject to the capacity of the Gathering System (and other facilities necessary for provision of other services hereof) and the terms and conditions hereof, Company will accept at the existing or new Receipt Point(s) all Gas that Producer or any of its Affiliates deliver to such Receipt Point(s), and will redeliver all such Gas (less any and all fuel, and any lost and unaccounted for Gas as set forth in Section 2.3 below) at the Delivery Point(s), provided that such Gas is properly scheduled by Producer in accordance with Company’s (or its Affiliates’) scheduling procedures set forth in Section 6.3 hereof.

2.3. Fuel, and Lost and Unaccounted For Gas. The quantities of Gas delivered hereunder by Company to the Delivery Point(s) shall be the quantities of Gas entering the Gathering System, less Producer’s and/or its Affiliates’ share of any and all fuel for such services and lost and unaccounted for Gas on the Gathering System.

2.4. Liquid Hydrocarbons. All substances, whether or not of commercial value, including all liquid hydrocarbons of whatever nature, that Company recovers in the course of gathering, treating or conditioning hereunder shall be Company’s sole property, and Company shall not be obligated to account to any entity for such substances that are Company’s sole property, whether or not any value is realized by Company attributable thereto.

2.5. Allocations. Producer recognizes that quantities of Gas are delivered through the Delivery Point(s) for third parties, and therefore, the measurement of Gas under this Agreement may involve the allocation of Gas deliveries. As between Company and Producer, Company will determine the allocation for all Gas deliveries hereunder on a prorata basis.

2.6. Differences in the quantities of Gas delivered by Company for the account of Producer at the Delivery Point(s) and the quantities of Gas nominated by Producer at the Delivery Point to the Downstream Transporter for transportation will reside on the downstream transporting pipeline. It is Producer’s responsibility to monitor and manage said differences and balances between the Receipt Point(s) and the Delivery Point(s) at consistent daily volumes based on the nominated volumes.

ARTICLE III

GATHERING AND NATURAL GAS SERVICES FEES

3.1. Gathering Fee. The gathering rate to be paid by Producer to Company for the volumes of Gas delivered by Producer and received and gathered by Company hereunder shall be as set forth on the Individual Transaction Confirmation (the “Gathering Fee”).

3.2. Conditioning Fee. In the event the hydrocarbon dew point of the Gas is higher than the hydrocarbon dew point specification set forth on Exhibit “B”, Company may elect to condition the Gas for Producer, in which event Producer shall pay Company the conditioning fee set forth in each Individual Transaction Confirmation, for volumes of Gas delivered by Producer and received and conditioned by Company hereunder (the “Conditioning Fee”).

3.3 Treating Fee. In the event the carbon dioxide content and/or the hydrogen sulfide content of the Gas exceed the applicable specifications set forth on Exhibit “B”, Company may elect to blend or treat the Gas for Producer, in which event Producer shall pay Company the fee set forth in each Individual Transaction Confirmation, for volumes of Gas delivered by Producer and received, blended or treated by Company hereunder (the “Treating Fee”). Otherwise, Producer shall, at its sole cost and expense, blend or treat the Gas in order to meet the Company’s carbon dioxide and/or hydrogen sulfide specifications. Producer agrees to furnish its prorata share of fuel for the treating services provided by Company at no cost to Company.

3.4 Dehydration Fee. Should Producer deliver Gas containing water vapor in excess of the specification set forth on Exhibit “B”, Company may elect to dehydrate the Gas for Producer, in which event Producer shall pay Company the dehydration fee set forth in each Individual Transaction Confirmation, for volumes of Gas delivered by Producer and received and dehydrated by Company hereunder (the “Dehydration Fee”). Otherwise, Producer shall, at its sole cost and expense, dehydrate the Gas in order to meet Company’s water vapor specification. Producer agrees to furnish its prorata share of fuel for the dehydration services provided by Company at no cost to Company.

3.5. Compression Fee. Company may charge Producer a fee (the “Compression Fee”) for activities including, but not limited to, the following: Producer (a) delivers Gas at any Receipt Point(s) into one of Company’s pipelines whereon compression facilities are installed; or (b) the natural well pressure available from one or more of Producer’s wells is insufficient to produce and deliver Gas in economic quantities into Company’s high pressure Gathering System without compression, and Company reduces the pressure of its Gathering System at the affected Receipt Point(s); or (c) Company or its designee compresses the Gas downstream of such point(s). Producer shall pay Company the Compression Fee set forth in each Individual Transaction Confirmation for volumes of Gas delivered by Producer and received and compressed by Company hereunder. In addition, Producer agrees to furnish its prorata share of fuel for the compression services provided by Company at no cost to Company.

ARTICLE IV

COMMITTED RESERVES AND PRODUCER’S RESERVATIONS

4.1. Dedication of Committed Reserves. For the term of any applicable Individual Transaction Confirmation, and subject to the provisions hereof, Producer hereby exclusively dedicates and commits to Company for sale, gathering and/or other services hereunder (or shall cause to be dedicated and committed to Company for sale, gathering and/or other services hereunder) any and all Producer’s Gas produced from the Committed Reserves. Notwithstanding anything to the contrary, unless such dedication is otherwise waived or released in writing by Company hereunder, any attempted assignment or transfer (in whole or in part, including any farmout agreement or other similar or related arrangement) of any or all of the Committed Reserves or rights thereto shall be null and void unless (i) such assignment or transfer includes an express provision stating that (a) such assignment or transfer is made subject to the terms of this commitment and this Agreement, and (b) the assignee or transferee agrees to become a party to, and bound by, the terms and conditions set forth in this Agreement, such that all of the Committed Reserves remain dedicated to this Agreement for the term hereof or (ii) such assignment or transfer is pursuant to a contractual obligation entered into on or before February 15, 2006. The dedication of Committed Reserves provided for herein shall be a covenant running with the land and burdening the Subject Leases.

4.2 Producer’s Reservations. Producer hereby expressly reserves the following rights and reasonable quantities of Gas to satisfy same (“Producer’s Reservations”):

(a) The right to use Gas, as a reasonably prudent operator, prior to delivery to Company for the following purposes:

(i) For fuel used above ground in the development and operation of the Committed Reserves; and

(ii) For delivery to the “lessor” from whom the Subject Leases were obtained, that Gas which such lessors are entitled to receive in kind from the Committed Reserves under the terms of the Subject Leases; and

(iii) For fuel used in the operation of the facilities which Producer may install in order to deliver Gas hereunder in accordance with the terms hereof.

(b) The right to pool or unitize the Subject Leases (or any portion thereof) with other lands and leases. In the event of pooling or unitization, this Agreement will cover Producer’s interest in the pool or unit and the Gas attributable thereto.

(c) The right to separate or process the Gas using only mechanical, ambient temperature equipment located at surface production facilities on the Subject Leases or in the immediate vicinity thereof.

ARTICLE V

RECEIPT AND DELIVERY POINT(S)

5.1. Receipt Point(s). Producer shall deliver Gas tendered pursuant to this Agreement at the Meter Numbers set forth on the Individual Transaction Confirmation and at any other mutually agreeable receipt point (the “Receipt Point(s)”). Unless otherwise specified, Producer shall deliver Gas at a pressure not to exceed the pressure set forth in the Individual Transaction Confirmation.

5.2. Delivery Point(s). Subject to Section 2.3, Company shall redeliver to Producer Gas tendered pursuant to this Agreement at the Meter Numbers set forth on the Individual Transaction Confirmation or at any other mutually agreeable delivery point (each a “Delivery Point(s)”).

ARTICLE VI

QUANTITY

6.1 During the term of this Agreement, Company shall have the right to take and receive one hundred percent (100%) of Producer’s Daily Deliverability of Gas.

6.2 Company agrees to take and Producer agrees to deliver Gas hereunder in accordance with all applicable Laws including, but not limited to, the rules of the Railroad Commission of Texas (the “RRC”) governing the determination of Gas market demand and procedures for the establishment and allocation of allowables and for ratable nominations and takes of Gas from the Subject Leases. The Parties expressly recognize that Company’s obligations to take Gas pursuant to the RRC rules or otherwise shall be subject to the ability of Company’s facilities to accommodate all Gas connected thereto, and any other valid reason such as Force Majeure, whether or not of a kind specifically enumerated herein. In the event such Laws are no longer applicable to Company’s takes of Gas under this Agreement, Company agrees to take and receive Producer’s Gas on a ratable basis with other Gas Company takes and receives from the same RRC recognized field.

6.3 Scheduling of receipts and deliveries of Gas between the Receipt Point(s) and Delivery Point(s) shall be in accordance with the Company’s nomination and scheduling procedures. Producer shall submit nominations for the gathering of Gas hereunder to Company in writing, facsimile or by email. The deadline for submitting nominations for the first (1st) of each Month is five (5) Business Day prior to the beginning of each Month. Company will send Producer a confirmation, and Producer must acknowledge each transaction in writing, facsimile or by email and return same to Company before any nomination is valid.

6.4 Any variance or imbalance between the volume of Gas delivered at the Delivery Point(s) for Producer’s account and the volume of Gas received at the Receipt Point(s) (less any and all fuel, and any lost and unaccounted for Gas as set forth in Section 2.3 above) will be recorded in a gas imbalance account. Company will assist Producer in managing the gas imbalance account and will, at any time and from time to time, request that Producer change its nominations at the Delivery Point(s) or, with notice to Producer, restrict, interrupt, or reduce its receipts or deliveries of Gas at the Receipt Point(s) or Delivery Point(s), and direct Producer to make adjustments in its receipts or deliveries, in order to maintain a daily, hourly and monthly balance or to correct an imbalance. If Shipper fails or refuses to follow any such request from Transporter, Transporter may, without liability hereunder, cease accepting or delivering Gas under this Agreement until the conditions causing the imbalance are corrected.

6.5 It is recognized that in order for Company to efficiently and safely operate its Gathering System, it is essential that Gas received into such Gathering System be made available to Company under as uniform operating conditions as possible. Commensurate with good production and operating practices, and in accordance with proper conservation measures, Producer agrees to deliver Gas to Company at such rates of flow as Company, in the sole exercise of its reasonable judgment, may from time to time request. Company agrees to give Producer reasonable notice in the event Company desires at any time to increase or decrease the quantity of Gas requested hereunder.

6.6 Producer shall from time to time, at Company’s request, make available to Company production data possessed by or available to Producer that may be needed for study by Company of Producer’s existing or potential Gas production from the Subject Leases and/or Producer’s Daily Deliverability of Gas. Company shall have the right from time to time to require a determination of Producer’s Daily Deliverability of Gas, but in no event more than bi-annually.

ARTICLE VII

QUALITY

7.1. Deliveries by Producer. Producer agrees that all Gas delivered to Company at the Receipt Point(s) hereunder shall be merchantable Gas which shall meet the highest standards of the quality specifications of any Downstream Transporter to which such Gas is nominated, but at a minimum shall meet the quality specifications set forth in Exhibit “B” hereto, as amended or established by

Company from time to time in its sole reasonable discretion (the “Quality Specifications”). Notwithstanding the Quality Specifications set forth herein, the hydrocarbon dew point shall be subject to Section 3.2 hereof, the applicable Quality Specifications for carbon dioxide and hydrogen sulfide shall be subject to Section 3.3, and the applicable Quality Specifications for water vapor shall be subject to Section 3.4. Producer represents and warrants to Company (i) that all Gas delivered to Company hereunder will be produced in the State of Texas from reserves not dedicated or committed to interstate commerce, and (ii) that the Gas which Producer delivers or receives hereunder will not (A) have been or be sold, consumed, transported or otherwise utilized in interstate commerce at any point upstream of the Receipt Point(s) or downstream of the Delivery Point(s), nor (B) have been or be commingled at any point upstream of the Receipt Point(s) or downstream of the Delivery Point(s) with other Gas which is or may be sold, consumed, transported or otherwise utilized in interstate commerce in such a manner which will subject the Gas subject to this Agreement or Company’s or its designee’s Gathering System, or any portion thereof, to the jurisdiction of the Federal Energy Regulatory Commission or any successor authority under the Natural Gas Act. Producer agrees to indemnify, defend and hold Company harmless from and against any and all suits, actions, damages (including punitive, exemplary, treble, incidental, consequential and indirect damages) costs, Losses and expenses (including reasonable attorneys’ fees, costs of court, and related expenses) sustained by Company relative to any breach by Producer of the forgoing representations and warranties in this Section 7.1.

7.2. Quality Testing. Producer shall have the right to be represented and to participate in all tests of the Gas delivered hereunder, and to inspect any equipment used in determining the nature or quality of the Gas. Company shall notify Producer at least seventy-two (72) hours in advance of any such test, so that Producer or its representative may be present. Producer shall have the right to take duplicate samples or conduct simultaneous tests, and if a difference is noted, Producer may request a sample be taken and analyzed by an independent third party with such third party’s results being used for this Agreement, such tests to be at Producer’s cost and expense.

7.3 Non-Conformance. Should Gas tendered by Producer fail at any time to conform to the Quality Specifications set forth in this Article VII, except as otherwise set forth in Sections 3.2, 3.3 and 3.4 (“Non-Specification Gas”), Company may in its discretion refuse to accept such non-conforming Gas. In the event Producer delivers Non-Specification Gas to Company, Producer shall indemnify and hold Company harmless with respect to any Loss caused Company thereby. The initial notification that Gas from one or more wells is non-conforming Gas shall constitute continuing notice for all Non-Specification Gas tendered hereunder with no further notice thereof to Company required. The continued acceptance of any Non-Specification Gas by Company hereunder shall not constitute a waiver by Company of any Quality Specifications for any future deliveries, but shall constitute recognition by Producer of Company’s ongoing right at any time without further notification to (a) reject all of such Gas; or (b) accept all of such Gas; or (c) accept any quantity of such Gas and reject the remaining Non-Specification Gas, and shall satisfy all of Company’s obligations to take and receive Gas hereunder. If neither Party elects to take the actions required to make such Non-Specification Gas conform to the Quality Specifications, and Company continues to refuse to accept Non-Specification Gas, Producer shall have the right upon thirty (30) Days prior written notice to Company, to have temporarily released from this Agreement, all (but only that) Non-Specification Gas that Company refuses to take; provided, however, upon thirty (30) Days prior written notice from Company to Producer that

Company will (i) accept such Non-Specification Gas, or (ii) take the actions required to make such Non-Specification Gas conform to the Quality Specifications, Producer shall resume deliveries of such Gas, beginning on the first Day of the next Month following such thirty (30) Day notice, or as otherwise specified in such notice, whichever Day is later.

7.4 Producer shall not introduce materials containing constituents harmful or injurious to Company’s operations into Gas delivered hereunder. Gas delivered hereunder shall not contain any substance that is a hazardous or toxic waste or contaminant under applicable Laws.

ARTICLE VIII

MEASUREMENT

For the purposes of this Agreement, the Party metering the Gas, or whose designee meters the Gas, at a particular Receipt Point(s) or Delivery Point(s) is referred to as the “Metering Party” and the other Party is referred to as the “Non-Metering Party.”

8.1 The measuring facilities shall be designed, installed, operated, and maintained by Company or its designee in accordance with the following standards:

a.	Orifice Measurement - American Gas Association Report Number 3, dated 2000 or the most recent edition as agreed to by all Parties (herein referred to as AGA 3).

b.	Turbine Measurement - American Gas Association Report Number 7, dated 1996 or the most recent edition as agreed to by all Parties (herein referred to as AGA 7).

c.	Positive Measurement - American National Standards Institute B109.2, dated 2000 or the most recent edition as agreed to by all Parties (herein referred to as ANSI B109.2).

d.	Ultrasonic Measurement - American Gas Association Report Number 9, dated 2003 or the most recent edition as agreed to by all Parties (herein referred to as AGA 9).

8.2 The measuring facilities to measure the volumes of Gas delivered at each of the Receipt Point(s) and Delivery Point(s) shall be maintained and operated by Company or its designee.

8.3 If adequate metering facilities are already in existence at the Receipt Point(s) and Delivery Point(s), such existing metering facilities will be used for so long as, in Company’s reasonable judgment, the facilities remain adequate. If the metering facilities at any Receipt Point(s) or Delivery Point(s) are reasonably determined by Company to be inadequate, then the Parties will mutually agree with respect to the equipment that must be added at such point(s) and the responsibility for payment of such equipment. If the Parties are unable to agree upon the equipment to be added at any such point(s), or which Party will be responsible to pay for such equipment, then such point(s) will be removed from the Agreement. Such removal of Receipt Point(s) or Delivery Point(s) shall not affect the Committed Reserves subject to this Agreement.

8.4 The Non-Metering Party may, at its option and expense, install and operate meters, instruments and equipment, in a manner that will not interfere with the Metering Party’s equipment, to check the Metering Party’s meters, instruments, and equipment, but the measurement for the custody transfer of Gas for the purpose of this Agreement will be by the Metering Party’s meter only, except as hereinafter specifically provided. The meters, check meters, instruments, and equipment installed by each Party will be subject at all reasonable times to inspection or examination by the other Party (Non-Metering Party), but the calibration and adjustment thereof will be done only by the installing Party.

8.5 All meters will be calibrated and or proven on a schedule, but in no event will the calibration period be in excess of ninety (90) Days. Notification of scheduled calibrations shall be made to all interested parties and reasonable effort will be made to accommodate each Party’s schedule; however, calibration will proceed at the scheduled time regardless of attendees. Records from all measuring equipment are the property of the Metering Party who will keep all such records on file for a period of not less than two (2) years. Upon request, the Metering Party will make available to the Non-Metering Party volume records from the measuring equipment, together with calculations therefrom, for inspection and verification, subject to return within thirty (30) Days after receipt thereof by the Non-Metering Party.

8.6 Either Party shall have the right to conduct such pulsation tests as they deem prudent, at the testing Party’s sole risk and expense. If excessive pulsation is evident, mutually agreed modifications to operation or facility design will be made to reduce the effect of such pulsation.

8.7 If the percentage of inaccuracy from the results of any test is greater than one percent (1%), the registration of such meter shall be corrected at the rate of such inaccuracy for any period which is definitely known or agreed upon. In the event the period is not definitely known or agreed upon, such correction shall be for a period extending back one-half ( 1/2) of the time elapsed since the date of the last calibration. Following any test, measurement equipment found inaccurate shall be immediately restored by Company as closely as possible to a condition of accuracy. If any measurement equipment is out of service or out of repair for any reason so that the amount of Gas delivered cannot be estimated or computed from the reading thereof, the amount of Gas delivered through such meter during the period such meter is out of service or out of repair shall be estimated and agreed upon by Company and Producer upon the basis of the best data available using the first of the following methods which is feasible:

a.	by using the registration of any check meters if installed and accurately registering;

b.	by correcting the error if the percentage of error is ascertainable by calibration, test or mathematical calculation; or

c.	by estimating the quantity of deliveries by comparison with deliveries during preceding periods under similar conditions when the meter was known to be registering accurately.

8.8 Measurement Volume Computations

a.

Units of measurement shall be determined in dekatherms (Dth) derived from the calculation of Gas volume (Mcf) and Gas heating value (Btu/ft3), both at identical base conditions of temperature and pressure. The unit of volume of Gas shall be one (1) standard cubic foot at an absolute pressure of fourteen and sixty-five hundredths pounds per square inch absolute (14.65 Psia) and at a temperature of sixty degrees Fahrenheit (60°F). The energy content may be recalculated, if the water vapor of the gas is determined to be greater than seven (7) pounds of water vapor per one million (1,000,000) standard cubic feet, by adjusting the measured volume to correct for the volume of water vapor assuming saturation at the temperature and pressure of measurement and multiplying the corrected volume by the gross dry heating value.

b.	Atmospheric pressure shall be assumed to be the pressure value as reasonably determined by Company for the county in which each of the Receipt Point(s) and Delivery Point(s) is located pursuant to generally accepted industry practices, but not less than twelve and nine-tenths (12.9) Psia nor more than fourteen and seven-tenths (14.7) Psia irrespective of the actual atmospheric pressure at such points from time to time.

c.	All metered volumes shall be computed in accordance with the following standards:

d.	Orifice Measurement - American Gas Association Report Number 3, dated 2000 or the most recent edition as agreed to by all Parties (herein referred to as AGA 3).

e.	Turbine Measurement - American Gas Association Report Number 7, dated 1996 or the most recent edition as agreed to by all Parties (herein referred to as AGA 7).

f.	Positive Measurement - American National Standards Institute B109.2, dated 2000 or the most recent edition as agreed to by all Parties (herein referred to as ANSI B109.2).

g.	Ultrasonic Measurement - American Gas Association Report Number 9, dated 2003 or the most recent edition as agreed to by all Parties (herein referred to as AGA 9).

8.9 Records of calibration and or proving and data associated with the volume calculation are the property of the Metering Party who will keep all such records and data on file for a period of not less than two (2) years. Upon request, the Metering Party will make available to the Non-Metering Party records of calibration and or testing and data associated with the volume calculation, subject to return within thirty (30) Days after receipt thereof by the Non-Metering Party.

8.10 Company shall sample and determine the gross heating value, relative density and compressibility at the Receipt Point(s) or Delivery Point(s) utilizing the following standards:

a.	Gas Processors Association (GPA) 2166 - Obtaining Natural Gas Samples for Analysis by Gas.

b.	Gas Processors Association (GPA) 2261 - Analysis for Natural Gas and Similar Gaseous Mixtures by Gas Chromatography.

c.	Gas Processors Association (GPA) 2145 - Physical Constants for Paraffin Hydrocarbons and Other Components of Natural Gas.

d.	Gas Processors Association (GPA) 2172 - Calculation of Gross Heating Value, Relative Density, and Compressibility of Natural Gas Mixtures from Compositional Analysis.

8.11 Company shall sample the flowing Gas stream, no less than Monthly, utilizing one of the following methods:

a.	On-line Chromatography.

b.	Accumulated Sample – If this method is utilized the application of gas quality in the volume calculation will be during the time period the Gas sample was accumulated.

c.	Spot Sample – If this method is utilized the application of gas quality in the volume calculation will be the time period beginning on the date the sample was obtained until the next sample is obtained.

ARTICLE IX

BILLING

9.1. Company’s Statement. Company shall render a statement to Producer on or about the 25th Day of each Month setting forth the amount due the Company for all fees incurred by Producer for the gathering of Gas and other services performed hereunder by Company during the preceding Month. If actual Gas quantities are not available, Company may utilize a reasonable, good faith, estimated quantity based upon quantities received and gathered by Company during the preceding Month. As soon as the actual quantity becomes available, the estimate shall be adjusted and the adjustment shall be reflected in the subsequent Month’s statement. In the event such quantities are estimated for any period, corrected statements shall be rendered by Company to Producer and paid by Producer or refunded or credited by Company, as the case may be, in each instance in which the actual quantity received or delivered hereunder with respect to a Month shall be determined to be at variance with the estimated quantity theretofore made the basis of billing and payment hereunder.

9.2. Payment. The Party with a balance due to the other Party shall pay such other Party the amount due in the form of immediately available federal funds by wire or electronic fund transfer to the bank account specified on the statement, or any other mutually agreed upon method, on or before the tenth (10th) Day of each Month following the rendition of the statement described in Section 9.1 hereof, for transactions hereunder occurring during the Month prior to the statement Month. Payments due on a Saturday or a bank holiday shall be made on the preceding business day unless such holiday is Monday, in which case payment shall be made on the following business day; payments due on Sunday shall be made on the next business Day. The paying Party must tender a timely payment even if the statement includes an estimated receipt or delivery volume. Any payment shall not prejudice the right of the paying Party to an adjustment of any statement to which it has taken written exception, provided that such Party’s exception shall have been made within the time period set forth in Section 19.16 herein. If the paying Party fails to pay any statement in whole or in part when due, in addition to any other rights or remedies available to the Party to whom payment is due, interest at the Stated Rate shall accrue on all unpaid amounts. Notwithstanding the foregoing, if a legitimate good faith dispute arises between Producer and Company concerning a statement, the paying Party shall pay that portion of the statement not in dispute on or before such due date, and upon the ultimate determination of the disputed portion of the statement, the paying Party shall pay the remaining amount owed, if any, plus the interest accrued thereon at the Stated Rate from the due date. Any amounts refunded to a paying Party following resolution of any billing dispute shall accrue interest at the Stated Rate from the date of initial payment to the date of refund.

ARTICLE X

WARRANTY

10.1. Producer’s Warranty. Producer hereby represents and warrants that it has good and marketable title to, and full legal right and authority to deliver to Company for purchase, gathering and/or other services as applicable hereunder, all Gas tendered by Producer at the Receipt Point(s). Producer represents and warrants that such Gas shall, at the Receipt Point(s), be free and clear of any and all claims, royalties, liens, encumbrances, and applicable Taxes that are imposed upon production of such Gas and all other components of such Gas and/or upon removal of liquid hydrocarbons, and PRODUCER AGREES TO RELEASE, PROTECT, DEFEND, INDEMNIFY AND HOLD HARMLESS Company from and against all Losses incurred by Company on account of any such liens, encumbrances and claims.

10.2. Company’s Warranty. Company hereby represents and warrants that it has the full legal right and authority to gather (and/or provide services as applicable) for Producer or purchase from Producer, all Gas tendered by Producer at the Receipt Point(s) pursuant to this Agreement. Company represents and warrants that such Gas from the time of receipt at the Receipt Point(s) to the time of delivery at the Delivery Point(s) shall be free and clear of all liens, encumbrances and claims whatsoever, and COMPANY AGREES TO RELEASE, PROTECT, DEFEND, INDEMNIFY AND HOLD HARMLESS Producer from and against all Losses incurred by Producer on account of any such liens, encumbrances and claims.

ARTICLE XI

POSSESSION OF GAS

11.1. Party in Possession. As between Parties hereto, Producer shall control and possess the Gas affected by this Agreement at all times prior to and until delivery to Company at the Receipt Point(s) and, if applicable, after redelivery by Company to Producer at the Delivery Point(s). Company shall control and possess the Gas affected by this Agreement at all times after delivery thereof by Producer to Company at the Receipt Point(s) and, if applicable, until redelivery by Company to Producer at the Delivery Point(s).

11.2. Responsibility and Liability. Except as otherwise set forth herein, the Party in control and possession of the Gas affected by this Agreement shall be responsible and pay for any and all Losses caused thereby and occurring while the Gas is in the possession and control of such Party.

ARTICLE XII

TAXES AND ROYALTIES

12.1. Producer Taxes and Royalties. Producer shall be responsible for all applicable Taxes, New Taxes and royalties of whatever kind on or with respect to the production, delivery, sale and gathering of Gas at or prior to the Receipt Point(s). Producer shall indemnify, reimburse, defend and hold harmless Company from and against any and all claims or Losses attributable to such Taxes, New Taxes and royalties.

12.2. Company Taxes. Company shall be responsible for all applicable Taxes, New Taxes of whatever kind on or with respect to the purchase, gathering or treating of Gas after the Receipt Point(s). Company shall indemnify, reimburse, defend and hold harmless Producer from and against any and all claims or Losses attributable to such Taxes or New Taxes.

ARTICLE XIII

REMEDIES/LIABILITY/ARBITRATION

13.1. Remedies. To the extent not limited or waived herein, with particularity in this Article XIII, each Party reserves to itself all rights, set-offs, counterclaims and other remedies and defenses to which such Party may be entitled arising from this Agreement. All payment obligations hereunder may be offset against each other or recouped. Producer grants to Company the additional right to offset amounts owed by Producer to Company under this Agreement against any amounts which are due and owing by Producer to Company or any Affiliate of Producer under any other agreement of any type whatsoever, including risk management agreements.

13.2. LIMITATION OF LIABILITY. FOR BREACH OF ANY PROVISION FOR WHICH EXPRESS REMEDIES OR MEASURES OF DAMAGES ARE PROVIDED, SUCH REMEDIES OR DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDIES, THE OBLIGOR’S LIABILITY SHALL BE SO LIMITED, AND ALL OTHER REMEDIES OR DAMAGES IN LAW OR EQUITY ARE WAIVED. IF NO REMEDY OR MEASURE OF DAMAGES IS PROVIDED AND UNLESS OTHERWISE HEREIN STATED, THE OBLIGOR’S LIABILITY SHALL BE LIMITED TO DIRECT ACTUAL DAMAGES, SUCH DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY, AND ALL OTHER REMEDIES OR DAMAGES IN LAW OR EQUITY ARE WAIVED; PROVIDED, COMPANY SHALL HAVE THE RIGHT TO SPECIFICALLY ENFORCE PRODUCER’S EXCLUSIVE COMMITMENT OF THE COMMITTED RESERVES SET FORTH IN SECTION 4.1. UNLESS OTHERWISE STATED HEREIN, NEITHER PARTY SHALL BE LIABLE FOR, AND NO COURT MAY AWARD, TREBLE, CONSEQUENTIAL, INCIDENTAL, SPECIAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES, LOST PROFITS OR OTHER BUSINESS INTERRUPTION DAMAGES, IN TORT, CONTRACT, UNDER ANY INDEMNITY OR OTHERWISE. THE PARTIES NEGATE ANY OBLIGATION, EXPRESSED OR IMPLIED AT LAW, REQUIRING THE USE OF BEST EFFORTS TO SUPPLY, DELIVER, TAKE OR MARKET THE GAS.

ARTICLE XIV

CREDIT ASSURANCE

14.1 In the event Company determines Producer’s credit to be unsatisfactory in Company’s sole opinion at any time during the term of this Agreement, Company may demand “Adequate Assurance of Performance,” which shall mean sufficient security in an amount and for a term reasonably specified by Company. Producer at its option may then provide one of the following forms of security:

(a)	Post an irrevocable standby letter of credit in a form and from a bank satisfactory to Company; or,

(b)	Provide a prepayment or a deposit.

14.2 Company will not be required to perform or continue to perform service hereunder in the event: (i) Producer has voluntarily filed for bankruptcy protection under any chapter of the United States Bankruptcy Code; (ii) Producer is the subject of an involuntary petition of bankruptcy under any chapter of the United States Bankruptcy Code, and such involuntary petition has not been settled or otherwise dismissed within ninety (90) Days of such filing; or (iii) Producer otherwise becomes insolvent, whether by an inability to meet its debts as they come due in the ordinary course of business or because its liabilities exceed its assets on a balance sheet test; and/or however such insolvency may otherwise be evidenced.

14.3 Should Producer fail to provide Adequate Assurance of Performance within two (2) Business Days after receipt of written demand for such assurance, then Company shall have the right to suspend performance under this Agreement until such time as Producer furnishes Adequate Assurance of Performance. If such assurance is not provided by Producer within ten (10) Days from written demand, Company may terminate this Agreement in addition to having any and all other remedies available hereunder, at law or in equity.

ARTICLE XV

NOTICES

15.1. Notices. Any notice, request, demand, or statement provided for in this Agreement, or any notice which a Party may desire to give to the other, shall be in writing, and shall be delivered by letter, facsimile or other documentary form. Notice by facsimile or hand delivery shall be deemed to have been received by the close of the Business Day on which it is transmitted or hand delivered (unless transmitted or hand delivered after close, in which case it shall be deemed received at the close of the next Business Day) or such earlier time confirmed by the receiving Party:

Company:	For Remittance:
By Wire Transfer:
ETC Texas Pipeline, Ltd.
[Intentionally Omitted]

For Notices and Correspondence:
ETC Texas Pipeline, Ltd.
800 East Sonterra Blvd. Ste 400 San Antonio, Texas 78258
Telephone (210)403-7300
FAX (210)403-7500

For Accounting Matters:
ETC Texas Pipeline, Ltd.
800 East Sonterra Blvd. Ste 400 San Antonio, Texas 78258

Producer:	For Notices and Scheduling:

Gastar Exploration Texas, LP
Attn: Jeff Pettit
1331 Lamar, Suite 1080 Houston, Texas 77010
Phone 713.739.1800
Fax 713.739.0458
Email: jpettit@gastar.com

Wilmar
Attn: Russell Zeid
908 Town and Country Blvd., Suite 375 Houston, Texas 77024
Phone: 713.464.8800
Fax: 713.464.8868
Email: wilmarpipelines@aol.com

For Invoices and Statements:

Gastar Exploration Texas, LP
Attn: Accounts Payable
1331 Lamar, Suite 1080 Houston, Texas 77010
Phone 713.739.1800
Fax 713.739.0458

Such addresses and/or other contact information may from time to time be changed by mailing appropriate notice thereof to the other Party by certified or registered mail.

ARTICLE XVI

FORCE MAJEURE

16.1. Suspension of Obligations. Unless expressly provided otherwise in this Agreement, neither Party shall be liable to the other Party for failure to perform any of its obligations under this Agreement, other than to make payments due, including applicable True-Up Payments, to the extent that and for the period during which such performance is hindered, delayed or prevented by Force Majeure. For purposes of this Agreement, “Force Majeure” shall mean causes, conditions, events or circumstances which are beyond the reasonable control of the Party claiming Force Majeure. Such causes, conditions, events and circumstances shall include, without limitation, acts of God, wars (declared or undeclared), insurrections, hostilities, strikes, lockouts, riots, floods, fires, storms, industrial disturbances, acts of the public enemy, acts of terrorism, sabotage, blockades, epidemics, landslides, lightning, earthquakes, washouts, arrests and restraints of rulers and peoples, civil disturbances, maintenance, integrity testing, explosions, breakage or accidents to machinery or lines of pipe, hydrate obstruction or blockages of any kind of lines of pipe, extraordinary operating conditions on Company’s or Producer’s facilities or on those of any Downstream Transporter, Force Majeure events on any Downstream Transporter, repairs or improvements to lines of pipe or related facilities, inability of either Party to obtain necessary machinery, materials, permits, or to obtain easements or rights-of-way, freezing of any well or delivery facility, well blowout, cratering, depletion of reserves, the partial or entire failure of a well, and the act, order, rule or regulation of any court or governmental authority prohibiting a Party from discharging its obligations under this Agreement, and any other causes whether of the kind herein enumerated or otherwise, not reasonably within the control of the party claiming suspension.

16.2. Notice. A Party which is unable, in whole or in part, to carry out its obligations under this Agreement due to Force Majeure shall give prompt written notice to that effect to the other Party stating with reasonable particularity the circumstances underlying such Force Majeure and the obligations such Party is unable to carry out.

16.3. Resolution. A Party claiming Force Majeure shall use commercially reasonable efforts to remove the cause, condition, event or circumstance of such Force Majeure, shall give prompt written notice to the other Party of the termination of such Force Majeure, and shall resume performance of any suspended obligation promptly after termination of such Force Majeure. The decision to settle a strike or labor disturbance is at the sole discretion of the Party claiming Force Majeure due to such strike or labor disturbance.

ARTICLE XVII

TERM AND TERMINATION

17.1. Effective Date and Term. This Agreement shall govern any and all Transactions and shall be in effect for a term of 10 year(s) from the Effective Date (the “Primary Term”). It shall then continue in effect from Month to Month thereafter, unless terminated by either Party upon thirty (30) Days prior written notice to the other Party prior to the end of the Primary Term or any subsequent Month; provided, this Agreement shall continue to apply to all Transactions then in effect until all Transactions are completed. All indemnity obligations, confidentiality obligations, arbitration requirements, payment obligations and audit rights shall survive the termination or expiration hereof.

17.2. Termination. This Agreement may be terminated or canceled as follows and in no other manner:

(a) By either Company or Producer upon the occurrence of any Default or Event of Default if the terminating Party is not itself in Default (other than a Default which occurs because such Party is rightfully withholding performance in response to the other Party’s Default);

(b) By the applicable Party pursuant to any provision of this Agreement expressly providing termination rights;

(c) By all of the Parties at any time upon mutual written agreement;

(d) By either Company or Producer, if the other Party shall (i) make an assignment or a general arrangement for the benefit of creditors, (ii) file a petition or commence, authorize or acquiesce in the commencement of a proceeding under any bankruptcy or similar law for the protection of creditors, or have such petition filed against it and such remains undismissed for ten (10) Days, (iii) otherwise become bankrupt or insolvent or (iv) be unable to pay its debts as due (one or more of the foregoing a “Bankruptcy Event”), then (a) this Agreement shall terminate effective as of the Day prior to the Bankruptcy Event, at the election of the Party not suffering the Bankruptcy Event, exercisable within seven (7) Days of receipt of notice of such Bankruptcy Event, and (b) such Party may withhold payments and shall calculate its damages, including associated costs and attorneys’ fees, resulting from such termination as if no further nominations of Gas will occur after a Bankruptcy Event.

17.3. Rights and Obligations Upon Termination. Termination or cancellation of this Agreement shall not relieve the Parties from any obligation accruing or accrued prior to the date of such termination. Upon termination of this Agreement, the Parties shall retain all other rights and remedies available at law or in equity.

ARTICLE XVIII

REPRESENTATIONS AND WARRANTIES

18.1 Representations and Warranties. Each of Producer and Company represents and warrants to each other that on and as of the date hereof:

(a) It is duly formed, validly existing and in good standing under the laws of its state of jurisdiction or formation, with power and authority to carry on the business in which it is engaged and to perform its respective obligations under this Agreement;

(b) The execution and delivery of this Agreement by it have been duly authorized and approved by all requisite corporate, limited liability company, partnership or similar action;

(c) It has all the requisite corporate, limited liability company, partnership or similar power and authority to enter into this Agreement and perform its obligations hereunder;

(d) The execution and delivery of this Agreement does not, and consummation of the transactions contemplated herein will not, violate any of the provisions of organizational documents, any agreements pursuant to which it or its property is bound or, to its knowledge, any applicable Laws;

(e) This Agreement is valid, binding and enforceable against it in accordance with its terms subject to bankruptcy, moratorium, insolvency and other Laws generally affecting creditors’ rights and general principles of equity (whether applied in a proceeding in a court of law or equity); and

(f) It is qualified to do business in the State(s) in which the Subject Leases, Receipt Point(s) and Delivery Point(s) are located.

ARTICLE XIX

MISCELLANEOUS

19.1. Entire Agreement. This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous (oral or written) negotiations, proposals, agreements and understandings, including without limitation that certain letter agreement dated February 15, 2006 between Producer and Company (“Letter Agreement”). Company hereby waives any payments due and owing by Producer to Company for volume commitment deficiencies, as provided in the Letter Agreement.

19.2. Modifications. No modifications of the terms and provisions of this Agreement shall be or become effective except by the execution by each of the Parties of a supplementary written agreement.

19.3. Waiver. No waiver by either Party of any one or more defaults by the other Party in performance of any provisions of this Agreement shall operate or be construed as a waiver of any future default or defaults, whether of a like or a different character.

19.4. No Third Party Beneficiaries. This Agreement is for the sole and exclusive benefit of the Parties hereto. Except as expressly provided herein to the contrary, nothing herein is intended to benefit any other Person not a Party hereto, and no such Person shall have any legal or equitable right, remedy or claim under this Agreement.

19.5. Assignment. Except as otherwise set forth herein, this Agreement is binding upon the successors or assigns of either of Company or Producer. Either Party may assign this Agreement if (i) the assignee has creditworthiness equal to or greater than the assignor or (ii) the other Party consents in writing to such assignment, such consent not to be unreasonably withheld or delayed. Any attempted assignment in violation of the terms of this Agreement of any rights, title and interests arising under this Agreement shall be null and void and have no force or effect.

19.6. Confidentiality. The Parties agree that all information and data exchanged by them pursuant to or in connection with this Agreement shall be maintained in strict and absolute confidence for the term of this Agreement and one (1) year following its termination or cancellation except for disclosure (a) pursuant to the permitted sale, disposition or other transfer (directly or indirectly) of a Party’s rights and interests in and to this Agreement, (b) to lenders, accountants and other representatives of the disclosing Party with a need to know such information, (c) in conjunction with a merger, consolidation, share exchange or other form of statutory reorganization involving a Party, (d) as required to make disclosure in compliance with any applicable Law or (e) to a Party’s officers, directors and personnel, as necessary to carry out such Party’s obligations under the Agreement, including those related to Producer’s operations with respect to the Committed Reserves.

19.7. Exhibits and Schedules. All exhibits, schedules and the like contained herein or attached hereto are integrally related to this Agreement and are hereby made a part of this Agreement for all purposes. Except as otherwise provided in Section 2.1 hereof, to the extent of any ambiguity, inconsistency or conflict between the body of this Agreement and any of the exhibits, schedules and the like attached hereto, the terms of the body of this Agreement shall prevail.

19.8. Law and Venue. THIS AGREEMENT AND ANY INDIVIDUAL TRANSACTION CONFIRMATIONS, AND THE RIGHTS OF COMPANY AND PRODUCER HEREUNDER AND THEREUNDER, MUST BE INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF TEXAS OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN STATE OF TEXAS. COMPANY AND PRODUCER AGREE TO THE JURISDICTION OF THE FEDERAL AND STATE COURTS IN DALLAS COUNTY OR HARRIS COUNTY, TEXAS AND AGREE THAT ANY ACTION, SUIT, OR PROCEEDING CONCERNING, RELATED TO, OR ARISING OUT OF THIS AGREEMENT OR ANY INDIVIDUAL TRANSACTION CONFIRMATION WILL BE BROUGHT ONLY IN A FEDERAL OR STATE COURT IN DALLAS COUNTY OR HARRIS COUNTY, TEXAS AND NEITHER COMPANY NOR PRODUCER MAY RAISE ANY DEFENSE OR OBJECTION OR FILE ANY MOTION BASED ON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE, INCONVENIENCE OF THE FORUM, OR THE LIKE IN ANY CASE FILED IN A FEDERAL OR STATE COURT IN DALLAS COUNTY OR HARRIS COUNTY, TEXAS.

19.9. Further Assurances. Subject to the terms and conditions set forth in this Agreement, each of the Parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or to cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In case, at any time after the execution of this Agreement, any further action is necessary or desirable to carry out its purpose, the proper officers or directors of the Parties shall take or cause to be taken all such necessary actions.

19.10. Survival. The representations, warranties, and indemnities given by the Parties shall survive this Agreement without regard to any action taken pursuant to this Agreement, including, without limitation, the execution of any documents affecting an interest in real property or any investigation made by the Party asserting the breach hereof.

19.11. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall be ineffective as to such jurisdiction, to the extent of such invalidity or unenforceability, without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, each provision shall be interpreted to be only as broad as is enforceable.

19.12. Terminology. Unless the context clearly requires otherwise, all personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and vice versa. Articles, sections and other titles or headings are for convenience only, shall neither limit nor amplify the provisions of the Agreement itself, and all references herein to articles, sections or subdivisions thereof shall refer to the corresponding article, section or subdivision thereof of this Agreement unless specific reference is made to such articles, sections or subdivisions of another document or instrument.

19.13. Counterparts. This Agreement may be executed in multiple counterparts, each of which, when so executed, shall be deemed an original, and all of which together shall constitute but one and the same instrument.

19.14. Compliance with Laws. This Agreement and the performance of the obligations contemplated herein are and shall be subject to all valid applicable Laws. The Parties shall act in accordance with each such Law. The Parties will cooperate with respect to compliance with all governmental authorizations, including obtaining and maintaining all necessary regulatory authorizations or any reasonable exchange or provision of information needed for filing or reporting requirements.

19.15. Producer’s Agreement to Refrain from Certain Actions. Producer agrees that it will not solely or directly take any action or commence or participate in support of any proceeding before any court or governmental authority seeking (a) to have the current jurisdictional status of the Gathering System changed or determined to be subject to the jurisdiction of any governmental authority, or (b) to challenge the lawfulness or reasonableness of the Gathering Fee and/or other Fees as set forth in Article III of this Agreement. Notwithstanding the foregoing, nothing herein will prevent Producer from participating in proceedings or commenting on proposed changes in laws that are generic in nature.

19.16. Audit. Each Party shall have the right to examine and audit, at its own expense, at reasonable times during regular business hours and upon reasonable notice, all books, records and charts of the other Party to the extent necessary to verify the accuracy of any measurement and payment hereunder, and the related statements, computations, allocations and procedures provided for in the Agreement, for a period of two (2) years after the end of the calendar year in which such measurement, payment, statement, computation, allocation or procedure occurred; provided, however, that a formal audit of accounts shall not be made more often than every six (6) Months. Any inaccuracy will be promptly corrected when discovered, but in no event later than six 6) Months after such audit exceptions are received by the audited Party; provided, however, that neither Party shall have the right to contest any such measurement or payment, or the related statement, computation, allocation or procedure, if the matter is not called to the attention of the other Party in writing within two (2) years after (a) the date upon which such measurement was conducted or such payment was made, or (b) the related statement, computation, allocation or procedure containing the questioned inaccuracy was received by the contesting Party. Any of such items not contested with specificity in writing within such time period shall conclusively be deemed to be accurate.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be signed by their respective duly authorized representatives effective as of the Effective Date.

“COMPANY”		“PRODUCER”

ETC TEXAS PIPELINE, LTD.		GASTAR EXPLORATION TEXAS, LP

By: LG PL, LLC. its general partner		By: Gastar Exploration Texas, LLC, its general partner

By:	/s/ MACKIE MCCREA	By:	/s/ JEFFREY C. PETTIT
Printed Name:	Mackie McCrea	Printed Name:	Jeffrey C. Pettit
Title:	President	Title:	Executive Vice President and COO

EXHIBIT B

TO

GATHERING AND NATURAL GAS SERVICES AGREEMENT

BETWEEN GASTAR EXPLORATION TEXAS, LP

AND

ETC TEXAS PIPELINE, LTD.

DATED SEPTEMBER 1, 2007

QUALITY

THE QUALITY SPECIFICATIONS SET FORTH BELOW ARE SUBJECT TO CHANGE FROM TIME TO TIME IN THE SOLE REASONABLE DISCRETION OF ETC TEXAS PIPELINE, LTD.

Gas shall meet the following requirements:

Have a Gross Heating Value of not less than nine hundred fifty (950) British Thermal Units per cubic foot nor more than one thousand and fifty (1050) British Thermal Units per cubic foot.

Be commercially free of dust, gum, gum-forming constituents, gasoline, liquid hydrocarbons, water, and any other substance of any kind that may become separated from the Gas during the handling thereof or that may cause injury to or interference with proper operation of the lines, meters, regulators, or other appliances through which it flows;

Not contain more than five (5) grains of total sulfur nor more than one-fourth (1/4) grain of hydrogen sulfide per one hundred (100) standard cubic feet;

Not contain any oxygen, and shall not contain more than two percent (2%) by volume of carbon dioxide, not contain more than two percent (2%) by volume of nitrogen nor three percent (3%) by volume of total inert gases;

Have a temperature of not more than one hundred twenty degrees Fahrenheit (120°F) nor less than forty degrees Fahrenheit (40°F);

Not contain more than seven (7) pounds of water vapor per one million (1,000,000) standard cubic feet; and

Have a hydrocarbon dew point below forty degrees Fahrenheit (40°F).

INDIVIDUAL TRANSACTION CONFIRMATION

TO

GATHERING AND NATURAL GAS SERVICES AGREEMENT

BETWEEN GASTAR EXPLORATION TEXAS, LP

AND

ETC TEXAS PIPELINE, LTD.

DATED September 1, 2007

INDIVIDUAL TRANSACTION CONFIRMATION

BASE AGREEMENT: Gathering and Natural Gas Services Agreement dated September 1, 2007, Contract No. 8885-100

INDIVIDUAL TRANSACTION NUMBER: 8885-101

PRODUCER: Gastar Exploration Texas, LP

COMPANY: ETC TEXAS PIPELINE, LTD.

This Individual Transaction Confirmation constitutes part of and is subject to all of the terms and provisions of the Base Agreement (collectively, the “Agreement”). All capitalized terms not defined herein shall have the meaning ascribed to such terms in the Base Agreement.

DEDICATED GAS:

Producer hereby dedicates to Company, under this Individual Transaction Confirmation, all interests that Producer (or any of its Affiliates) now or hereinafter owns, controls, acquires, or has the right to market in natural gas reserves (as they currently exist or at anytime in the future exist, including under any farmout arrangement) in, under or attributable to the area shown on Appendix 1 (Leon and Robertson Counties, Texas), and any other area that the Parties may in the future mutually agree to add to this Agreement, up to the first 150,000 Mcf/Day (“Committed Reserves”).

Notwithstanding anything to the contrary, unless such dedication is otherwise waived or released in writing by Company hereunder, any attempted assignment or transfer (in whole or in part, including any farmout agreement or other similar or related arrangement) of any or all of the Committed Reserves or rights thereto shall be null and void unless such assignment or transfer includes an express provision stating that (a) such assignment or transfer is made subject to the terms of this commitment and this Agreement, and (b) the assignee or transferee agrees to become a party to, and bound by, the terms and conditions set forth in this Agreement, such that all of the Committed Reserves remain dedicated to this Agreement for the term hereof. The dedication of Committed Reserves provided for herein shall be a covenant running with the land and burdening the leases.

ASSIGNMENT: In the event that Producer assigns this Agreement in accordance with the provisions of the Base Agreement, Producer must also assign the following agreements to the party to whom it assigns this Agreement:

1.	Intrastate Natural Gas Transportation Service Agreement between ETC Katy Pipeline, Ltd. and Gastar Exploration Texas, L.P. dated September 1, 2007 – Base Contract Number 150-31434-02-100 & Individual Transaction Confirmation – 150-31434-02-101

2.	Intrastate Natural Gas Transportation Service Agreement between Oasis Pipeline, L.P and Gastar Exploration Texas, L.P. dated September 1, 2007 – Base Contract Number 028-31434-02-100 & Individual Transaction Confirmation – 028-31434-02-101

Any attempted assignment of this Agreement in violation of this provision shall be null and void and have no force or effect.

QUALITY: Notwithstanding anything to the contrary in the Base Agreement, Company shall accept, in exchange for the CO2 Treating Fee and H2S Treating Fee, Producer’s Gas with (i) a carbon dioxide content up to 6.0% and/or (ii) up to 24 parts per million hydrogen sulfide. Company has no obligation to accept Producer’s Gas with a carbon dioxide content greater than 6.0% or with greater than 24 parts per million hydrogen sulfide.

QUANTITY: Company will gather and treat up to 150,000 Mcf/Day of Producer’s Gas, subject to the conditions and limitations hereof and elections and timing of such elections below. In no event shall Company be obligated to purchase, receive or deliver quantities of Gas that exceed the physically available capacity of the Delivery Point(s), the Receipt Point(s), the downstream pipeline(s), or the Gathering System.

For purposes of calculating treating capacity hereunder, it is assumed that Gas tendered by Producer will consist of: no more than 6.0% carbon dioxide content and no more than twenty-four (24) parts per million of hydrogen sulfide.

Initial Treating Capacity: As of the effective date of this Agreement, Producer’s treating capacity shall be 50,000 Mcf/Day.

Treating Expansion: Producer shall have the right to request additional treating capacity during the term of this Agreement up to 150,000 Mcf/Day (“Max Treating Capacity), provided that: (i) Producer’s (or its Affiliates) Equity Gas production from the Committed Reserves must equal or exceed 85% of Producer’s then existing treating capacity hereunder (initially 50,000 Mcf/Day) for at least thirty (30) consecutive days within the ninety (90) Day period immediately prior to such request;

and (ii) such additional capacity request shall not be for capacity less than an additional 25,000 Mcf/Day and when coupled with existing capacity shall not exceed the Max Treating Capacity; and (iii) Producer furnishes to Company production profiles, reserve data, drilling plans, capital budgets and executive management approval for such plans that reasonably demonstrate that Producer’s projected Equity Gas production from the Committed Reserves for the five (5) Years following the estimated availability date of the expanded treating capacity is sufficient to warrant the costs to create such expanded treating capacity.

Upon (i) Producer having satisfied the requirements stated above for requesting an expansion of treating capacity and (ii) the Parties’ mutual agreement that the requested treating capacity is reasonable and suitable for Producer’s anticipated Equity Gas production, Company will have six (6) months, subject to Force Majeure, to have the new capacity available, but to the extent operationally feasible, Company will blend volumes over and above the then existing capacity prior to the new treating capacity being available at the equivalent fees below.

In the event that treating capacity hereunder is increased at the request of Producer, the Treating Fee, Dehydration Fee and the H2S Treating Fee shall apply to all volumes exceeding 50,000 Mcf/Day irrespective of whether the Gas tendered exceeds the applicable quality specification.

For purposes hereof, Equity Gas means the working interests or overriding royalty interests (as they currently exist or at anytime in the future exist) of Producer and its Affiliates in Gas produced from the Committed Reserves, excluding any Gas that producer purchases after such Gas has been produced, whether pursuant to a joint operating agreement or otherwise.

Initial Gathering Capacity: As of the effective date of this Agreement, Producer’s gathering capacity through the Gathering System from the Receipt Points to the Delivery Point(s) equals 120,000 Mcf/Day as allocated among the Receipt Points below.

Gathering Expansion: Producer shall have the right to request additional Gathering System capacity during the term of this Agreement from the Receipt Points to the Delivery Points up to 150,000 Mcf/Day (“Max Gathering Capacity”) provided that: (i) Producer’s (or its Affiliates) Equity Gas production from the Committed Reserves must equal or exceed 85% of Producer’s then existing gathering capacity hereunder (initially 120,000 Mcf/Day) for at least thirty (30) consecutive days within the ninety (90) Day period immediately prior to such request; and (ii) such additional capacity request shall be at least 5,000 Mcf/Day, be rounded to the nearest 5,000 Mcf/Day, and when coupled with existing capacity shall not exceed the Max Gathering Capacity; and (iii) Producer furnishes to Company production profiles, reserve data, drilling plans, capital budgets and executive management approval for such plans that reasonably demonstrate that Producer’s projected Equity Gas production from the Committed Reserves for the five (5) Years following the estimated availability date of the expanded gathering capacity is sufficient to warrant the costs to create such expanded gathering capacity.

Upon (i) Producer having satisfied the requirements stated above for requesting an expansion of gathering capacity and (ii) the Parties’ mutual agreement that the requested gathering capacity is reasonable and suitable for Producer’s anticipated Equity Gas production, Company will have three (3) months, subject to Force Majeure, to have the new capacity available.

TERM: Effective September 1, 2007 through August 31, 2017. In the event that Company expands treating or gathering capacity hereunder at the request of Producer and the date such capacity is first made available to Producer is on or after September 1, 2012, this Agreement shall be extended and terminate five (5) Years after such date.

RECEIPT POINT(S):	Parker #1 - Meter No. 7520-10
Parker # 2 and #3 – Meter No. 7523-10
Lone Oak CDP – Meter No. 7530-10
Brunette # 1 – Meter No. 06075600
The total from the above Receipt Points shall not exceed 110,000 Mcf/Day
Arcadia CDP – Meter No. 7506-10 not to exceed 40,000 Mcf/Day

DELIVERY POINT(S):	*Ridge Treating Facility - Meter No. 7522-10
*Camp Creek Treating Facility – Meter No. 7535-10

*These points are not applicable to volumes sold pursuant to purchase option below

FEES:

Gathering and Compression Fee:

For daily volumes less than or equal to 120,000 Mcf per Day, the Gathering and Compression Fee shall be $0.05/Mcf plus 0.0% fuel

For volumes greater than 120,000 Mcf per Day, not to exceed the Max Gathering Capacity, the Gathering and Compression Fee shall be $0.08/Mcf plus 0.0% fuel

H2S Treating Fee:

For H2S levels equal to or greater than 4 parts per million, the H2S treating Fee shall be $0.01 per Mcf plus 0.0% fuel, subject to the limitations in the Quality section above

CO2 Treating Fee:

For volumes less than or equal to 50,000 Mcf per Day, the CO2 Treating Fee shall be $.09 per Mcf plus 1.5% fuel, subject to the limitations in the Quality section above

For volumes greater than 50,000 Mcf per Day and up to the capacity of any treating expansion(s) requested by Producer before March 1, 2009, the CO2 Treating Fee shall be $.12 per Mcf plus 1.5% fuel, subject to the limitations in the Quality section above

For volumes greater than the sum of (i) 50,000 Mcf per Day and (ii) the capacity of any treating expansion(s) requested by Producer before March 1, 2009, the CO2 Treating Fee shall be $.15 per Mcf plus 1.5% fuel, subject to the limitations in the Quality section above

Dehydration Fee:            $0.01/Mcf plus 0.5% fuel

PURCHASE GAS:

PURCHASE OPTION: In lieu of tendering its Gas for gathering and treating under this Agreement, Producer may elect, with 90 Days prior written notice, to sell Producer’s Gas to Company at the Receipt Points at the applicable price set forth below, provided that (i) Producer must elect to sell 100% of its Gas from the Committed Reserves and (ii) Company’s obligation to purchase such Gas shall be no greater than its obligation to accept, gather and treat such Gas under this Agreement. Producer has initially elected to sell to Company 100% of its Gas from the Committed Reserves pursuant to the terms hereof. Producer may elect to resume gathering and treating services under this Agreement by giving Company 90 Days prior written notice.

Purchase: The price for Gas sold hereunder, in lieu of the Gathering, H2S Treating, CO2 Treating and Dehydration fees above, shall be as follows:

For volumes up to 50,000/MMBtu/Day, the price shall equal 96.5% of the Daily Price for Katy, as posted in the publication Gas Daily, less $0.47/MMBtu.

For volumes over 50,000/MMBtu/Day and up to the capacity of any treating expansion(s) elected by Producer before March 1, 2009, the price shall equal 96.5% of the Daily Price for Katy, as posted in the publication Gas Daily, less $0.50/MMBtu. Additionally, for all Gas sold hereunder in excess of 120,000 Mcf/Day, the price of such Gas shall be further reduced by $0.03/MMBtu.

For volumes greater than the sum of (i) 50,000/MMBtu/Day and (ii) the capacity of any treating expansion(s) elected by Producer before March 1, 2009, the price shall equal 96.5% of the Daily Price for Katy, as posted in the publication Gas Daily, less $0.53/MMBtu. Additionally, for all Gas sold hereunder in excess of 120,000 Mcf/Day, the price of such Gas shall be further reduced by $0.03/MMBtu.

Statements: During the term of any election by Producer to sell Gas hereunder, Company shall render to Producer, on or about the 25th Day of each Month, a statement with a wire payment for the quantity of gas purchased during the preceding Month, less all applicable fees and fuel deductions due Company, pursuant to this Agreement.

Mainline Transport: During the term of any election by Producer to sell Gas hereunder, Producer shall not be entitled to use its capacity rights under (i) this Agreement and (ii) those mainline Individual Transaction Confirmation agreements with Oasis Pipeline (#028-31434-02-101) and with ETC Katy Pipeline, Ltd. (#150-31434-02-101).

PRESSURE OBLIGATION: Producer shall tender to Company Gas to the Gathering System, at a pressure sufficient to cause the Gas to enter the facilities of Company at the Receipt Points, and not exceeding the applicable maximum allowable operating pressure of 1200 psig (the “MAOP”).

THROUGHPUT COMMITMENT and TRUE-UP PAYMENTS: Should Producer desire to expand the treating capacity above the then existing treating capacity and be unable to meet the criteria for doing so under the treating expansion provision above (e.g., Producer’s Equity Gas production for 30 consecutive Days during the 90 Day period immediately prior to Producer’s request to expand did not equal or exceed 85% of the then existing treating capacity hereunder), then Producer shall have the right to request Company to expand treating capacity (“Indemnified Treating Capacity”) conditioned on Producer indemnifying Company for the Indemnified Treating Capacity through the True-Up Payment described below and provided that Producer has no existing Indemnified Treating Capacity for which Company has not been fully indemnified. With the exception of the Volume Throughput Commitment and True-Up Payments, the rights and obligations of Producer and Company with respect to requests for Indemnified Treating Capacity shall be as set forth above for non-indemnified treating expansions.

Indemnified Year – begins first Day of the Month after Indemnified Treating Capacity First made available to Producer	Volume Throughput Commitment (in Mcf per day)

1	Treating Capacity plus Indemnified Treating Capacity
2	Treating Capacity plus Indemnified Treating Capacity
3	Treating Capacity plus Indemnified Treating Capacity
4	Treating Capacity plus Indemnified Treating Capacity
5	Treating Capacity plus Indemnified Treating Capacity

True-Up Payments

Producer agrees to pay Company for any Volume Throughput Commitment deficiencies at annual intervals during the Term of this Agreement. If, unless due to reasons other than Force Majeure or unexcused failure to take by Company, the average daily quantity (Mcf) of Producer’s Gas delivered at the Receipt Points during each such Indemnified Year, less the sum of Initial Treating Capacity and any treating capacity elected under the non-indemnified treating expansion provisions above, does not equal or exceed the Indemnified Treating Capacity (Mcf/Day) (the difference being the “Throughput Deficiency”), then within 30 Days of the end of such annual period, Producer shall pay Company a True-Up Payment equal to the product of: (i) the Throughput Deficiency; (ii) the number of Days in such Year excluding Days affected by Force Majeure or Company’s unexcused failure to take Gas; and (iii) $0.15 per Mcf. Upon any such payment, the Volume Throughput Commitment shall be deemed to have been satisfied for that year. If the average daily deliveries of Producer’s Gas from the Receipt Point(s) for any annual interval exceed the Indemnified Treating Capacity for that year, then such excess shall be credited to Producer in the next succeeding year for purposes of calculating the Throughput Deficiency during such succeeding year.

IN WITNESS WHEREOF, the Parties hereto have caused this instrument to be executed in multiple originals effective and operative as of the date first hereinabove written.

“COMPANY”		“PRODUCER”

ETC TEXAS PIPELINE, LTD.		GASTAR EXPLORATION TEXAS, LP

By: LG PL, LLC. its general partner		By: Gastar Exploration Texas, LLC, its general partner

By:	/s/ Mackie McCrea	By:	/s/ Jeffrey C. Pettit
Printed Name:	Mackie McCrea	Printed Name:	Jeffrey C. Pettit
Title:	President	Title:	Executive Vice President and COO

INTRASTATE NATURAL GAS TRANSPORTATION SERVICE AGREEMENT

CONTRACT NO: 150-31434-02-100

THIS INTRASTATE NATURAL GAS TRANSPORTATION SERVICE AGREEMENT (the “Service Agreement”) is entered into effective September 1, 2007, (“Commencement Date”) by and between ETC KATY PIPELINE, LTD., a Texas limited partnership (hereinafter referred to as “Transporter”), and Gastar Exploration Texas, LP, a Delaware Limited Partnership (hereinafter referred to as “Shipper”), both hereinafter collectively referred to as the “Parties,” and individually as a “Party.” In consideration of the mutual covenants herein contained, the Parties agree as follows:

1. Shipper has requested a Service Agreement from Transporter pursuant to the provisions hereof Transporter’s Statement of Operating Conditions Applicable to Intrastate Transportation Service (the “Statement of Operating Conditions”) incorporated by reference and attached hereto as Appendix “A.

2. Transporter has approved Shipper’s request for a Service Agreement and will provide transportation service in accordance with the applicable character of service (i.e. Firm or Interruptible) for Shipper pursuant to the terms of this Service Agreement and its Confirmation(s). The Shipper shall have the ability to transport under any Confirmation then in effect under this Service Agreement.

3. This is an Intrastate Agreement and the transportation service provided under this Service Agreement and its Confirmation(s) are not subject to Federal Energy Regulatory Commission’s (“FERC”) regulations under the Natural Gas Act of 1938, as amended (the “NGA”).

4. Shipper represents and warrants that:

(i)	Shipper warrants title to all Gas delivered by it hereunder for its account, that it has the right to deliver same hereunder and that such Gas is free from liens and adverse claims of every kind.

(ii)	Shipper represents and warrants to Transporter that all Gas delivered to Transporter hereunder shall meet the Quality Specifications.

(iii)

Shipper represents and warrants to Transporter (i) that all Gas delivered to Transporter hereunder will be produced in the State of Texas from reserves not dedicated or committed to interstate commerce, and (ii) that the Gas which Shipper delivers or receives hereunder will not have been or be sold, consumed, transported or otherwise utilized in interstate commerce at any point upstream of the Receipt Points or downstream of the Delivery Points, and that such Gas has not been nor will it be commingled at any point upstream of the Receipt Points or downstream of the

Delivery Points with other Gas which is or may be sold, consumed, transported or otherwise utilized in interstate commerce in such a manner which will subject the Gas transported under this Agreement or Transporter’s or its designee’s pipeline system, or any portion thereof, to the jurisdiction of the FERC or any successor authority under the NGA.

Shipper hereby indemnifies and holds harmless Transporter from all suits, actions, losses, expenses (including attorneys’ fees), and regulatory proceedings arising out of or in connection with a breach of the representations and warranties made by Shipper above.

5.	Gas received by Transporter hereunder will be received at the following Receipt Point(s):

As shown in the applicable Service Agreement Confirmation

6.	Gas delivered by Transporter to Shipper will be delivered at the following Delivery Point(s):

As shown in the applicable Service Agreement Confirmation

7.	Shipper’s Maximum Hourly Quantity:

As shown in the applicable Service Agreement Confirmation

8.	Shipper’s Maximum Daily Contract Quantity:

As shown in the applicable Service Agreement Confirmation

9.	Transportation Fee:

As shown in the applicable Service Agreement Confirmation

10.	Retention Volume:

As shown in the applicable Service Agreement Confirmation

11.	Term:

As shown in the applicable Service Agreement Confirmation

12.	Addresses for Notices and Payments:

TRANSPORTER:	SHIPPER:

For Notices	For Notices
ETC Katy Pipeline, Ltd.	Gastar Exploration Texas, L.P.
800 E. Sonterra Blvd. Suite 400 San Antonio, TX 78258	1331 Lamar, Suite 1080 Houston, TX 77010
Fax: (210) 403-7500

2

For Payments	For Payments
Wachovia Bank, Winston-Salem, NC
[Intentionally Omitted]
For credit to: ETC Katy Pipeline, Ltd.

13.	Other Provisions:

GASTAR EXPLORATION TEXAS, L.P.		ETC KATY PIPELINE, LTD.
By: Gastar Exploration Texas, LLC, its general partner		By: LG PL, LLC, its general partner

By:	/s/ JEFFREY C. PETTIT	By:	/s/ MACKIE MCCREA
Name:	Jeffrey C. Pettit	Name:	Mackie McCrea
Title:	VP & COO	Title:	President

3

APPENDIX “A”

STATEMENT OF OPERATING CONDITIONS

APPLICABLE TO ETC KATY PIPELINE, LTD.’s INTRASTATE TRANSPORTATION SERVICE

EXHIBIT “A” – GENERAL TERMS AND CONDITIONS

EXHIBIT “B” – Form of Confirmation

1

APPENDIX “A”

STATEMENT OF OPERATING CONDITIONS

APPLICABLE TO ETC KATY PIPELINE, LTD.’s

INTRASTATE TRANSPORTATION SERVICE

1.	INTRODUCTION.

ETC Katy Pipeline, Ltd., (“Transporter”) is an intrastate pipeline, with facilities located wholly within the State of Texas, and is exempt from the jurisdiction of the Federal Energy Regulatory Commission (“FERC”) under the Natural Gas Act of 1938 (“NGA”).

2.	DEFINITIONS

Except as otherwise specified, the following terms as used herein, in the Service Agreement and its applicable Confirmation will be construed to have the following scope and meaning:

(a) “Agency Agreement” is defined in Section 4.6 of this Statement of Operating Conditions.

(b) “Btu” means British thermal unit and, where appropriate, the plural thereof.

(c) “Commencement Date” is defined in Section 10.1 of this Statement of Operating Conditions.

(d) “Confirmation” means an effective and unexpired agreement documented by written means, including but not limited to facsimile, e-mail, or other electronic means evidencing an agreement between Transporter and Shipper on all key terms and conditions, for a particular arrangement under a Service Agreement or transportation agreement, including information materially similar to that contained on Exhibit “B”.

(e) “Cumulative Operational Imbalance” is defined in Section 7.5 of this Statement of Operating Conditions.

(f) “Cumulative Operational Imbalance Fee” is defined in Section 7.5 of this Statement of Operating Conditions.

(g) “Cumulative Operational Imbalance Tolerance” is defined in Section 7.5 of this Statement of Operating Conditions.

(h) “Day” means the period beginning at 9:00 a.m. central clock time (“CCT”) on each calendar day and ending at 9:00 a.m. CCT on the following calendar day.

(i) “Delivery Point(s)” is defined in Section 6.1 of this Statement of Operating Conditions.

2

(j) “Effective Date” means the first Day of the term of a Confirmation.

(k) “Firm” means that Shipper’s Maximum Daily Contract Quantity is not subject to a prior claim by another shipper or class of service.

(l) “Gas” means natural gas produced from gas wells, gas produced in association with oil (casinghead gas), and/or the residue gas resulting from processing casinghead gas and/or gas well gas.

(m) “Heating Value” means the total heating value expressed in Btu per cubic foot (gross heating value) of the Gas, and will be determined at a temperature of 60 degrees Fahrenheit, saturated with water vapor and under a pressure equivalent to that of 30 inches of mercury at 32 degrees Fahrenheit converted to base conditions of 60 degrees Fahrenheit and an absolute pressure of 14.65 pounds per square inch and adjusted to reflect actual water vapor content.

(n) “Hourly Imbalance Fee” is defined in Section 7.3 of this Statement of Operating Conditions.

(o) “Interruptible” means Transporter, in its sole discretion may interrupt, curtail, or suspend the receipt, transportation or delivery of Gas hereunder at any time and from time to time for any reason without notice, whether or not caused by an event of Force Majeure, with no liability to Shipper.

(p) “Maximum Daily Contract Quantity” or “MDCQ” means the maximum quantity of Gas in MMBtu, exclusive of applicable Retention Volume, specified in a Shipper’s Service Agreement and/or Confirmation that Shipper may nominate and deliver to Transporter each Day at a Receipt Point(s) and that Transporter shall deliver each Day at a Delivery Point(s) at a relatively uniform hourly rate over the course of such Day.

(q) “MMBtu” or “Dekatherm” means one million Btu.

(r) “Month” means that period of time beginning at 9:00 a.m. CCT on the first day of a calendar month and ending at 9:00 a.m. CCT on the first day of the following calendar month.

(s) “Operational Flow Order” is defined in Section 7.4 of this Statement of Operating Conditions.

(t) “Psia” means pounds per square inch absolute.

(u) “Psig” means pounds per square inch gauge.

(v) “Receipt Point(s)” is defined in Section 6.2 of this Statement of Operating Conditions.

(w) “Retention Volume” is defined in Section 9.2 of this Statement of Operating Conditions.

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(x) “Scheduled Quantity” means the quantity of Gas up to the MDCQ nominated by Shipper and scheduled and confirmed by Transporter with the upstream and the downstream pipeline operators.

(y) “Service Agreement” means the agreement between Transporter and Shipper, whereby Transporter will provide transportation services or park and loan services for Shipper pursuant to the terms and provisions of this Statement of Operating Conditions and any applicable Confirmation.

(z) “Shipper” means the party that holds all lawful contractual rights and/or title to the Gas that is being transported and who has a fully executed Service Agreement and Confirmation with Transporter.

3.	REQUEST FOR SERVICE AGREEMENT.

3.1 Request for Service Agreement. A Service Agreement is required for all services hereunder and will be subject to all terms and provisions of this Statement of Operating Conditions, its applicable Confirmation and any Agency Agreement. Any potential Shipper desiring to obtain services from Transporter must request a Service Agreement from Transporter. The request may by in writing, by telephone or electronic medium. Shipper shall provide documentation to demonstrate its creditworthiness to the satisfaction of the Transporter in accordance with Section 3.3 hereof.

Requests for Service Agreement may be sent to:

ETC Katy Pipeline, Ltd.

800 E. Sonterra Blvd., Suite 400

San Antonio, Texas 78258

Fax (210) 403-7500

Telephone: (210) 403-7341

paul.mcpheeters@energytransfer.com or the email address posted on Transporter’s website

3.2 Requirements of Request for Service. Each request for a specific transaction under an executed Service Agreement must include the following information:

3.2.1 Shipper’s name, Service Agreement number and any applicable individual transaction confirmation number;

3.2.2 Requested Receipt Point(s) or receipt point area and Delivery Point(s) or delivery point area;

3.2.3 Shipper’s requested Maximum Daily Contract Quantity;

3.2.4 The type and character of service requested.

3.2.5 The term of the service requested.

3.3 Credit Approval. Transporter’s agreement to execute a Service Agreement or to engage in a specific transaction under a Service Agreement is contingent upon a satisfactory appraisal of Shipper’s credit by Transporter. To enable Transporter to conduct such credit appraisal, the potential Shipper must submit the information set out in subsection 3.3.1 below; provided, however, that

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submission of such material will not be deemed acceptance of the request for Service Agreement or applicable Confirmation. Transporter will apply consistent evaluation practices on a non-discriminatory basis to determine creditworthiness.

3.3.1 Potential Shipper must provide: (a) a copy of its last two (2) fiscal years of audited financial statements, including balance sheet, income statement, cash flow statement and accompanying footnotes; (b) a bank reference; and (c) at least three trade references, which indicate that potential Shipper’s obligations with third parties are being paid on a prompt basis. If potential Shipper cannot provide the above information on itself, then potential Shipper must, if applicable, provide that information for its parent company.

3.3.2 In the event Transporter determines Shipper’s credit to be unsatisfactory in Transporter’s sole opinion, as tested in a commercially reasonable manner, at any time during the term of any Service Agreement or applicable Confirmation, Transporter may demand “Adequate Assurance of Performance” which shall mean sufficient security in a form, an amount and for the term reasonably specified by Transporter. Shipper at its option may provide one of the following forms of security:

(a) Post an irrevocable standby letter of credit in a form and from a bank satisfactory to Transporter for services; or

(b) Provide a prepayment or a deposit for services.

3.3.3 Transporter will not be required to perform or continue to perform service under any Service Agreement or any applicable Confirmation in the event: (i) Shipper has voluntarily filed for bankruptcy protection under any chapter of the Bankruptcy Code; (ii) Shipper is the subject of an involuntary petition of bankruptcy under any chapter of the Bankruptcy Code, and such involuntary petition has not been settled or otherwise dismissed within 90 Days of such filing; or (iii) Shipper otherwise becomes insolvent, whether by an inability to meet its debts as they come due in the ordinary course of business or because its liabilities exceed its assets on a balance sheet test and/or however such insolvency may otherwise be evidenced.

3.3.4 Should Shipper fail to provide Adequate Assurance of Performance within five (5) business Days after receipt of written demand for such assurance, then Transporter shall have the right to suspend performance under any Confirmation until such time as Shipper furnishes Adequate Assurance of Performance and/or terminate any Service Agreement or applicable Confirmation in addition to all other remedies available at law or in equity.

3.4 Transporter shall have the right to reject any request for Service Agreement or Confirmation that does not contain the required information set forth herein and Transporter will have no liability to Shipper or any other entity in connection with such rejection.

3.5 Service Agreements. After Shipper has requested a Service Agreement and after Transporter has determined that Shipper is creditworthy, Transporter and Shipper will enter into a Service Agreement, which will incorporate by reference the provisions of this Statement of Operating Conditions. Multiple transportation arrangements can be agreed to between the parties and confirmed by

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Confirmation under a single Service Agreement. Neither Transporter nor Shipper will have any obligations to one another until authorized representatives of both Transporter and Shipper have executed a Service Agreement and have agreed to a Confirmation. Any applicable Confirmation(s) and, if applicable, any Agency Agreement will contain specific details agreed to by Transporter and Shipper for a particular service arrangement.

4.	GENERAL.

4.1 Transporter’s Obligations. Transporter will receive Gas up to the Scheduled Quantity at the Receipt Point(s) as nominated and tendered by Shipper under the terms of this Statement of Operating Conditions, the Service Agreement, its applicable Confirmation, and any Agency Agreement, transport the Gas, and deliver Gas to Shipper at the Delivery Point(s), less the Retention Volume as set forth in Section 9.2 of this Statement of Operating Conditions. Transporter’s obligations to receive, transport, and deliver Gas to the Delivery Point(s) shall be in accordance with the applicable character of service (i.e., Firm or Interruptible), and are subject to: (i) an event of Force Majeure; (ii) Shipper’s failure or refusal to deliver Gas to or receive Gas from Transporter as required under this Statement of Operating Conditions, the Service Agreement and any applicable Confirmation; (iii) any laws, rules, orders, or requirements of any governmental or regulatory authorities that limit, prevent, or interfere with Transporter’s performance; and (iv) as otherwise provided under any other terms and conditions in this Statement of Operating Conditions, any Service Agreement, any applicable Confirmation, and any applicable Agency Agreement. In the event of constraints at a Delivery Point(s) or on a downstream pipeline, Transporter will rely on the downstream party’s allocation at the affected Delivery Point(s) and, to the extent Shipper’s nominations are reduced, Shipper will be deemed to have failed to receive Gas from Transporter as required hereunder.

4.2 Interruption of Service. Transporter will endeavor to advise (by telephone or electronic medium) Shipper’s dispatcher or authorized representative of an interruption as soon as practicable, either before or after such interruption, but Transporter will have no liability for any failure to give such notice. Transporter will not be liable for any loss or damage to any person or property caused, in whole or in part, by any interruption of Interruptible service. Shipper will indemnify and hold harmless Transporter, its officers, agents, employees, and contractors from and against any and all suits, claims, liability, loss, damages, costs (including attorneys’ fees and court costs) or encumbrances whatsoever brought by any person or entity against Transporter as a result of, or arising out of, any interruption of Interruptible service.

4.3 Shipper’s Obligations. Shipper will tender the Scheduled Quantity at the Receipt Point(s), and accept such Gas, less the Retention Volume, at the Delivery Point(s). Shipper’s obligations set forth in the preceding sentence are subject to: (i) an event of Force Majeure; (ii) Transporter’s failure or refusal to receive Gas from or deliver Gas to Shipper as required under this Statement of Operating Conditions; (iii) any laws, rules, orders, or requirements of any governmental or regulatory authorities that limit, prevent, or interfere with Shipper’s performance; and (iv) as otherwise provided under any other terms and conditions in this Statement of Operating Conditions, the Service Agreement, its applicable Confirmation and any Agency Agreement.

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4.4 Priority of Service and Scheduling. From time to time, Transporter may not have sufficient capacity available to accommodate all nominations through specific Receipt Point(s), specific Delivery Point(s), specific compression stations, and/or specific segments of Transporter’s pipeline system. In such event, Transporter will schedule and perform service in the following order of priority:

1.	Firm transportation and firm intrastate sales and firm sales that are made pursuant to 18 C.F.R. Part 284, Subpart L of Transporter’s system supply gas at a specific Delivery Point(s) shall receive the highest priority. To the extent there is capacity available to accommodate some but not all of the Firm transportation nominations, capacity will be allocated among the Firm Shippers such that the Shipper with the earliest Effective Date of a Confirmation shall be the last curtailed. In the event one or more Shippers have the same Effective Date of a Confirmation, then the available capacity, if any, will be awarded to the Shipper whose transaction provides the greatest economic benefit to Transporter, in Transporter’s judgment.

2.	Interruptible intrastate transportation and Interruptible NGPA §311 transportation shall receive the next highest priority. To the extent there is sufficient capacity to accommodate all Firm transportation nominations and some, but not all, of the Interruptible transportation nominations, capacity will be allocated among the Interruptible intrastate and NGPA §311 transportation Shippers such that the Shipper with the earliest Effective Date of a Confirmation shall be the last to be curtailed. In the event one or more Shippers have the same Effective Date of a Confirmation, then the available capacity, if any, will be awarded to the Shipper whose transaction provides the greatest economic benefit to Transporter, in Transporter’s judgment.

3.	Park and loan service shall receive the next highest priority. To the extent there is sufficient capacity to accommodate all Firm and Interruptible transportation nominations and some, but not all, of the park and loan nominations, capacity will be allocated among the intrastate and NGPA §311 park and loan Shippers such that the Shipper with the earliest Effective Date of a Confirmation shall be the last to be curtailed. In the event one or more Shippers have the same Effective Date of a Confirmation, then the available capacity, if any, will be awarded to the Shipper whose transaction provides the greatest economic benefit to Transporter, in Transporter’s judgment.

Transporter shall not be liable for any loss or damage to any person or property caused, in whole or in part, by any interruption or curtailment of Interruptible service. Shipper agrees to indemnify and hold harmless Transporter, its officers, agents, employees, and contractors, from and against any and all suits, claims, liability, loss, damages, costs (including attorneys’ fees and court costs), or encumbrances whatsoever brought by any person or entity against Transporter as a result of, or arising out of, any interruption or curtailment of Interruptible service.

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4.5 Multiple Confirmations. If Shipper has multiple Confirmations, Shipper will not be permitted to combine services available under such Confirmations. Specifically, Gas will be received under a particular Confirmation and will be delivered under the same Confirmation.

4.6 Agency Agreement. In the event that Shipper has transportation arrangements on one or more pipeline systems owned or operated by Transporter’s affiliates, Transporter shall enter into an agency agreement for ease of operation and administration and Shipper’s convenience (“Agency Agreement”). In the Agency Agreement, Transporter or one of its affiliates may, among other things, agree to give and receive all notices and statements, receive payments for all amounts due under the transportation arrangements, give and receive nominations and schedule quantities to be received and delivered, administer imbalances as requested by Shipper and adjust any mechanical difference that may arise with respect to measurement, billing and payments made or to be made, the allowance of credits and any undercharge or overcharge, with respect to such difference. Notwithstanding Section 7.1, Shipper will submit nominations to the party designated to receive such nominations in the Agency Agreement and will submit such nominations in the form and substance identified in the Agency Agreement.

5.	QUANTITY.

5.1 Maximum Delivery and Receipt Quantities. The maximum quantity of Gas that Transporter is obligated to receive hereunder at the Receipt Point(s) and deliver hereunder at the Delivery Point(s) during any given hour of any Day is 1/24 of the Shipper’s Scheduled Quantity at an instantaneous standard volumetric flow rate at any point in time during the hour (the “Maximum Hourly Quantity”). If Shipper has made transportation arrangements with one or more of Transporter’s affiliates that have pipelines interconnecting with Transporter’s pipeline, Shipper may agree to limit its Maximum Daily Contract Quantity to an aggregate quantity across the pipelines of one or more of Transporter’s affiliates. Transporter has no obligation to receive, transport, and deliver quantities of Gas hereunder in excess of Shipper’s Maximum Daily Contract Quantity.

5.2 All Quantities in MMBtu. All quantities of Gas received and delivered under any Confirmation will be expressed in terms of MMBtu, including, without limitation, calculation of payments, determination of imbalances, and determination of Retention Volume.

6.	DELIVERY POINT(S) AND RECEIPT POINT(S).

6.1 Delivery Point(s). Transporter will deliver Gas to Shipper, or its agent, under this Statement of Operating Conditions, the Service Agreement, its applicable Confirmation or any Agency Agreement to the existing points of interconnection between Transporter’s pipeline facilities and the pipeline or receipt facilities of other parties at the “Delivery Point(s)” identified in the Confirmation. Delivery Point(s) may be modified, or additional Delivery Point(s) may be added to a Confirmation, by mutual agreement of the parties. In the event Delivery Point(s) are added to a Confirmation, such additional Delivery Point(s) will be prioritized, for purposes of Section 4.4, based on the effective date of the amended Confirmation, unless otherwise mutually agreed.

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6.2 Receipt Point(s). Shipper will tender Gas for delivery to Transporter under this Statement of Operating Conditions, the Service Agreement, its applicable Confirmation and any Agency Agreement from the existing points of interconnection between Transporter’s pipeline facilities and the pipeline or delivery facilities of other parties at the “Receipt Point(s)” identified in the Confirmation. Except as set forth in other agreements between the parties, Receipt Point(s) may be modified, or additional Receipt Point(s) may be added to the Confirmation, by mutual agreement of the parties. In the event Receipt Point(s) are added to a Confirmation, such additional Receipt Point(s) will be prioritized, for purposes of Section 4.4, based on the effective date of the amended Confirmation, unless otherwise mutually agreed.

6.3 Allocation at Receipt and Delivery Point(s). It is recognized that quantities of Gas may be transported through the Receipt Point(s) and/or the Delivery Point(s) for one or more parties other than the Shipper. If that occurs, the measurement of Gas under this Agreement may involve the allocation of Gas receipts or deliveries. As between Transporter and Shipper, Transporter will, in its sole discretion, determine the allocation of all Gas deliveries hereunder.

6.4 Payment of Fees. Shipper must pay any and all transportation, measurement, testing, compression, or other fees or charges imposed by any third party on deliveries at any Receipt Point(s) or Delivery Point(s). Notwithstanding the foregoing, in the event Transporter pays any such fees and charges, Shipper must reimburse Transporter for any such fees or charges paid by Transporter with respect to Shipper’s Gas provided that Transporter has given Shipper written notice of the amount of such fees and charges and Shipper has agreed in writing to reimburse Transporter for such fees and charges. If Shipper has not given Transporter written notice of its agreement to reimburse Transporter for any such fees and charges, Transporter will have no obligation to receive Gas for Shipper at any such Receipt Point(s) or deliver Gas for Shipper at any such Delivery Point(s) that may be subject to such fees and charges.

7.	NOMINATIONS AND BALANCING.

7.1 Nominations. Shipper or its agent shall submit nominations to transport Gas via Transporter’s Web-based online nomination system. Transporter will schedule and confirm Shipper’s nomination with upstream and downstream operators in accordance with the provisions of this Statement of Operating Conditions and the applicable Confirmation. Shipper must have a Confirmation in place before a nomination can be submitted. Shipper will use reasonable efforts to notify Transporter by no later than 8:30 a.m. CCT on the business day prior to the Day(s) of the scheduled flow, of the capacity and path that the Shipper plans to utilize. The deadline for submitting nominations is 11:30 a.m. CCT the business day prior to the Day of the scheduled flow. Shipper has the right to nominate quantities up to Shipper’s Maximum Daily Contract Quantity. Any initial nomination received after the deadline of 11:30 a.m. on the business day prior to the flow Day will be scheduled by Transporter in its discretion. Transporter may, in its discretion, allow intraday nomination changes at the Receipt Point(s) and Delivery Point(s).

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7.2 Shipper’s Balancing Obligations. (i) For each Confirmation, the maximum quantity of Gas that Transporter is obligated to receive at the Receipt Point(s) and deliver at the Delivery Point(s) during any given hour of any Day is 1/24th of Shipper’s Scheduled Quantity. (ii) Shipper will balance, on an hourly and daily basis, between the Gas received by Transporter at the Receipt Point(s), less the Retention Volume, and the Gas delivered at the Delivery Point(s). (iii) If Shipper does not comply with (i) and/or (ii) above, then Section 7.3, Hourly Imbalances, will apply. Shipper will use all reasonable commercial efforts to monitor and adjust its nominations, deliveries, and receipts to maintain the hourly and daily balances between the Receipt Point(s) and Delivery Point(s), and notify Transporter immediately of any imbalances or situations that may cause imbalances. If Transporter is unable to receive the Scheduled Quantity at any Receipt Point(s) or deliver the Scheduled Quantity at any Delivery Point(s), Transporter will notify Shipper as soon as practicable. Transporter has no obligation to receive and deliver quantities of Gas that differ from the Scheduled Quantity.

7.3 Hourly Imbalances-

7.3.1 An hourly imbalance shall exist if the quantities of Gas delivered at a uniform hourly rate to a Delivery Point(s) for the account of Shipper are more than or less than the quantities of Gas received at the Receipt Point(s) for the account of Shipper, less the Retention Volume. The uniform hourly rate shall be the Scheduled Quantities divided by 24 (“Uniform Rate”). Unless otherwise specifically permitted in the Confirmation, any fluctuations in flow rate shall be permitted only upon the approval, and in the sole discretion, of Transporter. Any permitted fluctuations in flow rate shall be on a case-by-case basis and shall not entitle any Shipper to future flow rate fluctuations.

7.3.2 If upon Transporter’s notice, Shipper does not adjust its hourly flows to a Uniform Rate , then in addition to any other remedies available to Transporter, Shipper may be assessed an hourly fee equal to (i) the highest daily price of gas at the location closest to the applicable Delivery Point(s) for that Day, stated in Gas Daily® (Platts, a division of The McGraw-Hill Companies, Inc.), or successor publication, in the column “Daily Price Survey” (“Gas Daily”) plus one dollar ($1.00), or if Gas Daily is unavailable, another similar publication plus one dollar ($1.00), or (ii) five dollars ($5.00), whichever is greater, for each MMBtu for each hour applied to the under-delivered and over-delivered quantities (the “Hourly Imbalance Fee”).

7.4 Operational Flow Order. If, in Transporter’s sole discretion, it is necessary or desirable in order to preserve the overall operational balance of Transporter’s system, Transporter may issue an “Operational Flow Order.”

(a)

An Operational Flow Order may be issued if Transporter determines that changes in receipts or deliveries are necessary to maintain overall operational balance of Transporter’s system or to enable Transporter to provide the services set forth in

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this Statement of Operating Conditions, the Service Agreement and/or its Confirmation. The Operational Flow Order will identify with specificity the operational problem to be addressed, the action(s) Shipper must take, the time by which Shipper must take the specified action(s), and the period during which the Operational Flow Order will be in effect. Transporter will provide as much prior notice as possible, but not less than three hours, to Shipper of actions Shipper must take to comply with an Operational Flow Order, unless the nature of the Operational Flow Order is due to safety concerns or to protect the integrity of Transporter’s pipeline system.

(b)	An Operational Flow Order may require Shipper to take any of the following actions or similar actions:

(i)	Commence or increase supply inputs into Transporter’s pipeline system at specific Receipt Point(s) as permitted by Transporter, or, alternatively, cease or reduce deliveries from Transporter’s pipeline system at specific Delivery Point(s).

(ii)	Cease or reduce supply inputs into Transporter’s pipeline system at specific Receipt Point(s) or, alternatively, commence or increase deliveries of Gas from Transporter’s pipeline system at specific Delivery Point(s) as permitted by Transporter.

(iii)	Eliminate any transportation imbalances, as directed by Transporter.

(iv)	Conform actual receipts and deliveries to nominated and scheduled receipts and deliveries.

(v)	Delay changes in deliveries up to twenty-four hours to account for the molecular movement of Gas.

(vi)	Such other actions that are within Shipper’s control that would tend to alleviate the situation to be addressed.

(c)	Neither the Hourly Imbalance Fee under Section 7.3.2 nor the Cumulative Operational Imbalance Fee under Section 7.5 will apply to Shipper’s actions taken in compliance with Operational Flow Orders.

(d)	Should Shipper fail to adjust its receipts and/or deliveries in compliance with an Operational Flow Order, then in addition to the charges set forth in Section 7.3.2, Shipper must pay Transporter a charge equal to the highest daily price of gas at the location closest to the applicable Delivery Point(s) as stated in Gas Daily plus two dollars ($2.00) or if Gas Daily is unavailable another similar publication plus two dollars ($2.00), or ten dollars ($10.00), whichever is greater, for each MMBtu delivered under the Confirmation at the Delivery Point(s) during each hour in which deliveries are greater than 110% or less than 90% of the Scheduled Quantities at the Receipt Point(s) for such hour, less Retention Volume, while the Operational Flow Order is in effect.

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(e)	Should Shipper fail to abide by an Operational Flow Order issued pursuant to this Section 7.4, Shipper will also be responsible for any and all damages asserted by any third parties, and will indemnify Transporter against any claims by any third parties resulting from Shipper’s failure to comply with the Operational Flow Order.

7.5 Gas Imbalance Account. Any variance or imbalance between the quantity of Gas delivered at the Delivery Point(s) and the quantity of Gas received at the Receipt Point(s) (less the Retention Volume) during a given Day will be recorded in a gas imbalance account, the cumulative balance of which shall be the “Cumulative Operational Imbalance”.

7.5.1 If the Cumulative Operational Imbalance exceeds 10,000 MMBtu or such other quantity specified in the Confirmation or any Agency Agreement (the “Cumulative Operational Imbalance Tolerance”), then Transporter may require Shipper to pay Transporter an amount equal to $0.15 or such other amount specified in each Confirmation or any Agency Agreement multiplied by the quantity in the Gas Imbalance Account varying from the Cumulative Operational Imbalance Tolerance for each and every Day such event occurs (the “Cumulative Operational Imbalance Fee”).

7.5.3 Any physical flow adjustments will be made as permitted in Transporter’s discretion (which shall be in accordance with the nomination procedures herein) to adequately control imbalance levels.

7.5.4 Transporter shall waive any fees due to imbalances which result from errors made by Transporter or which result from Force Majeure invoked by Transporter.

7.5.5 For purposes assessing Cumulative Operational Imbalance Fees, Shipper will be allowed to net its Cumulative Operational Imbalance on Transporter’s system with any cumulative operational imbalance on the systems of Transporter’s affiliates,provided that Shipper has executed an agreement with Transporter and its affiliates providing for such netting. Nevertheless, the Cumulative Operational Imbalance on Transporter’s system will be settled by the physical receipt and delivery of Gas on Transporter’s system, at the point(s) on Transporter’s system at which the imbalance arose.

7.5.6 In the event there is a balance in the Gas Imbalance Account, then the Gas Imbalance Account will be cashed out on the following terms upon the termination of a Service Agreement or its applicable Confirmation, unless Transporter elects to require Shipper to settle the Cumulative Operational Imbalance by physical deliveries of Gas, in which case such obligation of Shipper shall survive the termination of the Confirmation. If Gas is owed to Transporter, Shipper will pay Transporter a per MMBtu fee equal to the higher of (i) the Market Center Spot-Gas Prices, East Texas, Houston Ship Channel Index as published in the first publication of the Month in Inside F.E.R.C. Gas Market Report published bi-monthly by The McGraw-Hill Companies, Inc., or successor publisher (the “HSC Index”) for the Month following termination or expiration of a Confirmation or (ii) the HSC Index price for the Month(s) in which the Confirmation terminated or expired. If Gas is owed to Shipper,

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Transporter shall pay a per MMBtu fee equal to the lower of (i) the HSC Index price for the Month following termination or expiration of a Confirmation or (ii) the HSC Index price for the Month(s) in which the Confirmation terminated or expired.

7.6 Transporter’s Right to Balance. Notwithstanding anything in this Statement of Operating Conditions to the contrary, Transporter may, at any time and from time to time, with notice to Shipper, restrict, interrupt, or reduce its receipts or deliveries of Gas at the Receipt Point(s) or Delivery Point(s), and direct Shipper to make adjustments in its receipts or deliveries, in order to maintain a daily and/or hourly balance or to correct an imbalance. If Shipper fails or refuses to follow any such request from Transporter, Transporter may, without liability hereunder, cease accepting or delivering Gas under this Agreement until the conditions causing the imbalance are corrected.

8.	PARK AND LOAN SERVICE.

Any park and loan service that Transporter agrees to provide to a Shipper will be on an Interruptible basis and will be performed in accordance with the applicable terms of this Statement of Operating Conditions, the Service Agreement, any applicable Confirmation, any agency agreement, and the following:

8.1 Parking Service

8.1.1 A Shipper electing to store (park) Gas to its park account shall first obtain approval from the Transporter by requesting the quantity of Gas and Receipt Point(s) before nominating a quantity of Gas. The parking of such quantities of Gas shall be for a minimum of one (1) Day to the next Day. The maximum length of time the Gas may be left in the park account will be determined by the Transporter. All such quantities of Gas that are approved for parking shall be credited to the Shipper’s park account.

8.1.2 A Shipper electing to withdraw (unpark) Gas from its park account shall first obtain approval from the Transporter by requesting the quantity of Gas and Delivery Point(s), which shall be the same point(s) as the Receipt Point(s) nominated under Section 8.1.1 of this Statement of Operating Conditions before nominating a quantity of Gas. All such quantities of Gas that are approved for withdrawal shall be deducted from the Shipper’s park account.

8.1.3 In the event that the Service Agreement and applicable Confirmation have terminated, Transporter, at its sole discretion, may require Shipper to withdraw all, or any portion of the Gas quantities parked by the Transporter within thirty (30) Days of Transporter’s notice to Shipper. If Shipper fails to nominate for the withdrawal of the quantities specified by Transporter in its notice, Transporter shall take title to that portion of Shipper’s parking account that Shipper was instructed to withdraw, free and clear of any adverse claims. Transporter’s notice to Shipper may be verbal and in such case shall be followed by a written notice within five (5) business Days.

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8.1.4 To protect and/or maintain the operational integrity of its pipeline system, Transporter may require the withdrawal of Gas in Shipper’s park account upon 24 hours notice.

8.2 Loaning Service

8.2.1 A Shipper electing to withdraw (borrow) Gas from its loan account shall first obtain approval from Transporter by requesting the quantity of Gas and Delivery Point(s) before nominating a quantity of Gas. The withdrawal of such quantities of Gas shall be for a minimum of one (1) Day to the next Day. The maximum length of time the Gas may be withdrawn from the loan account will be determined by Transporter. All such quantities of Gas that are approved for withdrawal shall be debited to the Shipper’s loan account.

8.2.2 A Shipper electing to park (store or re-pay) Gas to its loan account shall first obtain approval from the Transporter by requesting the quantity of Gas and Receipt Point(s), which shall be the same point(s) as the Delivery Point(s) nominated under Section 8.2.1 of this Statement of Operating Conditions before nominating a quantity of Gas. All such quantities of Gas that are approved for park (store or re-pay) shall be credited to the Shipper’s loan account.

8.2.3 In the event that the Service Agreement and applicable Confirmation have terminated, Transporter, at its sole discretion, may require Shipper to repay all, or any portion of the Gas quantities loaned by the Transporter within thirty Days (30) Days of Transporter’s notice to Shipper. If Shipper fails to deliver or cause to be delivered the quantities specified by Transporter in its notice, Transporter will invoice and the Shipper shall pay a fee equal to $10.00 per MMBtu per Month (or partial Month) plus a fee of $0.25 per MMBtu per Day until the volumes are repaid.

8.2.4 To protect and/or maintain the operational integrity of its pipeline system, Transporter may require the repayment of quantities of Gas that have been loaned upon 24 hours notice.

9.	RATES.

9.1 Transportation Fees. Each Month Shipper will, where applicable, pay Transporter the fees as set forth in the Confirmation (“Transportation Fees”). Transportation Fees and other charges due under this Statement of Operating Conditions, the Service Agreement, its applicable Confirmation or any Agency Agreement Shipper may execute will be invoiced and payable under Section 5 of the General Terms and Conditions.

9.2 Retention Volume. In addition to the Transportation Fees and other charges payable under this Statement of Operating Conditions, the Service Agreement or its applicable Confirmation, Transporter will retain the percentage designated in the applicable Confirmation of the quantity of Gas received by Transporter at each Receipt Point(s).

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10.	TERM.

10.1 The Service Agreement will be effective on the date listed in the Service Agreement as the “Commencement Date,” and will, subject to the terms and provisions of this Statement of Operating Conditions, remain in full force and effect from Month to Month until terminated by either party upon 30 Days prior written notice to the other party; provided the Service Agreement shall continue to apply to all Confirmations then in effect until all Confirmations are completed. Termination, cancellation, or expiration of the Service Agreement or any applicable Confirmation will not extinguish any obligation that accrued before or as a result of the termination, cancellation, or expiration.

11.	ADDRESSES.

11.1 Addresses of Parties. Except to the extent that oral notification is expressly permitted by this Statement of Operating Conditions, all notices, requests, demands, statements and payments provided for in this Statement of Operating Conditions must be given in writing at the addresses of the parties specified in the Service Agreement.

11.2 Change of Address. A party may change its address under the Service Agreement by giving 30 Days’ prior written notice. Notices and payments will be effective when they are delivered at the appropriate address specified in the Service Agreement, during normal business hours on a business Day. Notices delivered after business hours or on a weekend or holiday will be effective on the next business Day.

12.	MISCELLANEOUS.

12.1 Assignment and Transfer. This Statement of Operating Conditions, the Service Agreement and its applicable Confirmation are binding upon and will inure to the benefit of the parties and their respective successors, assigns and legal representatives. However, the Shipper may not assign or transfer the Service Agreement and any applicable Confirmation, or any benefit or obligation arising thereunder, without first obtaining the Transporter’s prior written consent, which consent will not be unreasonably withheld; provided, Shipper may transfer its interests, rights and obligations under the Service Agreement and any applicable Confirmation without Transporter’s consent to (i) any parent, affiliate, or any successor in interest to substantially all of the assigning party’s assets, provided the assignee has creditworthiness equal to or better than Shipper, as determined in Transporter’s reasonable discretion, or (ii) any individual, bank, trustee, company, or corporation as security for any note, notes, bonds, or other obligations or securities of such assignor. Any purported transfer or assignment without required consent will be a breach of the Service Agreement and its applicable Confirmation.

12.2 Entirety. This Statement of Operating Conditions, the Exhibits, each Service Agreement, Confirmation and Agency Agreement (if applicable) constitute the entire agreement between the parties covering the subject matter hereof, and there are no agreements, modifications, conditions, or understandings, written or oral, express or implied, pertaining to the subject matter hereof that are not contained herein or therein.

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12.3 Headings. The captions or headings preceding the various parts of this Statement of Operating Conditions are inserted and included solely for convenience and will never be considered or given any effect in construing this Statement of Operating Conditions, or in connection with the intent, duties, obligations, or liabilities of Transporter and Shipper.

12.4 Third Parties. Nothing contained in this Statement of Operating Conditions, the Service Agreement or any applicable Confirmation, either express or implied, confers any rights, remedies, or claims upon any person or entity not a party to the Service Agreement or any applicable Confirmation, other than the successors or permitted assigns of the parties.

12.5 Law and Venue. THIS STATEMENT OF OPERATING CONDITIONS, THE SERVICE AGREEMENT, AND THE RIGHTS OF TRANSPORTER AND SHIPPER HEREUNDER AND THERE UNDER MUST BE INTERPRETED AND ENFORCED IN ACCORDANCE WITH LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF TEXAS OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN STATE OF TEXAS. TRANSPORTER AND SHIPPER AGREE TO THE JURISDICTION OF THE FEDERAL AND STATE COURTS IN DALLAS COUNTY OR HARRIS COUNTY, TEXAS AND AGREE THAT ANY ACTION, SUIT, OR PROCEEDING CONCERNING, RELATED TO, OR ARISING OUT OF THIS STATEMENT OF OPERATING CONDITIONS OR THE SERVICE AGREEMENT WILL BE BROUGHT ONLY IN A FEDERAL OR STATE COURT IN DALLAS COUNTY OR HARRIS COUNTY, TEXAS AND NEITHER TRANSPORTER NOR SHIPPER MAY RAISE ANY DEFENSE OR OBJECTION OR FILE ANY MOTION BASED ON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE, INCONVENIENCE OF THE FORUM, OR THE LIKE IN ANY CASE FILED IN A FEDERAL OR STATE COURT IN DALLAS COUNTY OR HARRIS COUNTY, TEXAS.

12.6 Limitation on Damages. EXCEPT FOR DAMAGES THAT ARISE OUT OF A BREACH OF THE WARRANTY CONTAINED IN SECTION 1.2 OF EXHIBIT “A,” OR THE QUALITY PROVISIONS CONTAINED IN SECTION 4 OF EXHIBIT “A,” IN NO EVENT WILL TRANSPORTER OR SHIPPER BE LIABLE TO THE OTHER FOR SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE, EXEMPLARY, OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO THE LOSS OF USE, LOST PROFITS, IRRESPECTIVE OF WHETHER CLAIMS OR ACTIONS FOR SUCH DAMAGES ARE BASED ON CONTRACT, TORT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE.

12.7 Counterparts. The Service Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which will constitute one and the same agreement.

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12.8 Exhibits. The following exhibits are attached to this Statement of Operating Conditions and are incorporated by this reference:

Exhibit A	General Terms and Conditions

Exhibit B	Form of Confirmation

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EXHIBIT “A”

TO

STATEMENT OF OPERATING CONDITIONS

GENERAL TERMS AND CONDITIONS

These General Terms and Conditions (“General Terms”) are attached to and a part of Transporter’s Statement of Operating Conditions. Unless otherwise stated herein, all capitalized terms herein shall have the meaning ascribed to them in the Statement of Operating Conditions.

1.	Laws and Regulations

1.1 Transporter’s transportation services are subject to all present and future valid laws and lawful order of all regulatory authorities now or hereafter having jurisdiction over the services or facilities used to provide such services. The Service Agreement and any applicable Confirmation is expressly made subject to any and all tariff and other rate filings made by Transporter and approved by any state regulatory body as such may be amended from time to time. Transporter will have the right to propose to the governing state regulatory body such changes in its rates and terms of service at any times as it deems necessary, and Shipper’s Service Agreement and any applicable Confirmation will be deemed to include any changes that are made effective pursuant to order or regulation or provisions of law, without prejudice to Shipper’s right to protest the same. In the event of a conflict between (i) this Statement of Operating Conditions and (ii) the Service Agreement, its applicable Confirmation or any Agency Agreement, this Statement of Operating Conditions shall govern. If any regulatory body having jurisdiction over the Service Agreement and any applicable Confirmation prohibits Transporter from charging or collecting rates specified in the Confirmation or subjects its transportation facilities to any greater or different regulation or jurisdiction, by order or otherwise, than that existing on the Effective Date, then Transporter may terminate the Service Agreement and Confirmation, anything herein to the contrary notwithstanding, and Transporter will have no further liability to Shipper or any other entity in connection with such termination.

1.2 Shipper warrants that at all times during the term of the Service Agreement or any applicable Confirmation, Shipper will commit no action or omission that will cause the transportation service provided to Shipper to fail to comply with all applicable rules and regulations of the applicable regulatory agencies, including, without limitation, the intrastate warranty provisions set forth in Subsection (iii) of Section 4 of the Service Agreement.

2.	Pressures at Receipt and Delivery Point(s)

2.1 Shipper (or its designee) will deliver Gas to Transporter at the Receipt Point(s) at pressures sufficient to enter Transporter’s pipeline system at such points; provided, however, that Shipper’s delivery pressure into Transporter’s system at the Receipt Point(s) may not exceed Transporter’s maximum allowable operating pressure, as such may vary from time to time, at any such point or cause the pressure at any such point to exceed Transporter’s maximum allowable operating pressure. Transporter shall not have any obligations to alter its pipeline pressures, provide compression, or modify its pipeline operations in order to effectuate the receipt or delivery of Gas.

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2.2 Transporter will deliver Gas to Shipper or Shipper’s designee at Transporter’s operating pressure at the Delivery Point(s), as such may vary from time to time.

3.	Measurement

For the purposes of this Statement of Operating Conditions, the party metering the Gas, or whose designee meters the Gas, at a particular Receipt Point(s) or Delivery Point(s) is referred to as the “Metering Party” and the other party is referred to as the “Non-Metering Party.”

3.1	The measuring facilities shall be designed, installed, operated, and maintained by Transporter or its designee in accordance with the recommendations contained in the following standards:

3.1.1	Orifice Measurement - American Gas Association Report Number 3, dated 2000 or the latest edition as agreed to by all parties (herein referred to as AGA 3).

3.1.2	Turbine Measurement - American Gas Association Report Number 7, dated 1996 or the latest edition as agreed to by all parties (herein referred to as AGA 7).

3.1.3	Positive Measurement - American National Standards Institute B109.2, dated 2000 or the latest edition as agreed to by all parties (herein referred to as ANSI B109.2).

3.1.4	Ultrasonic Measurement - American Gas Association Report Number 9, dated 2003 or the latest edition as agreed to by all parties (herein referred to as AGA 9).

3.2	If adequate metering facilities are already in existence at the Receipt and Delivery Point(s), such existing metering facilities will be used for so long as, in Transporter’s reasonable judgment, the facilities remain adequate. If the metering facilities at any Receipt Point(s) or Delivery Point(s) are reasonably determined by Transporter to be inadequate, then the parties will mutually agree with respect to the equipment that must be added at such point(s) and the responsibility for payment of such equipment. If the parties are unable to agree upon the equipment to be added at any such point, or which party will be responsible to pay for such equipment, then such point will be removed from the Confirmation.

3.3	The Non-Metering Party may, at its option and expense, install and operate meters, instruments and equipment, in a manner that will not interfere with the Metering Party’s equipment, to check the Metering Party’s meters, instruments, and equipment, but the measurement for the custody transfer of Gas for the purpose of this Agreement will be by the Metering Party’s meter only, except as hereinafter specifically provided. The meters, check meters, instruments, and equipment installed by each party will be subject at all reasonable times to inspection or examination by the other party (Non-Metering Party), but the calibration and adjustment thereof will be done only by the installing party.

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3.4	All meters will be calibrated and or proven on a schedule, but in no event will the calibration period be in excess of ninety (90) Days. Notification of scheduled calibrations shall be made to all interested parties and reasonable effort will be made to accommodate each party’s schedule; however, calibration will proceed at the scheduled time regardless of attendees. Records from all measuring equipment are the property of the Metering Party who will keep all such records on file for a period of not less than two years. Upon request, the Metering Party will make available to the Non-Metering Party volume records from the measuring equipment, together with calculations there from, for inspection and verification, subject to return within 30 Days after receipt thereof.

3.5	Either Party shall have the right to conduct such pulsation tests as they deem prudent, at their sole risk and expense. If excessive pulsation is evident, mutually agreed modifications to operation or facility design will be made to reduce the effect of such pulsation. If pulsation issues cannot be resolved in a mutually agreeable manner, either party shall have the right to refuse delivery or receipt of Gas at the Receipt Point(s) or Delivery Point(s)

3.6

If the percentage of inaccuracy from the results of any test is greater than one percent (1%) volumetrically, the registration of such meter shall be corrected at the rate of such inaccuracy for any period which is definitely known or agreed upon. In the event the period is not definitely known or agreed upon, such correction shall be for a period extending back one-half ( 1/2) of the time elapsed since the date of the last calibration. Following any test, measurement equipment found inaccurate shall be immediately restored by Transporter as closely as possible to a condition of accuracy. If any measurement equipment is out of service or out of repair for any reason so that the amount of Gas delivered cannot be estimated or computed from the reading thereof, the amount of Gas delivered through such meter during the period such meter is out of service or out of repair shall be estimated and agreed upon by Transporter and Shipper upon the basis of the best data available using the first of the following methods which is feasible:

3.6.1	by using the registration of any check meters if installed and accurately registering;

3.6.2	by correcting the error if the percentage of error is ascertainable by calibration, test or mathematical calculation; or

3.6.3	by estimating the quantity of deliveries by comparison with deliveries during preceding period under similar conditions when the meter was registering accurately.

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3.7	Measurement Volume Computations

3.7.1

Units of measurement shall be determined in Dekatherms (Dth) derived from the calculation of gas volume (Mcf) and gas heating value (Btu/ft3), both at identical base conditions of temperature and pressure. The unit of volume of Gas shall be one (1) standard cubic foot at an absolute pressure of fourteen and sixty-five hundredths pounds per square inch absolute (14.65 Psia) and at a temperature of sixty degrees Fahrenheit (60°F).

3.7.2	Atmospheric pressure shall be assumed to be the pressure value as reasonably determined by Transporter for the county in which each of the Receipt Point(s) and Delivery Point(s) is located pursuant to generally accepted industry practices, but not less than twelve and nine-tenths (12.9) Psia nor more than fourteen and seven-tenths (14.7) Psia irrespective of the actual atmospheric pressure at such points from time to time.

3.7.3	All metered volumes shall be computed in accordance with the recommendations contained in the following standards:

3.7.3.1	Orifice Measurement - American Gas Association Report Number 3, dated 2000 or the latest edition as agreed to by all parties (herein referred to as AGA 3).

3.7.3.2	Turbine Measurement - American Gas Association Report Number 7, dated 1996 or the latest edition as agreed to by all parties (herein referred to as AGA 7).

3.7.3.3	Positive Measurement - American National Standards Institute B109.2, dated 2000 or the latest edition as agreed to by all parties (herein referred to as ANSI B109.2).

3.7.3.4	Ultrasonic Measurement - American Gas Association Report Number 9, dated 2003 or the latest edition as agreed to by all parties (herein referred to as AGA 9).

3.8	Records of calibration and or proving and data associated with the volume calculation are the property of the Metering Party who will keep all such records and data on file for a period of not less than two years. Upon request, the Metering Party will make available to the Non-Metering Party records of calibration and or testing and data associated with the volume calculation, subject to return within 30 Days after receipt thereof.

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3.9	Transporter shall sample and determine the Gross Heating Value, Relative Density and Compressibility received at the Receipt Point(s) or Delivery Point(s) utilizing the following standards:

3.9.1	Gas Processors Association (GPA) 2166 - Obtaining Natural Gas Samples for Analysis by Gas.

3.9.2	Gas Processors Association (GPA) 2261 - Analysis for Natural Gas and Similar Gaseous Mixtures by Gas Chromatography.

3.9.3	Gas Processors Association (GPA) 2145 - Physical Constants for Paraffin Hydrocarbons and Other Components of Natural Gas.

3.9.4	Gas Processors Association (GPA) 2172 - Calculation of Gross Heating Value, Relative Density, and Compressibility of Natural Gas Mixtures from Compositional Analysis.

3.10	Transporter shall sample the flowing gas stream utilizing one of the following methods:

3.10.1	On-line Chromatography

3.10.2	Accumulated Sample – If this method is utilized the application of gas quality in the volume calculation will be during the time period the gas sample was accumulated.

3.10.3	Spot Sample – If this method is utilized the application of gas quality in the volume calculation will be the time period beginning on the date the sample was obtained until the next sample is obtained.

4.	Quality

4.1 Shipper represents and warrants that all Gas Shipper delivers to Transporter at the Receipt Point(s) hereunder shall be merchantable Gas which shall meet the highest standard of quality specifications of any downstream pipeline to which such Gas is nominated, but at a minimum shall:

4.1.1 Have a Heating Value of not less than nine hundred fifty (950) Btu per cubic foot nor more than one thousand fifty (1,050) Btu per cubic foot.

4.1.2 Be commercially free of dust, gum, gum-forming constituents, gasoline, liquid hydrocarbons, water, and any other substance of any kind that may become separated from the Gas during the handling thereof or that may cause injury to or interference with proper operation of the lines, meters, regulators, or other appliances through which it flows;

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4.1.3 Not contain more than five (5) grains of total sulfur nor more than one-fourth ( 1/4) grain of hydrogen sulfide per one hundred (100) standard cubic feet;

4.1.4 Not contain any oxygen, and shall not contain more than two percent (2%) by volume of carbon dioxide, not contain more than two percent (2%) by volume of nitrogen nor three percent (3%) by volume of total inert gases;

4.1.5 Have a temperature of not more than one hundred twenty degrees Fahrenheit (120°F) nor less than forty degrees Fahrenheit (40°F);

4.1.6 Not contain more than seven (7) pounds of water vapor per one million (1,000,000) standard cubic feet; and

4.1.7 Have a hydrocarbon dew point below forty degrees Fahrenheit (40°F).

4.2 In the event that the Gas being received does not conform to the standards outlined above, Transporter may, in its sole discretion and on a non-discriminatory basis, accept such Gas or restrict or refuse any volumes that are non-conforming or deficient.

4.3 Shipper shall be responsible for odorizing any part of the Gas delivered hereunder at the Delivery Point(s) which is diverted and/or used for any purpose for which odorization is required pursuant to regulations of the Texas Railroad Commission.

4.4 In the event that Shipper’s Gas fails to conform to the hydrocarbon dew point or the gross heating value specification set forth above or to a more restrictive specification imposed by a downstream pipeline to which Shipper has nominated gas, Transporter, in its discretion, may accept such off-specification Gas for transportation and delivery to such downstream pipeline provided that Shipper has made arrangements to have such off-specification gas treated or conditioned (prior to it reaching such downstream pipeline) so that it conforms with the applicable specification. Upon request from Transporter, Shipper shall provide documentation acceptable to Transporter demonstrating that Shipper has made contractual arrangements for treatment and conditioning of Gas on the path for which Shipper has nominated Gas. This provision shall not be construed as a general waiver to Transporter’s specification and is only available where physical treatment and conditioning of Gas is contracted for and will take place prior to reaching the downstream pipeline whose specifications are to be met and such acceptance and service by Transporter shall not adversely impact markets on Transporter’s system.

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5.	Billing, Accounting, and Reports

5.1 On or before the fifteenth (15th) Day of each Month, Transporter will render, a statement to Shipper setting forth, in terms of Mcf and MMBtu, the total volume and quantity of Gas received hereunder at the Receipt Point(s), the volume of Gas retained by Transporter, and the quantity of Gas delivered hereunder at the Delivery Point(s) during the immediately preceding Month and the amount payable therefore. Shipper agrees to pay Transporter by wire transfer in immediately available funds (identifying the invoice number) the full amount payable according to such statement on or before the later of the twenty-fifth (25TH) Day of the Month in which the statement is rendered or ten (10) Days following the receipt thereof by Shipper. In the event such quantities are estimated for any period, corrected statements shall be rendered by Transporter to Shipper and paid by Shipper or credited by Transporter, as the case may be, in each instance in which the actual quantity received or delivered hereunder with respect to a Month shall be determined to be at variance with the estimated quantity theretofore made the basis of billing and payment hereunder. If an error is discovered in the amount billed in any statement rendered by Transporter, then such error will be adjusted within 30 Days of the discovery of the error.

5.2 If a bonafide dispute arises as to the amount payable in any statement rendered, Shipper will nevertheless pay the total amount payable to Transporter under the statement rendered pending resolution of the dispute. Such payment will not be deemed to be a waiver of the right by Shipper to recoup any overpayment.

5.3 In addition to all other remedies available to Transporter, should Shipper fail to pay any amount when the same becomes due, Shipper shall pay interest on outstanding balances accruing thereon at a rate equal to the prime rate from time to time in effect and charged by the Citibank, N.A., New York, New York or its successor, plus two percent (2%) per annum, (but in no event greater than the maximum rate of interest permitted by law) with adjustments in such rate to be made on the same Day as any change in such prime rate, for any period during which the same shall be overdue, such interest to be paid when the amount past due is paid. Each party hereto or its representative shall have the right at all reasonable times to examine the books and records of the other party to the extent necessary to verify the accuracy of any statement, charge, computation or demand made under or pursuant to this Agreement. Any statement shall be final as to all parties unless questioned within two (2) years after payment thereof has been made.

6.	Responsibility

6.1 Shipper shall be deemed to be in control and possession of the Gas prior to the receipt of the Gas by Transporter at the Receipt Point. Transporter shall be deemed to be in control and possession of the Gas after its receipt by Transporter at the Receipt Point and prior to its delivery to Shipper or for Shipper’s account at the Delivery Point(s). The party in control and possession of the Gas will be responsible for and shall indemnify the other party, including the party’s affiliates and their officers, directors, agents and employees, with respect to any losses, injuries, claims, liabilities, demands, damages, expenses, reasonable attorneys’ fees and court

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costs caused thereby by accident, incident or otherwise or on account of royalties, taxes, payments, or other charges applicable and occurring while the Gas is deemed to be in its control or possession. Such indemnification shall not extend to claims made that are attributable to the delivery by Shipper to Transporter of Gas that does not meet the Gas quality specifications contained herein; provided however that in any instance where Shipper, without prior written consent of Transporter, delivers Gas that does not meet the Gas quality specifications herein, Shipper shall indemnify Transporter for any claims, losses, or damages resulting from the delivery of such out of specification Gas. Each party hereto covenants that with respect to the Gas delivered or redelivered by it hereunder, it will indemnify and save the other party harmless from and against any and all suits, actions, causes of action, claims and demands arising from or out of any adverse claims by third parties claiming ownership of or an interest in the Gas so delivered or redelivered. Notwithstanding the foregoing, neither party shall be indemnified for its own negligence, and the parties acknowledge and agree that Shipper shall at all times have title to all Gas transported hereunder. Subject to the other terms and conditions of this Statement of Operating Conditions, the Service Agreement and any applicable Confirmation, each party has the right to treat, process, and/or dehydrate the Gas prior to delivering said Gas to the other party.

6.2 Shipper agrees to reimburse Transporter upon invoice for the full amount of any taxes or charges (of every kind and character except corporate franchise and excess profits taxes and taxes measured by net income) levied, assessed or fixed by any municipal or governmental authority against Transporter or its business in connection with or attributable to the volumes, value or gross receipts from the transportation of the Gas received from Shipper hereunder or against such Gas itself or the act, right or privilege of ownership, production, severance, handling, transmission, compression, treating, distribution, sale, delivery or redelivery of such Gas, whether such tax or charge is based upon the volume, value or gross receipts from the transportation of such Gas or upon some other basis.

7.	Force Majeure

7.1 If either party is rendered unable, wholly or in part, by Force Majeure (defined below) or other causes herein specified, to carry out its obligations under this Agreement other than the obligation to make payment of amounts due hereunder, it is agreed that on such party’s promptly giving notice and reasonably full particulars of such Force Majeure in writing or facsimile or by email to the other party within a reasonable time after the occurrence of the cause relied on, then the obligations of the party giving such notice, so far as such obligations are affected by such Force Majeure or other causes herein specified, shall be suspended during the continuance of any inability so caused, but for no longer period, and such cause shall so far as possible be remedied with all reasonable dispatch.

7.2 The term Force Majeure as employed herein means, to the extent not reasonably within the control of the party claiming suspension and which, by the exercise of reasonable diligence, such party is unable to prevent or overcome: acts of God; strikes, lockouts or other industrial disturbances; acts of the public enemy; sabotage; wars; blockades; insurrections; riots; acts of terror; epidemics; landslides; lightning; earthquakes; fires; storms; storm warnings; hurricanes; floods; washouts; arrests and restraints of the government and people, either federal or state, civil or military; civil disturbances; explosions; breakage; breakdown or accident to

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machinery, equipment or lines of pipe; the necessity of altering, maintaining, inspecting, replacing, changing the size of, substituting or removing pipelines or appurtenant facilities; freezing of wells or lines of pipe or other delivery facilities; electric power unavailability or shortages; failure of pipelines or carriers to transport; and any other causes, whether of the kind herein enumerated or otherwise, not reasonably within the control of the party claiming suspension, and which by the exercise of due diligence such party is unable, wholly or in part, to prevent or overcome. Such term likewise includes (1) in those instances where either party hereto is required to obtain servitudes, right-of-way grants, permits or licenses to enable such party to fulfill its obligations hereunder, the inability of such party to acquire, or the delays on the part of such party in acquiring, at reasonable cost and after the exercise of reasonable diligence, such servitudes, right-of-way grants or licenses, (2) in those instances where either party hereto is required to furnish materials and supplies for the purpose of constructing or maintaining facilities or is required to secure permits or permission from any governmental agency (federal, state or municipal, civil or military) to enable such party to fulfill its obligations hereunder, the inability of such party to acquire or the delays on the part of such party in acquiring, at reasonable cost and after the exercise of reasonable diligence, such materials and supplies, permits and permissions, and (3) curtailment or interruption of deliveries, receipts or services by third party purchasers, suppliers or customers as a result of an event of Force Majeure, or a breach by such third party purchasers, suppliers or customers. It is understood and agreed that the settlement of strikes or lockouts shall be entirely within the discretion of the party having the difficulty and that the above requirement that any Force Majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes or lockouts by acceding to the demands of the opposing party when such course is inadvisable in the discretion of the party having the difficulty.

7.3 Force Majeure does not include: mechanical failure or breakdown of electric generation plants, changes in market conditions or changes in demand for electricity at electric generation plants such as increases or decreases in electric generation that are required by the Electric Reliability Council of Texas, or any other agency or body having such authority, or failure of upstream transportation prior to delivery hereunder at the Receipt Point(s). Notwithstanding anything herein to the contrary, neither party shall be entitled to the benefits of Section 7.1 to the extent the event of Force Majeure is caused or affected by any or all of the following circumstances: (i) the party claiming excuse failed to remedy the condition and to resume the performance of its covenants or obligations with reasonable dispatch; or (ii) economic hardship, to include, without limitation, Shipper’s ability to sell its Gas at a higher or more advantageous price to a market not requiring the transportation services contracted for herein; or (iii) the loss of Shipper’s market or Shipper’s inability to use or resell Gas transported hereunder, or (iv) the loss or failure of Shipper’s Gas supply (except for failure of mechanical equipment provided for under Paragraph 7.2) or depletion of reserves, unless such loss or failure is a result of a Force Majeure event in upstream facilities from the interconnect with Transporter to the receipt point on the gathering facility.

7.4 Either party may partially or entirely interrupt its performance hereunder for the purpose of making necessary or scheduled inspections, alterations and repairs which are described as a maintenance event, but only for such time as may be reasonable and unavoidable; and the party requiring such relief shall give to the other party five (5) Days notice of its intention to suspend its

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performance hereunder, except in cases of emergency where such notice is impracticable and shall endeavor to arrange such interruption so as to inconvenience the other party as little as possible. Should a Force Majeure or maintenance event occur the volumes to be delivered and / or received at the Receipt Point(s) and Delivery Point(s) by Transporter must be balanced with the hourly and daily nominated quantities.

8.	Waiver of Breaches, Defaults, or Rights

No waiver by either party of any one or more breaches, defaults, or rights under any provisions of the Statement of Operating Conditions, the Service Agreement, or any applicable Confirmation will operate or be construed as a waiver of any other breaches, defaults, or rights, whether of a like or of a different character. By providing written notice to the other party, either party may assert any right not previously asserted hereunder or there under or may assert its right to object to a default not previously protested. Variances from the terms of the Statement of Operating Conditions, Service Agreement or any applicable Confirmation shall not be considered to amend or alter the construction or interpretation of the Service Agreement or any applicable Confirmation. Except as specifically provided herein, in the Service Agreement or in any applicable Confirmation, in the event of any dispute under this Statement of Operating Conditions, the Service Agreement or any applicable Confirmation, the parties will, notwithstanding the pendency of such dispute, diligently proceed with the performance of the Confirmation without prejudice to the rights of either party.

9.	Remedy for Breach

Except as otherwise specifically provided herein, if either party fails to perform any of the material covenants or obligations imposed upon it in this Statement of Operating Conditions, the Service Agreement, its applicable Confirmation or any Agency Agreement (except where such failure is excused under the Force Majeure or other provisions hereof or thereof), then the other party may, at its option (without waiving any other remedy for breach hereof), by notice in writing specifying the default that has occurred, indicate such party’s intention to terminate the Service Agreement and any applicable Confirmation by reason thereof. The party in default will have 30 Days from receipt of such notice to remedy such material default, and upon failure to do so, the non-defaulting party may elect to immediately terminate the Service Agreement and its applicable Confirmation. Notwithstanding the foregoing, Shipper’s failure to pay Transporter within a period of ten Days following Shipper’s receipt of written notice from Transporter advising of such failure to make payment in full within the time specified previously herein, will be a default that gives Transporter the right to immediately terminate the Service Agreement and any applicable Confirmation, unless such failure to pay such amounts is the result of a bona fide dispute between the parties regarding such amounts and Shipper timely pays all amounts not in dispute. Such termination will be an additional remedy and will not prejudice the right of the party not in default: (i) to collect any amounts due it for any damage or loss suffered by it, and (ii) will not waive any other remedy to which the party not in default may be entitled for breach of this Statement of Operating Conditions, the Service Agreement or any applicable Confirmation.

*** END OF GENERAL TERMS AND CONDITIONS ***

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EXHIBIT “B” FORM OF CONFIRMATION

SERVICE AGREEMENT CONFIRMATION

BASE AGREEMENT: Intrastate Natural Gas Transportation Service Agreement dated

CONTRACT NUMBER:

SHIPPER:

TRANSPORTER: ETC Katy Pipeline, Ltd.

SERVICE LEVEL:

This Confirmation constitutes part of and is subject to the Service Agreement and the Statement of Operating Conditions (collectively, the “Agreement”). All capitalized terms not defined herein shall have the meaning ascribed to such terms in the Statement of Operating Conditions, Service Agreement and/or Agency Agreement.

MAXIMUM DAILY CONTRACT QUANTITY:                      MMBtu per Day. In no event shall Transporter be obligated to receive or deliver quantities of Gas that exceed the physical available capability of the Delivery Point(s) or the Receipt Point(s) or the downstream pipeline.

MAXIMUM HOURLY QUANTITY:

TRANSPORTATION FEES:

RETENTION VOLUME:

TERM:

RECEIPT POINT(S):

DELIVERY POINT(S):

FEE ESCALATION:

CUMULATIVE OPERATIONAL IMBALANCE TOLERANCE:

ETC KATY PIPELINE, LTD.
By: LG PL, LLC, its general partner

By:	By:
Name:	Name:
Title:	Title:

SERVICE AGREEMENT CONFIRMATION

BASE AGREEMENT: Intrastate Natural Gas Transportation Service Agreement

#150-31434-02-100 dated September 1, 2007

CONTRACT NUMBER: 150-31434-02-101

SHIPPER: Gastar Exploration Texas, L.P.

TRANSPORTER: ETC Katy Pipeline, Ltd.

SERVICE LEVEL: Firm

This Confirmation constitutes part of and is subject to the Service Agreement and the Statement of Operating Conditions (collectively, the “Agreement”). All capitalized terms not defined herein shall have the meaning ascribed to such terms in the Statement of Operating Conditions, Service Agreement and/or Agency Agreement.

MAXIMUM DAILY CONTRACT QUANTITY: 150,000 MMBtu per Day, provided that Shipper’s MDQ hereunder shall only be used to transport gas that was gathered pursuant to the Individual Transaction Confirmation No. 8885-101 between Shipper and ETC Texas Pipeline, LTD.

MAXIMUM HOURLY QUANTITY: shall be  1/24th of the Maximum Daily Contract Quantity.

TRANSPORTATION FEES: $0.25 per MMBtu delivered at the Delivery Point(s)

RETENTION VOLUME: 1% of the Gas (in MMBtus) received at the Receipt Point(s)

TERM: September 1, 2007 to August 31, 2017, provided that this Agreement shall extend and be coterminous with the Individual Transaction Confirmation No. 8885-101 between Shipper and ETC Texas Pipeline, LTD.

RECEIPT POINT(S): Meter #7522-10 Ridge Treating Facility

Meter #7535-10 Camp Creek Treating Facility

DELIVERY POINT(S): Oasis Pipeline (ETK Meter #1003/Oasis Meter #1703)

ASSIGNMENT: In the event that Producer assigns this Agreement in accordance with the provisions of the Base Agreement, Producer must also assign the following agreements to the party to whom it assigns this Agreement:

3.	Intrastate Natural Gas Transportation Service Agreement between Oasis Pipeline, L.P and Gastar Exploration Texas, L.P. dated September 1, 2007 – Base Contract Number 028-31434-02-100 & Individual Transaction Confirmation – 028-31434-02-101

4.	Gathering and Natural Gas Services Agreement between ETC Texas Pipeline, Ltd. and Gastar Exploration Texas, L.P. dated September 1, 2007 - Base Contract Number 8885-100 & Individual Transaction Confirmation 8885-101

Any attempted assignment of this Agreement in violation of this provision shall be null and void and have no force or effect.

FEE ESCALATION: N/A

CUMULATIVE OPERATIONAL IMBALANCE TOLERANCE: 25,000 MMBtu

GASTAR EXPLORATION TEXAS, L.P.		ETC KATY PIPELINE, LTD.
By: Gastar Exploration Texas, LLC, its general partner		By: LG PL, LLC, its general partner

By:	/s/ JEFFREY C. PETTIT	By:	/s/ MACKIE MCCREA
Name:	Jeffrey C. Pettit	Name:	Mackie McCrea
Title:	VP & COO	Title:	President

INTRASTATE NATURAL GAS TRANSPORTATION SERVICE AGREEMENT

CONTRACT NO: 028-31434-02-100

THIS INTRASTATE NATURAL GAS TRANSPORTATION SERVICE AGREEMENT (the “Service Agreement”) is entered into on September 1, 2007, (“Commencement Date”) by and between Oasis Pipeline, L.P., a Texas limited partnership (hereinafter referred to as “Transporter”), and Gastar Exploration Texas, L.P., a Delaware Limited Partnership (hereinafter referred to as “Shipper”), both hereinafter collectively referred to as the “Parties,” and individually as a “Party.” In consideration of the mutual covenants herein contained, the Parties agree as follows:

1. Shipper has requested a Service Agreement from Transporter pursuant to the provisions of Transporter’s Statement of Operating Conditions Applicable to Intrastate Transportation Service (the “Statement of Operating Conditions”) incorporated by reference and attached hereto as Appendix “A.

2. Transporter has approved Shipper’s request for a Service Agreement and will provide transportation service in accordance with the applicable character of service (i.e. Firm or Interruptible) for Shipper pursuant to the terms of this Service Agreement and its Confirmation(s). The Shipper shall have the ability to transport under any Confirmation then in effect under this Service Agreement.

3. This is an Intrastate Agreement and the transportation service provided under this Service Agreement and its Confirmation(s) are not subject to Federal Energy Regulatory Commission’s (“FERC”) regulations under the Natural Gas Act of 1938, as amended (the “NGA”).

4. Shipper represents and warrants that:

(i)	Shipper warrants title to all Gas delivered by it hereunder for its account, that it has the right to deliver same hereunder and that such Gas is free from liens and adverse claims of every kind.

(ii)	Shipper represents and warrants to Transporter that all Gas delivered to Transporter hereunder shall meet the Quality Specifications.

(iii)	Shipper represents and warrants to Transporter (i) that all Gas delivered to Transporter hereunder will be produced in the State of Texas from reserves not dedicated or committed to interstate commerce, and (ii) that the Gas which Shipper delivers or receives hereunder will not have been or be sold, consumed, transported or otherwise utilized in interstate commerce at any point upstream of the Receipt Points or downstream of the Delivery Points, and that such Gas has not been nor will it be commingled at any point upstream of the Receipt Points or downstream of the Delivery Points with other Gas which is or may be sold, consumed, transported or otherwise utilized in interstate commerce in such a manner which will subject the Gas transported under this Agreement or Transporter’s or its designee’s pipeline system, or any portion thereof, to the jurisdiction of the FERC or any successor authority under the NGA.

Shipper hereby indemnifies and holds harmless Transporter and Oasis Pipe Line Company Texas L.P. from all suits, actions, losses, expenses (including attorneys’ fees), and regulatory proceedings arising out of or in connection with a breach of the representations and warranties made by Shipper above.

5. Gas received by Transporter hereunder will be received at the following Receipt Point(s):

As shown in the applicable Service Agreement Confirmation

6. Gas delivered by Transporter to Shipper will be delivered at the following Delivery Point(s):

As shown in the applicable Service Agreement Confirmation

7. Shipper’s Maximum Hourly Quantity:

As shown in the applicable Service Agreement Confirmation

8. Shipper’s Maximum Daily Contract Quantity:

As shown in the applicable Service Agreement Confirmation

9. Transportation Fee:

As shown in the applicable Service Agreement Confirmation

10. Retention Volume:

As shown in the applicable Service Agreement Confirmation

11. Term:

As shown in the applicable Service Agreement Confirmation

12. Addresses for Notices and Payments:

TRANSPORTER:	SHIPPER:

For Notices/Correspondence	For Notices/Correspondence
Oasis Pipeline, L.P.	Gastar Exploration Texas, L.P.
800 E. Sonterra Blvd. Suite 400 San Antonio, TX 78258	1331 Lamar, Suite 1080 Houston, TX 77010
Fax: (210) 403-7500
Telephone # (210) 403-7300

For Accounting Matters:	For Invoices/Statements
Oasis Pipeline, L.P.	Gastar Exploration Texas, L.P.
800 E. Sonterra Blvd. Suite 400 San Antonio, TX 78258	1331 Lamar, Suite 1080 Houston, TX 77010
Attention: Volume Accounting
Fax: (210) 403-7500
Telephone: (210) 403-7300

For Payments	For Payments
Wachovia Bank, Winston-Salem, NC	Gastar Exploration Texas, L.P.
[Intentionally Omitted]	1331 Lamar, Suite 1080
For credit to:	Houston, TX 77010
Oasis Pipeline, L.P.

For Scheduling/Nominations:	For Scheduling/Nominations
Oasis Pipeline, L.P.	Gastar Exploration Texas, L.P.
800 E. Sonterra Blvd. Suite 400 San Antonio, TX 78258	1331 Lamar, Suite 1080 Houston, TX 77010
Fax: (210) 403-7500
Telephone # (832) 668-1000

For Gas Control:	For Gas Control:
Oasis Pipeline, L.P.	Gastar Exploration Texas, L.P.
800 E. Sonterra Blvd. Suite 400 San Antonio, TX 78258	1331 Lamar, Suite 1080 Houston, TX 77010
Fax: (210) 403-7582
Telephone # (210) 403-7482

13. Other Provisions:

Gastar Exploration Texas, L.P.		Oasis Pipeline, L.P.
By:	Gastar Exploration Texas, LLC, its general partner	By:	ETC Oasis GP, LLC its general partner

By:	/s/ JEFFREY C. PETTIT	By:	/s/ MACKIE MCCREA
Name:	Jeffrey C. Pettit	Name:	Mackie McCrea
Title:	VP & COO	Title:	President

APPENDIX “A”

STATEMENT OF OPERATING CONDITIONS

APPLICABLE TO OASIS PIPELINE, L.P.’s INTRASTATE TRANSPORTATION SERVICE

EXHIBIT “A” – GENERAL TERMS AND CONDITIONS

EXHIBIT “B” – Form of Confirmation

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APPENDIX “A”

STATEMENT OF OPERATING CONDITIONS

APPLICABLE TO OASIS PIPELINE, L.P.’s INTRASTATE TRANSPORTATION SERVICE

1.        INTRODUCTION.

Oasis Pipeline, L.P., (“Transporter”) is the commercial operator of Oasis Pipeline Company Texas, L.P.’s intrastate pipeline, with facilities located wholly within the State of Texas, and both Oasis Pipeline, L.P., and Oasis Pipeline Company Texas, L.P. are exempt from the jurisdiction of the Federal Energy Regulatory Commission (“FERC”) under the Natural Gas Act of 1938 (“NGA”).

2.	DEFINITIONS

Except as otherwise specified, the following terms as used herein, in the Service Agreement and its applicable Confirmation will be construed to have the following scope and meaning:

(a) “Agency Agreement” is defined in Section 4.6 of this Statement of Operating Conditions.

(b) “Btu” means British thermal unit and, where appropriate, the plural thereof.

(c) “Commencement Date” is defined in Section 10.1 of this Statement of Operating Conditions.

(d) “Confirmation” means an effective and unexpired agreement documented by written means, including but not limited to facsimile, e-mail, or other electronic means evidencing an agreement between Transporter and Shipper on all key terms and conditions, for a particular arrangement under a Service Agreement or transportation agreement, including information materially similar to that contained on Exhibit “B”.

(e) “Cumulative Operational Imbalance” is defined in Section 7.5 of this Statement of Operating Conditions.

(f) “Cumulative Operational Imbalance Fee” is defined in Section 7.5 of this Statement of Operating Conditions.

(g) “Cumulative Operational Imbalance Tolerance” is defined in Section 7.5 of this Statement of Operating Conditions.

(h) “Day” means the period beginning at 9:00 a.m. central clock time (“CCT”) on each calendar day and ending at 9:00 a.m. CCT on the following calendar day.

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(i) “Delivery Point(s)” is defined in Section 6.1 of this Statement of Operating Conditions.

(j) “Effective Date” means the first Day of the term of a Confirmation.

(k) “Firm” means that Shipper’s Maximum Daily Contract Quantity is not subject to a prior claim by another shipper or class of service.

(l) “Gas” means natural gas produced from gas wells, gas produced in association with oil (casinghead gas), and/or the residue gas resulting from processing casinghead gas and/or gas well gas.

(m) “Heating Value” means the total heating value expressed in Btu per cubic foot (gross heating value) of the Gas, and will be determined at a temperature of 60 degrees Fahrenheit, saturated with water vapor and under a pressure equivalent to that of 30 inches of mercury at 32 degrees Fahrenheit converted to base conditions of 60 degrees Fahrenheit and an absolute pressure of 14.65 pounds per square inch and adjusted to reflect actual water vapor content.

(n) “Hourly Imbalance Fee” is defined in Section 7.3 of this Statement of Operating Conditions.

(o) “Interruptible” means Transporter, in its sole discretion may interrupt, curtail, or suspend the receipt, transportation or delivery of Gas hereunder at any time and from time to time for any reason without notice, whether or not caused by an event of Force Majeure, with no liability to Shipper.

(p) “Maximum Daily Contract Quantity” or “MDCQ” means the maximum quantity of Gas in MMBtu, exclusive of applicable Retention Volume, specified in a Shipper’s Service Agreement and/or Confirmation that Shipper may nominate and deliver to Transporter each Day at a Receipt Point(s) and that Transporter shall deliver each Day at a Delivery Point(s) at a relatively uniform hourly rate over the course of such Day.

(q) “MMBtu” or “Dekatherm” means one million Btu.

(r) “Month” means that period of time beginning at 9:00 a.m. CCT on the first day of a calendar month and ending at 9:00 a.m. CCT on the first day of the following calendar month.

(s) “Operational Flow Order” is defined in Section 7.4 of this Statement of Operating Conditions.

(t) “Psia” means pounds per square inch absolute.

(u) “Psig” means pounds per square inch gauge.

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(v) “Receipt Point(s)” is defined in Section 6.2 of this Statement of Operating Conditions.

(w) “Retention Volume” is defined in Section 9.2 of this Statement of Operating Conditions.

(x) “Scheduled Quantity” means the quantity of Gas up to the MDCQ nominated by Shipper and scheduled and confirmed by Transporter with the upstream and the downstream pipeline operators.

(y) “Service Agreement” means the agreement between Transporter and Shipper, whereby Transporter will provide transportation services or park and loan services for Shipper pursuant to the terms and provisions of this Statement of Operating Conditions and any applicable Confirmation.

(z) “Shipper” means the party that holds all lawful contractual rights and/or title to the Gas that is being transported and who has a fully executed Service Agreement and Confirmation with Transporter.

3.	REQUEST FOR SERVICE AGREEMENT.

3.1 Request for Service Agreement. A Service Agreement is required for all services hereunder and will be subject to all terms and provisions of this Statement of Operating Conditions, its applicable Confirmation and any Agency Agreement. Any potential Shipper desiring to obtain services from Transporter must request a Service Agreement from Transporter. The request may by in writing, by telephone or electronic medium. Shipper shall provide documentation to demonstrate its creditworthiness to the satisfaction of the Transporter in accordance with Section 3.3 hereof.

Requests for Service Agreement may be sent to:

OASIS PIPELINE, L.P.

800 E. Sonterra Blvd, Suite 400

San Antonio, TX 78258

Fax (210) 403-7500

Telephone: (210) 403-7300

Attention: Contract Administration

3.2 Requirements of Request for Service. Each request for a specific transaction under an executed Service Agreement must include the following information:

3.2.1 Shipper’s name, Service Agreement number and any applicable individual transaction confirmation number;

3.2.2 Requested Receipt Point(s) or receipt point area and Delivery Point(s) or delivery point area;

3.2.3 Shipper’s requested Maximum Daily Contract Quantity;

3.2.4 The type and character of service requested.

3.2.5 The term of the service requested.

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3.3 Credit Approval. Transporter’s agreement to execute a Service Agreement or to engage in a specific transaction under a Service Agreement is contingent upon a satisfactory appraisal of Shipper’s credit by Transporter. To enable Transporter to conduct such credit appraisal, the potential Shipper must submit the information set out in subsection 3.3.1 below; provided, however, that submission of such material will not be deemed acceptance of the request for Service Agreement or applicable Confirmation. Transporter will apply consistent evaluation practices on a non-discriminatory basis to determine creditworthiness.

3.3.1 Potential Shipper must provide: (a) a copy of its last two (2) fiscal years of audited financial statements, including balance sheet, income statement, cash flow statement and accompanying footnotes; (b) a bank reference; and (c) at least three trade references, which indicate that potential Shipper’s obligations with third parties are being paid on a prompt basis. If potential Shipper cannot provide the above information on itself, then potential Shipper must, if applicable, provide that information for its parent company.

3.3.2 In the event Transporter determines Shipper’s credit to be unsatisfactory in Transporter’s sole opinion, as tested in a commercially reasonable manner, at any time during the term of any Service Agreement or applicable Confirmation, Transporter may demand “Adequate Assurance of Performance” which shall mean sufficient security in a form, an amount and for the term reasonably specified by Transporter. Shipper at its option may provide one of the following forms of security:

(a) Post an irrevocable standby letter of credit in a form and from a bank satisfactory to Transporter for services; or

(b) Provide a prepayment or a deposit for services.

3.3.3 Transporter will not be required to perform or continue to perform service under any Service Agreement or any applicable Confirmation in the event: (i) Shipper has voluntarily filed for bankruptcy protection under any chapter of the Bankruptcy Code; (ii) Shipper is the subject of an involuntary petition of bankruptcy under any chapter of the Bankruptcy Code, and such involuntary petition has not been settled or otherwise dismissed within 90 Days of such filing; or (iii) Shipper otherwise becomes insolvent, whether by an inability to meet its debts as they come due in the ordinary course of business or because its liabilities exceed its assets on a balance sheet test; and/or however such insolvency may otherwise be evidenced.

3.3.4 Should Shipper fail to provide Adequate Assurance of Performance within five (5) business Days after receipt of written demand for such assurance, then Transporter shall have the right to suspend performance under any Confirmation until such time as Shipper furnishes Adequate Assurance of Performance and/or terminate any Service Agreement or applicable Confirmation in addition to all other remedies available at law or in equity.

3.4 Transporter shall have the right to reject any request for Service Agreement or Confirmation that does not contain the required information set forth herein and Transporter will have no liability to Shipper or any other entity in connection with such rejection.

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3.5 Service Agreements. After Shipper has requested a Service Agreement and after Transporter has determined that Shipper is creditworthy, Transporter and Shipper will enter into a Service Agreement, which will incorporate by reference the provisions of this Statement of Operating Conditions. Multiple transportation arrangements can be agreed to between the parties and confirmed by Confirmation under a single Service Agreement. Neither Transporter nor Shipper will have any obligations to one another until authorized representatives of both Transporter and Shipper have executed a Service Agreement and have agreed to a Confirmation. Any applicable Confirmation(s) and, if applicable, any Agency Agreement will contain specific details agreed to by Transporter and Shipper for a particular service arrangement.

4.	GENERAL.

4.1 Transporter’s Obligations. Transporter will receive Gas up to the Scheduled Quantity at the Receipt Point(s) as nominated and tendered by Shipper under the terms of this Statement of Operating Conditions, the Service Agreement, its applicable Confirmation, and any Agency Agreement, transport the Gas, and deliver Gas to Shipper at the Delivery Point(s), less the Retention Volume as set forth in Section 9.2 of this Statement of Operating Conditions. Transporter’s obligations to receive, transport, and deliver Gas to the Delivery Point(s) shall be in accordance with the applicable character of service (i.e. Firm or Interruptible), and are subject to: (i) an event of Force Majeure; (ii) Shipper’s failure or refusal to deliver Gas to or receive Gas from Transporter as required under this Statement of Operating Conditions, the Service Agreement and any applicable Confirmation; (iii) any laws, rules, orders, or requirements of any governmental or regulatory authorities that limit, prevent, or interfere with Transporter’s performance; and (iv) as otherwise provided under any other terms and conditions in this Statement of Operating Conditions, any Service Agreement, any applicable Confirmation, and any applicable Agency Agreement. In the event of constraints at a Delivery Point(s) or on a downstream pipeline, Transporter will rely on the downstream party’s allocation at the affected Delivery Point(s) and, to the extent Shipper’s nominations are reduced, Shipper will be deemed to have failed to receive Gas from Transporter as required hereunder.

4.2 Interruption of Service. Transporter will endeavor to advise (by telephone or electronic medium) Shipper’s dispatcher or authorized representative of an interruption as soon as practicable, either before or after such interruption, but Transporter will have no liability for any failure to give such notice. Transporter will not be liable for any loss or damage to any person or property caused, in whole or in part, by any interruption of Interruptible Service. Shipper will indemnify and hold harmless Transporter, its officers, agents, employees, and contractors from and against any and all suits, claims, liability, loss, damages, costs (including attorneys’ fees and court costs) or encumbrances whatsoever brought by any person or entity against Transporter as a result of, or arising out of, any interruption of Interruptible service. Should any third party with the right to control the Delivery Point(s), or any other facilities needed for the delivery of Gas hereunder limit or fail to authorize the use of any such facilities to perform services provided hereunder, Transporter will have no obligation hereunder to perform any transportation service, or receive or deliver Gas hereunder.

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4.3 Shipper’s Obligations. Shipper will tender the Scheduled Quantity at the Receipt Point(s), and accept such Gas, less the Retention Volume, at the Delivery Point(s). Shipper’s obligations set forth in the preceding sentence are subject to: (i) an event of Force Majeure; (ii) Transporter’s failure or refusal to receive Gas from or deliver Gas to Shipper as required under this Statement of Operating Conditions; (iii) any laws, rules, orders, or requirements of any governmental or regulatory authorities that limit, prevent, or interfere with Shipper’s performance; and (iv) as otherwise provided under any other terms and conditions in this Statement of Operating Conditions, the Service Agreement, its applicable Confirmation and any Agency Agreement.

4.4 Priority of Service and Scheduling. From time to time, Transporter may not have sufficient capacity available to accommodate all nominations through specific Receipt Point(s), specific Delivery Point(s), specific compression stations, and/or specific segments of Transporter’s pipeline system. In such event, Transporter will schedule and perform service in the following order of priority:

1.	Firm transportation and firm intrastate sales and firm sales that are made pursuant to 18 C.F.R. Part 284, Subpart L of Transporter’s system supply gas at a specific Delivery Point(s) shall receive the highest priority. To the extent there is capacity available to accommodate some but not all of the firm sales or transportation nominations, capacity will be allocated among the firm customers such that the customer with the earliest Effective Date of a Confirmation shall be the last curtailed. In the event one or more Shippers have the same Effective Date of a Confirmation, then the available capacity, if any, will be awarded to the customers whose transaction provides the greatest economic benefit to Transporter, in Transporter’s judgment.

2.	Interruptible intrastate transportation and Interruptible NGPA §311 transportation shall receive the next highest priority. To the extent there is sufficient capacity to accommodate all firm nominations and some, but not all, of the Interruptible transportation nominations, capacity will be allocated among the Interruptible intrastate and NGPA §311 transportation Shippers such that the Shipper with the earliest Effective Date of a Confirmation shall be the last to be curtailed. In the event one or more Shippers have the same Effective Date of a Confirmation, then the available capacity, if any, will be awarded to the Shipper whose transaction provides the greatest economic benefit to Transporter, in Transporter’s judgment.

3.	Park and loan service shall receive the next highest priority. To the extent there is sufficient capacity to accommodate all Firm and Interruptible transportation nominations and some, but not all, of the park and loan nominations, capacity will be allocated among the intrastate and NGPA §311 park and loan Shippers such that the Shipper with the earliest Effective Date of a Confirmation shall be the last to be curtailed. In the event one or more Shippers have the same Effective Date of a Confirmation, then the available capacity, if any, will be awarded to the Shipper whose transaction provides the greatest economic benefit to Transporter, in Transporter’s judgment.

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Transporter shall not be liable for any loss or damage to any person or property caused, in whole or in part, by any interruption or curtailment of Interruptible service. Shipper agrees to indemnify and hold harmless Transporter, its officers, agents, employees, and contractors, from and against any and all suits, claims, liability, loss, damages, costs (including attorneys’ fees and court costs), or encumbrances whatsoever brought by any person or entity against Transporter as a result of, or arising out of, any interruption or curtailment of Interruptible service.

4.5 Multiple Confirmations. If Shipper has multiple Confirmations, Shipper will not be permitted to combine services available under such Confirmations. Specifically, Gas will be received under a particular Confirmation and will be delivered under the same Confirmation.

4.6 Agency Agreement. In the event that Shipper has transportation arrangements on one or more pipeline systems owned or operated by Transporter’s affiliates, Transporter shall enter into an agency agreement for ease of operation and administration and Shipper’s convenience (“Agency Agreement”). In the Agency Agreement, Transporter or one of its affiliates may, among other things, agree to give and receive all notices and statements, receive payments for all amounts due under the transportation arrangements, give and receive nominations and schedule quantities to be received and delivered, administer imbalances as requested by Shipper and adjust any mechanical difference that may arise with respect to measurement, billing and payments made or to be made, the allowance of credits and any undercharge or overcharge, with respect to such difference. Notwithstanding Section 7.1, Shipper will submit nominations to the party designated to receive such nominations in the Agency Agreement and will submit such nominations in the form and substance identified in the Agency Agreement.

5.	QUANTITY.

5.1 Maximum Delivery and Receipt Quantities. The maximum quantity of Gas that Transporter is obligated to receive hereunder at the Receipt Point(s) and deliver hereunder at the Delivery Point(s) during any given hour of any Day is  1/24 of the Shipper’s Scheduled Quantity at an instantaneous standard volumetric flow rate at any point in time during the hour (the “Maximum Hourly Quantity”). If Shipper has made transportation arrangements with one or more of Transporter’s affiliates that have pipelines interconnecting with Transporter’s pipeline, Shipper may agree to limit its Maximum Daily Contract Quantity to an aggregate quantity across the pipelines of one or more of Transporter’s affiliates. Transporter has no obligation to receive, transport, and deliver quantities of Gas hereunder in excess of Shipper’s Maximum Daily Contract Quantity.

5.2 All Quantities in MMBtu. All quantities of Gas received and delivered under any Confirmation will be expressed in terms of MMBtu, including, without limitation, calculation of payments, determination of imbalances, and determination of Retention Volume.

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6.	DELIVERY POINT(S) AND RECEIPT POINT(S).

6.1 Delivery Point(s). Transporter will deliver Gas to Shipper, or its agent, under this Statement of Operating Conditions, the Service Agreement, its applicable Confirmation or any Agency Agreement to the existing points of interconnection between Transporter’s pipeline facilities and the pipeline or receipt facilities of other parties at the “Delivery Point(s)” identified in the Confirmation. Delivery Point(s) may be modified, or additional Delivery Point(s) may be added to a Confirmation, by mutual agreement of the parties. In the event Delivery Point(s) are added to a Confirmation, such additional Delivery Point(s) will be prioritized, for purposes of Section 4.4, based on the effective date of the amended Confirmation, unless otherwise mutually agreed.

6.2 Receipt Point(s). Shipper will tender Gas for delivery to Transporter under this Statement of Operating Conditions, the Service Agreement, its applicable Confirmation and any Agency Agreement from the existing points of interconnection between Transporter’s pipeline facilities and the pipeline or delivery facilities of other parties at the “Receipt Point(s)” identified in the Confirmation. Except as set forth in other agreements between the parties, Receipt Point(s) may be modified, or additional Receipt Point(s) may be added to the Confirmation, by mutual agreement of the parties. In the event Receipt Point(s) are added to a Confirmation, such additional Receipt Point(s) will be prioritized, for purposes of Section 4.4, based on the effective date of the amended Confirmation, unless otherwise mutually agreed.

6.3 Allocation at Receipt and Delivery Point(s). It is recognized that quantities of Gas may be transported through the Receipt Point(s) and/or the Delivery Point(s) for one or more parties other than the Shipper. If that occurs, the measurement of Gas under this Agreement may involve the allocation of Gas receipts or deliveries. As between Transporter and Shipper, Transporter will, in its sole discretion, determine the allocation of all Gas deliveries hereunder.

6.4 Payment of Fees. Shipper must pay any and all transportation, measurement, testing, compression, or other fees or charges imposed by any third party on deliveries at any Receipt Point(s) or Delivery Point(s). Notwithstanding the foregoing, in the event Transporter pays any such fees and charges, Shipper must reimburse Transporter for any such fees or charges paid by Transporter with respect to Shipper’s Gas provided that Transporter has given Shipper written notice of the amount of such fees and charges and Shipper has agreed in writing to reimburse Transporter for such fees and charges. If Shipper has not given Transporter written notice of its agreement to reimburse Transporter for any such fees and charges, Transporter will have no obligation to receive Gas for Shipper at any such Receipt Point(s) or deliver Gas for Shipper at any such Delivery Point(s) that may be subject to such fees and charges.

7.	NOMINATIONS AND BALANCING.

7.1 Nominations. Shipper or its agent shall submit nominations to transport Gas via Transporter’s Web-based online nomination system. Transporter will schedule and confirm Shipper’s nomination with upstream and downstream operators in accordance with the provisions of this Statement of Operating Conditions and the applicable Confirmation. Shipper must have a Confirmation in place

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before a nomination can be submitted. Shipper will use reasonable efforts to notify Transporter by no later than 8:30 a.m. CCT on the business day prior to the Day(s) of the scheduled flow, of the capacity and path that the Shipper plans to utilize. The deadline for submitting nominations is 11:30 a.m. CCT the business day prior to the Day of the scheduled flow. Shipper has the right to nominate quantities up to Shipper’s Maximum Daily Contract Quantity. Any initial nomination received after the deadline of 11:30 a.m. on the business day prior to the flow Day will be scheduled by Transporter in its discretion. Transporter may, in its discretion, allow intraday nomination changes at the Receipt Point(s) and Delivery Point(s).

7.2 Shipper’s Balancing Obligations. (i) For each Confirmation, the maximum quantity of Gas that Transporter is obligated to receive at the Receipt Point(s) and deliver at the Delivery Point(s) during any given hour of any Day is  1/24th of Shipper’s Scheduled Quantity. (ii) Shipper will balance, on an hourly and daily basis, between the Gas received by Transporter at the Receipt Point(s), less the Retention Volume, and the Gas delivered at the Delivery Point(s). (iii) If Shipper does not comply with (i) and/or (ii) above, then Section 7.3, Hourly Imbalances, will apply. Shipper will use all reasonable commercial efforts to monitor and adjust its nominations, deliveries, and receipts to maintain the hourly and daily balances between the Receipt Point(s) and Delivery Point(s), and notify Transporter immediately of any imbalances or situations that may cause imbalances. If Transporter is unable to receive the Scheduled Quantity at any Receipt Point(s) or deliver the Scheduled Quantity at any Delivery Point(s), Transporter will notify Shipper as soon as practicable. Transporter has no obligation to receive and deliver quantities of Gas that differ from the Scheduled Quantity.

7.3 Hourly Imbalances-

7.3.1 An hourly imbalance shall exist if the quantities of Gas delivered at a uniform hourly rate to a Delivery Point(s) for the account of Shipper are more than or less than the quantities of Gas received at the Receipt Point(s) for the account of Shipper, less the Retention Volume. The uniform hourly rate shall be the Scheduled Quantities divided by 24 (“Uniform Rate”). Unless otherwise specifically permitted in the Confirmation, any fluctuations in flow rate shall be permitted only upon the approval, and in the sole discretion, of Transporter. Any permitted fluctuations in flow rate shall be on a case-by-case basis and shall not entitle any Shipper to future flow rate fluctuations.

7.3.2 If upon Transporter’s notice Shipper does not adjust its hourly flows to a Uniform Rate, then in addition to any other remedies available to Transporter, Shipper may be assessed an hourly fee equal to (i) the highest daily price of gas at the location closest to the applicable Delivery Point(s) for that Day, stated in Gas Daily® (Platts, a division of The McGraw-Hill Companies, Inc.), or successor publication, in the column “Daily Price Survey” (“Gas Daily”) plus one dollar ($1.00),, or if Gas Daily is unavailable, another similar publication plus one dollar ($1.00), or (ii) five dollars ($5.00), whichever is greater, for each MMBtu for each hour applied to the under-delivered and over-delivered quantities (the “Hourly Imbalance Fee”).

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7.4 Operational Flow Order. If, in Transporter’s sole discretion, it is necessary or desirable in order to preserve the overall operational balance of Transporter’s system, Transporter may issue an “Operational Flow Order.”

(a)	An Operational Flow Order may be issued if Transporter determines that changes in receipts or deliveries are necessary to maintain overall operational balance of Transporter’s system or to enable Transporter to provide the services set forth in this Statement of Operating Conditions, the Service Agreement and/or its Confirmation. The Operational Flow Order will identify with specificity the operational problem to be addressed, the action(s) Shipper must take, the time by which Shipper must take the specified action(s), and the period during which the Operational Flow Order will be in effect. Transporter will provide as much prior notice as possible, but not less than three hours, to Shipper of actions Shipper must take to comply with an Operational Flow Order, unless the nature of the Operational Flow Order is due to safety concerns or to protect the integrity of Transporter’s pipeline system.

(b)	An Operational Flow Order may require Shipper to take any of the following actions or similar actions:

(i)	Commence or increase supply inputs into Transporter’s pipeline system at specific Receipt Point(s) as permitted by Transporter, or, alternatively, cease or reduce deliveries from Transporter’s pipeline system at specific Delivery Point(s).

(iv)	Cease or reduce supply inputs into Transporter’s pipeline system at specific Receipt Point(s) or, alternatively, commence or increase deliveries of Gas from Transporter’s pipeline system at specific Delivery Point(s) as permitted by Transporter.

(v)	Eliminate any transportation imbalances, as directed by Transporter.

(vii)	Conform actual receipts and deliveries to nominated and scheduled receipts and deliveries.

(viii)	Delay changes in deliveries up to twenty-four hours to account for the molecular movement of Gas.

(ix)	Such other actions that are within Shipper’s control that would tend to alleviate the situation to be addressed.

(f)	Neither the Hourly Imbalance Fee under Section 7.3.2 nor the Cumulative Operational Imbalance Fee under Section 7.5 will apply to Shipper’s actions taken in compliance with Operational Flow Orders.

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(g)	Should Shipper fail to adjust its receipts and/or deliveries in compliance with an Operational Flow Order, then in addition to the charges set forth in Section 7.3.2, Shipper must pay Transporter a charge equal to the highest daily price of gas at the location closest to the applicable Delivery Point(s) as stated in Gas Daily plus two dollars ($2.00) or if Gas Daily is unavailable another similar publication plus two dollars ($2.00), or ten dollars ($10.00), whichever is greater, for each MMBtu delivered under the Confirmation at the Delivery Point(s) during each hour in which deliveries are greater than 110% or less than 90% of the Scheduled Quantities at the Receipt Point(s) for such hour, less Retention Volume, while the Operational Flow Order is in effect.

(h)	Should Shipper fail to abide by an Operational Flow Order issued pursuant to this Section 7.4, Shipper will also be responsible for any and all damages asserted by any third parties, and will indemnify Transporter against any claims by any third parties resulting from Shipper’s failure to comply with the Operational Flow Order.

7.5 Gas Imbalance Account. Any variance or imbalance between the quantity of Gas delivered at the Delivery Point(s) and the quantity of Gas received at the Receipt Point(s) (less the Retention Volume) during a given Day will be recorded in a gas imbalance account, the cumulative balance of which shall be the “Cumulative Operational Imbalance”.

7.5.1 If the Cumulative Operational Imbalance exceeds 10,000 MMBtu or such other quantity specified in the Confirmation or any Agency Agreement (the “Cumulative Operational Imbalance Tolerance”), then Transporter may require Shipper to pay Transporter an amount equal to $0.15 or such other amount specified in each Confirmation or any Agency Agreement multiplied by the quantity in the Gas Imbalance Account varying from the Cumulative Operational Imbalance Tolerance for each and every Day such event occurs, (the “Cumulative Operational Imbalance Fee”).

7.5.3 Any physical flow adjustments will be made as permitted in Transporter’s discretion (which shall be in accordance with the nomination procedures herein) to adequately control imbalance levels.

7.5.4 Transporter shall waive any fees due to imbalances which result from errors made by Transporter or which result from Force Majeure invoked by Transporter.

7.5.5 For purposes assessing Cumulative Operational Imbalance Fees, Shipper will be allowed to net its Cumulative Operational Imbalance on Transporter’s system with any cumulative operational imbalance on the systems of Transporter’s affiliates, provided that Shipper has executed an agreement with Transporter and its affiliates providing for such netting. . Nevertheless, the Cumulative Operational Imbalance on Transporter’s system will be settled by the physical receipt and delivery of Gas on Transporter’s system, at the point(s) on Transporter’s system at which the imbalance arose.

7.5.6 In the event there is a balance in the Gas Imbalance Account, then the Gas Imbalance Account will be cashed out on the following terms upon the termination of a Service Agreement or its applicable Confirmation, unless Transporter elects to require Shipper to settle the Cumulative Operational Imbalance by physical deliveries of Gas, in which case such obligation of

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Shipper shall survive the termination of the Confirmation. If Gas is owed to Transporter, Shipper will pay Transporter a per MMBtu fee equal to the higher of (i) the Market Center Spot-Gas Prices, East Texas, Houston Ship Channel Index as published in the first publication of the Month in Inside F.E.R.C. Gas Market Report published bi-monthly by The McGraw-Hill Companies, Inc., or successor publisher (the “HSC Index”) for the Month following termination or expiration of a Confirmation or (ii) the HSC Index price for the Month(s) in which the Confirmation terminated or expired. If Gas is owed to Shipper, Transporter shall pay a per MMBtu fee equal to the lower of (i) the HSC Index price for the Month following termination or expiration of a Confirmation or (ii) the HSC Index price for the Month(s) in which the Confirmation terminated or expired.

7.6 Transporter’s Right to Balance. Notwithstanding anything in this Statement of Operating Conditions to the contrary, Transporter may, at any time and from time to time, with notice to Shipper, restrict, interrupt, or reduce its receipts or deliveries of Gas at the Receipt Point(s) or Delivery Point(s), and direct Shipper to make adjustments in its receipts or deliveries, in order to maintain a daily and/or hourly balance or to correct an imbalance. If Shipper fails or refuses to follow any such request from Transporter, Transporter may, without liability hereunder, cease accepting or delivering Gas under this Agreement until the conditions causing the imbalance are corrected.

8.	PARK AND LOAN SERVICE.

Any park and loan service that Transporter agrees to provide to Shipper will be on an Interruptible basis and will be performed in accordance with the applicable terms of this Statement of Operating Conditions, the Service Agreement, any applicable Confirmation, any agency agreement, and the following:

8.1 Parking Service

8.1.1 A Shipper electing to store (park) Gas to its park account shall first obtain approval from the Transporter by requesting the quantity of Gas and Receipt Point(s) before nominating a quantity of Gas. The parking of such quantities of Gas shall be for a minimum of one (1) Day to the next Day. The maximum length of time the Gas may be left in the park account will be determined by the Transporter. All such quantities of Gas that are approved for parking shall be credited to the Shipper’s park account.

8.1.2 A Shipper electing to withdraw (unpark) Gas from its park account shall first obtain approval from the Transporter by requesting the quantity of Gas and Delivery Point(s), which shall be the same point(s) as the Receipt Point(s) nominated under Section 8.1.1 of this Statement of Operating Conditions before nominating a quantity of Gas. All such quantities of Gas that are approved for withdrawal shall be deducted from the Shipper’s park account.

8.1.5 In the event that the Service Agreement and applicable Confirmation have terminated, Transporter, at its sole discretion, may require Shipper to withdraw all, or any portion of the Gas quantities parked by the Transporter within thirty (30) Days of Transporter’s notice to Shipper. If Shipper fails to nominate for the withdrawal of the quantities specified by

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Transporter in its notice, Transporter shall take title to that portion of Shipper’s parking account that Shipper was instructed to withdraw, free and clear of any adverse claims. Transporter’s notice to Shipper may be verbal and in such case shall be followed by a written notice within five (5) business Days.

8.1.6 To protect and/or maintain the operational integrity of its pipeline system, Transporter may require the withdrawal of Gas in Shipper’s park account upon 24 hours notice.

8.2 Loaning Service

8.2.1 A Shipper electing to withdraw (borrow) Gas from its loan account shall first obtain approval from Transporter by requesting the quantity of Gas and Delivery Point(s) before nominating a quantity of Gas. The withdrawal of such quantities of Gas shall be for a minimum of one (1) Day to the next Day. The maximum length of time the Gas may be withdrawn from the loan account will be determined by Transporter. All such quantities of Gas that are approved for withdrawal shall be debited to the Shipper’s loan account.

8.2.2 A Shipper electing to park (store or re-pay) Gas to its loan account shall first obtain approval from the Transporter by requesting the quantity of Gas and Receipt Point(s), which shall be the same point(s) as the Delivery Point(s) nominated under Section 8.2.1 of this Statement of Operating Conditions before nominating a quantity of Gas. All such quantities of Gas that are approved for park (store or re-pay) shall be credited to the Shipper’s loan account.

8.2.3 In the event that the Service Agreement and applicable Confirmation have terminated, Transporter, at its sole discretion, may require Shipper to repay all, or any portion of the Gas quantities loaned by the Transporter within thirty Days (30) Days of Transporter’s notice to Shipper. If Shipper fails to deliver or cause to be delivered the quantities specified by Transporter in its notice, Transporter will invoice and the Shipper shall pay a fee equal to $10.00 per MMBtu per Month (or partial Month) plus a fee of $0.25 per MMBtu per Day until the volumes are repaid.

8.2.4 To protect and/or maintain the operational integrity of its pipeline system, Transporter may require the repayment of quantities of Gas that have been loaned upon 24 hours notice.

9.	RATES.

9.1 Transportation Fees. Each Month Shipper will, where applicable, pay Transporter the fees as set forth in the Confirmation (“Transportation Fees”). Transportation Fees and other charges due under this Statement of Operating Conditions, the Service Agreement, its applicable Confirmation or any Agency Agreement Shipper may execute will be invoiced and payable under Section 5 of the General Terms and Conditions.

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9.2 Retention Volume. In addition to the Transportation Fees and other charges payable under this Statement of Operating Conditions, the Service Agreement or its applicable Confirmation, Transporter will retain the percentage designated in the applicable Confirmation of the quantity of Gas received by Transporter at each Receipt Point(s).

10.	TERM.

10.1 The Service Agreement will be effective on the date listed in the Service Agreement as the “Commencement Date,” and will, subject to the terms and provisions of this Statement of Operating Conditions, remain in full force and effect from Month to Month until terminated by either party upon 30 Days prior written notice to the other party; provided the Service Agreement shall continue to apply to all Confirmations then in effect until all Confirmations are completed. Termination, cancellation, or expiration of the Service Agreement or any applicable Confirmation will not extinguish any obligation that accrued before or as a result of the termination, cancellation, or expiration.

11.	ADDRESSES.

11.1 Addresses of Parties. Except to the extent that oral notification is expressly permitted by this Statement of Operating Conditions, all notices, requests, demands, statements and payments provided for in this Statement of Operating Conditions must be given in writing at the addresses of the parties specified in the Service Agreement.

11.2 Change of Address. A party may change its address under the Service Agreement by giving 30 Days’ prior written notice. Notices and payments will be effective when they are delivered at the appropriate address specified in the Service Agreement, during normal business hours on a business Day. Notices delivered after business hours or on a weekend or holiday will be effective on the next business Day.

12.	MISCELLANEOUS.

12.1 Assignment and Transfer. This Statement of Operating Conditions, the Service Agreement and its applicable Confirmation are binding upon and will inure to the benefit of the parties and their respective successors, assigns and legal representatives. However, the Shipper may not assign or transfer the Service Agreement and any applicable Confirmation, or any benefit or obligation arising thereunder, without first obtaining the Transporter’s prior written consent, which consent will not be unreasonably withheld; provided, Shipper may transfer its interests, rights and obligations under the Service Agreement and any applicable Confirmation without Transporter’s consent to (i) any parent, affiliate, or any successor in interest to substantially all of the assigning party’s assets provided the assignee has creditworthiness equal to or better than Shipper, as determined in Transporter’s reasonable discretion, or (ii) any individual, bank, trustee, company, or corporation as security for any note, notes, bonds, or other obligations or securities of such assignor. Any purported transfer or assignment without required consent will be a breach of the Service Agreement and its applicable Confirmation.

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12.2 Entirety. This Statement of Operating Conditions, the Exhibits, each Service Agreement, Confirmation and Agency Agreement (if applicable) constitute the entire agreement between the parties covering the subject matter hereof, and there are no agreements, modifications, conditions, or understandings, written or oral, express or implied, pertaining to the subject matter hereof that are not contained herein or therein.

12.3 Headings. The captions or headings preceding the various parts of this Statement of Operating Conditions are inserted and included solely for convenience and will never be considered or given any effect in construing this Statement of Operating Conditions, or in connection with the intent, duties, obligations, or liabilities of Transporter and Shipper.

12.4 Third Parties. Nothing contained in this Statement of Operating Conditions, the Service Agreement or any applicable Confirmation, either express or implied, confers any rights, remedies, or claims upon any person or entity not a party to the Service Agreement or any applicable Confirmation, other than the successors or permitted assigns of the parties.

12.5 Law and Venue. THIS STATEMENT OF OPERATING CONDITIONS, THE SERVICE AGREEMENT, AND THE RIGHTS OF TRANSPORTER AND SHIPPER HEREUNDER AND THERE UNDER MUST BE INTERPRETED AND ENFORCED IN ACCORDANCE WITH LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF TEXAS OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN STATE OF TEXAS. TRANSPORTER AND SHIPPER AGREE TO THE JURISDICTION OF THE FEDERAL AND STATE COURTS IN DALLAS COUNTY OR HARRIS COUNTY, TEXAS AND AGREE THAT ANY ACTION, SUIT, OR PROCEEDING CONCERNING, RELATED TO, OR ARISING OUT OF THIS STATEMENT OF OPERATING CONDITIONS OR THE SERVICE AGREEMENT WILL BE BROUGHT ONLY IN A FEDERAL OR STATE COURT IN DALLAS COUNTY OR HARRIS COUNTY, TEXAS AND NEITHER TRANSPORTER NOR SHIPPER MAY RAISE ANY DEFENSE OR OBJECTION OR FILE ANY MOTION BASED ON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE, INCONVENIENCE OF THE FORUM, OR THE LIKE IN ANY CASE FILED IN A FEDERAL OR STATE COURT IN DALLAS COUNTY OR HARRIS COUNTY, TEXAS.

12.6 Limitation on Damages. EXCEPT FOR DAMAGES THAT ARISE OUT OF A BREACH OF THE WARRANTY CONTAINED IN SECTION 1.2 OF EXHIBIT “A,” OR THE QUALITY PROVISIONS CONTAINED IN SECTION 4 OF EXHIBIT “A,” IN NO EVENT WILL TRANSPORTER OR SHIPPER BE LIABLE TO THE OTHER FOR SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE, EXEMPLARY, OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO THE LOSS OF USE, LOST PROFITS, IRRESPECTIVE OF WHETHER CLAIMS OR ACTIONS FOR SUCH DAMAGES ARE BASED ON CONTRACT, TORT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE.

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12.7 Counterparts. The Service Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which will constitute one and the same agreement.

12.8 Exhibits. The following exhibits are attached to this Statement of Operating Conditions and are incorporated by this reference:

Exhibit A General Terms and Conditions

Exhibit B Form of Confirmation

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EXHIBIT “A”

TO

STATEMENT OF OPERATING CONDITIONS

GENERAL TERMS AND CONDITIONS

These General Terms and Conditions (“General Terms”) are attached to and a part of Transporter’s Statement of Operating Conditions. Unless otherwise stated herein, all capitalized terms herein shall have the meaning ascribed to them in the Statement of Operating Conditions.

1.	Laws and Regulations

1.1 Transporter’s transportation services are subject to all present and future valid laws and lawful order of all regulatory authorities now or hereafter having jurisdiction over the services or facilities used to provide such services. The Service Agreement and any applicable Confirmation is expressly made subject to any and all tariff and other rate filings made by Transporter and approved by any state regulatory body as such may be amended from time to time. Transporter will have the right to propose to the governing state regulatory body such changes in its rates and terms of service at any times as it deems necessary, and Shipper’s Service Agreement and any applicable Confirmation will be deemed to include any changes that are made effective pursuant to order or regulation or provisions of law, without prejudice to Shipper’s right to protest the same. In the event of a conflict between (i) this Statement of Operating Conditions and (ii) the Service Agreement, its applicable Confirmation or any Agency Agreement, this Statement of Operating Conditions shall govern. If any regulatory body having jurisdiction over the Service Agreement and any applicable Confirmation prohibits Transporter from charging or collecting rates specified in the Confirmation or subjects its transportation facilities to any greater or different regulation or jurisdiction, by order or otherwise, than that existing on the Effective Date, then Transporter may terminate the Service Agreement and Confirmation, anything herein to the contrary notwithstanding, and Transporter will have no further liability to Shipper or any other entity in connection with such termination.

1.2 Shipper warrants that at all times during the term of the Service Agreement or any applicable Confirmation, Shipper will commit no action or omission that will cause the transportation service provided to Shipper to fail to comply with all applicable rules and regulations of the applicable regulatory agencies, including, without limitation, the intrastate warranty provisions set forth in Subsection (iii) of Section 4 of the Service Agreement.

2.	Pressures at Receipt and Delivery Point(s)

2.1 Shipper (or its designee) will deliver Gas to Transporter at the Receipt Point(s) at pressures sufficient to enter Transporter’s pipeline system at such points; provided, however, that Shipper’s delivery pressure into Transporter’s system at the Receipt Point(s) may not exceed Transporter’s maximum allowable operating pressure, as such may vary from time to time, at any such point or cause

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the pressure at any such point to exceed Transporter’s maximum allowable operating pressure. Transporter shall not have any obligations to alter its pipeline pressures, provide compression, or modify its pipeline operations in order to effectuate the receipt or delivery of Gas.

2.2 Transporter will deliver Gas to Shipper or Shipper’s designee at Transporter’s operating pressure at the Delivery Point(s), as such may vary from time to time.

3.	Measurement

For the purposes of this Statement of Operating Conditions, the party metering the Gas, or whose designee meters the Gas, at a particular Receipt Point(s) or Delivery Point(s) is referred to as the “Metering Party” and the other party is referred to as the “Non-Metering Party.”

3.11	The measuring facilities shall be designed, installed, operated, and maintained by Transporter or its designee in accordance with the recommendations contained in the following standards:

3.11.1	Orifice Measurement - American Gas Association Report Number 3, dated 2000 or the latest edition as agreed to by all parties (herein referred to as AGA 3).

3.11.2	Turbine Measurement - American Gas Association Report Number 7, dated 1996 or the latest edition as agreed to by all parties (herein referred to as AGA 7).

3.11.3	Positive Measurement - American National Standards Institute B109.2, dated 2000 or the latest edition as agreed to by all parties (herein referred to as ANSI B109.2).

3.11.4	Ultrasonic Measurement - American Gas Association Report Number 9, dated 2003 or the latest edition as agreed to by all parties (herein referred to as AGA 9).

3.12	If adequate metering facilities are already in existence at the Receipt and Delivery Point(s), such existing metering facilities will be used for so long as, in Transporter’s reasonable judgment, the facilities remain adequate. If the metering facilities at any Receipt Point(s) or Delivery Point(s) are reasonably determined by Transporter to be inadequate, then the parties will mutually agree with respect to the equipment that must be added at such point(s) and the responsibility for payment of such equipment. If the parties are unable to agree upon the equipment to be added at any such point, or which party will be responsible to pay for such equipment, then such point will be removed from the Confirmation.

3.13

The Non-Metering Party may, at its option and expense, install and operate meters, instruments and equipment, in a manner that will not interfere with the Metering Party’s equipment, to check the Metering Party’s meters, instruments, and equipment, but the measurement for the custody transfer of Gas for the purpose of this Agreement

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will be by the Metering Party’s meter only, except as hereinafter specifically provided. The meters, check meters, instruments, and equipment installed by each party will be subject at all reasonable times to inspection or examination by the other party (Non-Metering Party), but the calibration and adjustment thereof will be done only by the installing party.

3.14	All meters will be calibrated and or proven on a schedule, but in no event will the calibration period be in excess of ninety (90) Days. Notification of scheduled calibrations shall be made to all interested parties and reasonable effort will be made to accommodate each party’s schedule; however, calibration will proceed at the scheduled time regardless of attendees. Records from all measuring equipment are the property of the Metering Party who will keep all such records on file for a period of not less than two years. Upon request, the Metering Party will make available to the Non-Metering Party volume records from the measuring equipment, together with calculations there from, for inspection and verification, subject to return within 30 Days after receipt thereof.

3.15	Either Party shall have the right to conduct such pulsation tests as they deem prudent, at their sole risk and expense. If excessive pulsation is evident, mutually agreed modifications to operation or facility design will be made to reduce the effect of such pulsation. If pulsation issues cannot be resolved in a mutually agreeable manner, either party shall have the right to refuse delivery or receipt of Gas at the Receipt Point(s) or Delivery Point(s)

3.16

If the percentage of inaccuracy from the results of any test is greater than one percent (1%) volumetrically, the registration of such meter shall be corrected at the rate of such inaccuracy for any period which is definitely known or agreed upon. In the event the period is not definitely known or agreed upon, such correction shall be for a period extending back one-half ( 1/2) of the time elapsed since the date of the last calibration. Following any test, measurement equipment found inaccurate shall be immediately restored by Transporter as closely as possible to a condition of accuracy. If any measurement equipment is out of service or out of repair for any reason so that the amount of Gas delivered cannot be estimated or computed from the reading thereof, the amount of Gas delivered through such meter during the period such meter is out of service or out of repair shall be estimated and agreed upon by Transporter and Shipper upon the basis of the best data available using the first of the following methods which is feasible:

3.16.1	by using the registration of any check meters if installed and accurately registering;

3.6.2	by correcting the error if the percentage of error is ascertainable by calibration, test or mathematical calculation; or

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3.6.3	by estimating the quantity of deliveries by comparison with deliveries during preceding period under similar conditions when the meter was registering accurately.

3.17	Measurement Volume Computations

3.17.1

Units of measurement shall be determined in Dekatherms (Dth) derived from the calculation of gas volume (Mcf) and gas heating value (Btu/ft3), both at identical base conditions of temperature and pressure. The unit of volume of Gas shall be one (1) standard cubic foot at an absolute pressure of fourteen and sixty-five hundredths pounds per square inch absolute (14.65 Psia) and at a temperature of sixty degrees Fahrenheit (60°F).

3.17.2	Atmospheric pressure shall be assumed to be the pressure value as reasonably determined by Transporter for the county in which each of the Receipt Point(s) and Delivery Point(s) is located pursuant to generally accepted industry practices, but not less than twelve and nine-tenths (12.9) Psia nor more than fourteen and seven-tenths (14.7) Psia irrespective of the actual atmospheric pressure at such points from time to time.

3.17.3	All metered volumes shall be computed in accordance with the recommendations contained in the following standards:

3.17.3.1	Orifice Measurement - American Gas Association Report Number 3, dated 2000 or the latest edition as agreed to by all parties (herein referred to as AGA 3).

3.17.3.2	Turbine Measurement - American Gas Association Report Number 7, dated 1996 or the latest edition as agreed to by all parties (herein referred to as AGA 7).

3.17.3.3	Positive Measurement - American National Standards Institute B109.2, dated 2000 or the latest edition as agreed to by all parties (herein referred to as ANSI B109.2).

3.17.3.4	Ultrasonic Measurement - American Gas Association Report Number 9, dated 2003 or the latest edition as agreed to by all parties (herein referred to as AGA 9).

3.18	Records of calibration and or proving and data associated with the volume calculation are the property of the Metering Party who will keep all such records and data on file for a period of not less than two years. Upon request, the Metering Party will make available to the Non-Metering Party records of calibration and or testing and data associated with the volume calculation, subject to return within 30 Days after receipt thereof.

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3.19	Transporter shall sample and determine the Gross Heating Value, Relative Density and Compressibility received at the Receipt Point(s) or Delivery Point(s) utilizing the following standards:

3.9.1	Gas Processors Association (GPA) 2166 - Obtaining Natural Gas Samples for Analysis by Gas.

3.9.2	Gas Processors Association (GPA) 2261 - Analysis for Natural Gas and Similar Gaseous Mixtures by Gas Chromatography.

3.9.3	Gas Processors Association (GPA) 2145 - Physical Constants for Paraffin Hydrocarbons and Other Components of Natural Gas.

3.9.4	Gas Processors Association (GPA) 2172 - Calculation of Gross Heating Value, Relative Density, and Compressibility of Natural Gas Mixtures from Compositional Analysis.

3.20	Transporter shall sample the flowing gas stream utilizing one of the following methods:

3.20.1	On-line Chromatography

3.20.2	Accumulated Sample – If this method is utilized the application of gas quality in the volume calculation will be during the time period the gas sample was accumulated.

3.20.3	Spot Sample – If this method is utilized the application of gas quality in the volume calculation will be the time period beginning on the date the sample was obtained until the next sample is obtained.

4.	Quality

4.1 Shipper represents and warrants that all Gas Shipper delivers to Transporter at the Receipt Point(s) hereunder shall be merchantable Gas which shall meet the highest standard of quality specifications of any downstream pipeline to which such Gas is nominated, but at a minimum shall:

4.1.1 Have a Heating Value of not less than nine hundred fifty (950) Btu per cubic foot nor more than one thousand fifty (1,050) Btu per cubic foot.

4.1.2 Be commercially free of dust, gum, gum-forming constituents, gasoline, liquid hydrocarbons, water, and any other substance of any kind that may become separated from the Gas during the handling thereof or that may cause injury to or interference with proper operation of the lines, meters, regulators, or other appliances through which it flows;

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4.1.3 Not contain more than five (5) grains of total sulfur nor more than one-fourth ( 1/4) grain of hydrogen sulfide per one hundred (100) standard cubic feet;

4.1.4 Not contain any oxygen, and shall not contain more than two percent (2%) by volume of carbon dioxide, not contain more than two percent (2%) by volume of nitrogen nor three percent (3%) by volume of total inert gases;

4.1.5 Have a temperature of not more than one hundred twenty degrees Fahrenheit (120°F) nor less than forty degrees Fahrenheit (40°F);

4.1.6 Not contain more than seven (7) pounds of water vapor per one million (1,000,000) standard cubic feet; and

4.1.7 Have a hydrocarbon dew point below forty degrees Fahrenheit (40°F).

4.2 In the event that the Gas being received does not conform to the standards outlined above, Transporter may, in its sole discretion and on a non-discriminatory basis, accept such Gas or restrict or refuse any volumes that are non-conforming or deficient.

4.3 Shipper shall be responsible for odorizing any part of the Gas delivered hereunder at the Delivery Point(s) which is diverted and/or used for any purpose for which odorization is required pursuant to regulations of the Texas Railroad Commission.

4.4 In the event that Shipper’s Gas fails to conform to the hydrocarbon dew point or the gross heating value specification set forth above or to a more restrictive specification imposed by a downstream pipeline to which Shipper has nominated gas, Transporter, in its discretion, may accept such off-specification Gas for transportation and delivery to such downstream pipeline provided that Shipper has made arrangements to have such off-specification gas treated or conditioned (prior to it reaching such downstream pipeline) so that it conforms with the applicable specification. Upon request from Transporter, Shipper shall provide documentation acceptable to Transporter demonstrating that Shipper has made contractual arrangements for treatment and conditioning of Gas on the path for which Shipper has nominated Gas. This provision shall not be construed as a general waiver to Transporter’s specification and is only available where physical treatment and conditioning of Gas is contracted for and will take place prior to reaching the downstream pipeline whose specifications are to be met and such acceptance and service by Transporter shall not adversely impact markets on Transporter’s system.

5.	Billing, Accounting, and Reports

5.1 On or before the fifteenth (15th) Day of each Month, Transporter will render, a statement to Shipper setting forth, in terms of Mcf and MMBtu, the total volume and quantity of Gas received hereunder at the Receipt Point(s), the volume of Gas retained by Transporter, and the quantity of Gas delivered hereunder at the Delivery Point(s) during the immediately preceding Month and the amount payable therefore. Shipper agrees to pay Transporter by wire transfer in immediately available funds (identifying the invoice number) the full amount payable according to such statement on or before the later of the twenty-fifth (25TH) Day of the Month in which the statement is rendered or ten (10) Days following the receipt thereof by Shipper. In the event such quantities are estimated

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for any period, corrected statements shall be rendered by Transporter to Shipper and paid by Shipper or credited by Transporter, as the case may be, in each instance in which the actual quantity received or delivered hereunder with respect to a Month shall be determined to be at variance with the estimated quantity theretofore made the basis of billing and payment hereunder. If an error is discovered in the amount billed in any statement rendered by Transporter, then such error will be adjusted within 30 Days of the discovery of the error.

5.2 If a bonafide dispute arises as to the amount payable in any statement rendered, Shipper will nevertheless pay the total amount payable to Transporter under the statement rendered pending resolution of the dispute. Such payment will not be deemed to be a waiver of the right by Shipper to recoup any overpayment.

5.3 In addition to all other remedies available to Transporter, should Shipper fail to pay any amount when the same becomes due, Shipper shall pay interest on outstanding balances accruing thereon at a rate equal to the prime rate from time to time in effect and charged by the Citibank, N.A., New York, New York or its successor, plus two percent (2%) per annum, (but in no event greater than the maximum rate of interest permitted by law) with adjustments in such rate to be made on the same Day as any change in such prime rate, for any period during which the same shall be overdue, such interest to be paid when the amount past due is paid. Each party hereto or its representative shall have the right at all reasonable times to examine the books and records of the other party to the extent necessary to verify the accuracy of any statement, charge, computation or demand made under or pursuant to this Agreement. Any statement shall be final as to all parties unless questioned within two (2) years after payment thereof has been made.

6.	Responsibility

6.1 Shipper shall be deemed to be in control and possession of the Gas prior to the receipt of the Gas by Transporter at the Receipt Point. Transporter shall be deemed to be in control and possession of the Gas after its receipt by Transporter at the Receipt Point and prior to its delivery to Shipper or for Shipper’s account at the Delivery Point(s). The party in control and possession of the Gas will be responsible for and shall indemnify the other party, including the party’s affiliates and their officers, directors, agents and employees, with respect to any losses, injuries, claims, liabilities, demands, damages, expenses, reasonable attorneys’ fees and court costs caused thereby by accident, incident or otherwise or on account of royalties, taxes, payments, or other charges applicable and occurring while the Gas is deemed to be in its control or possession. Such indemnification shall not extend to claims made that are attributable to the delivery by Shipper to Transporter of Gas that does not meet the Gas quality specifications contained herein; provided however that in any instance where Shipper, without prior written consent of Transporter, delivers Gas that does not meet the Gas quality specifications herein, Shipper shall indemnify Transporter for any claims, losses, or damages resulting from the delivery of such out of specification Gas. Each party hereto covenants that with respect to the Gas delivered or redelivered by it hereunder, it will indemnify and save the other party harmless from and against any and all suits, actions, causes of action, claims and demands arising from or out of any adverse claims by third parties claiming ownership of or an interest in the Gas so delivered or redelivered. Notwithstanding the foregoing, neither party shall be indemnified for its own negligence, and the parties acknowledge

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and agree that Shipper shall at all times have title to all Gas transported hereunder. Subject to the other terms and conditions of this Statement of Operating Conditions, the Service Agreement and any applicable Confirmation, each party has the right to treat, process, and/or dehydrate the Gas prior to delivering said Gas to the other party.

6.2 Shipper agrees to reimburse Transporter upon invoice for the full amount of any taxes or charges (of every kind and character except corporate franchise and excess profits taxes and taxes measured by net income) levied, assessed or fixed by any municipal or governmental authority against Transporter or its business in connection with or attributable to the volumes, value or gross receipts from the transportation of the Gas received from Shipper hereunder or against such Gas itself or the act, right or privilege of ownership, production, severance, handling, transmission, compression, treating, distribution, sale, delivery or redelivery of such Gas, whether such tax or charge is based upon the volume, value or gross receipts from the transportation of such Gas or upon some other basis.

7.	Force Majeure

7.1 If either party is rendered unable, wholly or in part, by Force Majeure (defined below) or other causes herein specified, to carry out its obligations under this Agreement other than the obligation to make payment of amounts due hereunder, it is agreed that on such party’s promptly giving notice and reasonably full particulars of such Force Majeure in writing or facsimile or by email to the other party within a reasonable time after the occurrence of the cause relied on, then the obligations of the party giving such notice, so far as such obligations are affected by such Force Majeure or other causes herein specified, shall be suspended during the continuance of any inability so caused, but for no longer period, and such cause shall so far as possible be remedied with all reasonable dispatch.

7.2 The term Force Majeure as employed herein means, to the extent not reasonably within the control of the party claiming suspension and which, by the exercise of reasonable diligence, such party is unable to prevent or overcome: acts of God; strikes, lockouts or other industrial disturbances; acts of the public enemy; sabotage; wars; blockades; insurrections; riots; acts of terror; epidemics; landslides; lightning; earthquakes; fires; storms; storm warnings; hurricanes; floods; washouts; arrests and restraints of the government and people, either federal or state, civil or military; civil disturbances; explosions; breakage; breakdown or accident to machinery, equipment or lines of pipe; the necessity of altering, maintaining, inspecting, replacing, changing the size of, substituting or removing pipelines or appurtenant facilities; freezing of wells or lines of pipe or other delivery facilities; electric power unavailability or shortages; failure of pipelines or carriers to transport; and any other causes, whether of the kind herein enumerated or otherwise, not reasonably within the control of the party claiming suspension, and which by the exercise of due diligence such party is unable, wholly or in part, to prevent or overcome. Such term likewise includes (1) in those instances where either party hereto is required to obtain servitudes, right-of-way grants, permits or licenses to enable such party to fulfill its obligations hereunder, the inability of such party to acquire, or the delays on the part of such party in acquiring, at reasonable cost and after the exercise of reasonable diligence, such servitudes, right-of-way grants or licenses, (2) in those instances where either party hereto is required to furnish materials and supplies for the purpose of constructing or maintaining facilities or is required to secure permits or permission

8

from any governmental agency (federal, state or municipal, civil or military) to enable such party to fulfill its obligations hereunder, the inability of such party to acquire or the delays on the part of such party in acquiring, at reasonable cost and after the exercise of reasonable diligence, such materials and supplies, permits and permissions, and (3) curtailment or interruption of deliveries, receipts or services by third party purchasers, suppliers or customers as a result of an event of Force Majeure, or a breach by such third party purchasers, suppliers or customers. It is understood and agreed that the settlement of strikes or lockouts shall be entirely within the discretion of the party having the difficulty and that the above requirement that any Force Majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes or lockouts by acceding to the demands of the opposing party when such course is inadvisable in the discretion of the party having the difficulty.

7.3 Force Majeure does not include: mechanical failure or breakdown of electric generation plants, changes in market conditions or changes in demand for electricity at electric generation plants such as increases or decreases in electric generation that are required by the Electric Reliability Council of Texas, or any other agency or body having such authority, or failure of upstream transportation prior to delivery hereunder at the Receipt Point(s). Notwithstanding anything herein to the contrary, neither party shall be entitled to the benefits of Section 7.1 to the extent the event of Force Majeure is caused or affected by any or all of the following circumstances: (i) the party claiming excuse failed to remedy the condition and to resume the performance of its covenants or obligations with reasonable dispatch; or (ii) economic hardship, to include, without limitation, Shipper’s ability to sell its Gas at a higher or more advantageous price to a market not requiring the transportation services contracted for herein; or (iii) the loss of Shipper’s market or Shipper’s inability to use or resell Gas transported hereunder, or (iv) the loss or failure of Shipper’s Gas supply (except for failure of mechanical equipment provided for under Paragraph 7.2) or depletion of reserves, unless such loss or failure is a result of a Force Majeure event in upstream facilities from the interconnect with Transporter to the receipt point on the gathering facility.

7.4 Either party may partially or entirely interrupt its performance hereunder for the purpose of making necessary or scheduled inspections, alterations and repairs which are described as a maintenance event, but only for such time as may be reasonable and unavoidable; and the party requiring such relief shall give to the other party five (5) Days notice of its intention to suspend its performance hereunder, except in cases of emergency where such notice is impracticable and shall endeavor to arrange such interruption so as to inconvenience the other party as little as possible. Should a Force Majeure or maintenance event occur the volumes to be delivered and / or received at the Receipt Point(s) and Delivery Point(s) by Transporter must be balanced with the hourly and daily nominated quantities.

8.	Waiver of Breaches, Defaults, or Rights

No waiver by either party of any one or more breaches, defaults, or rights under any provisions of the Statement of Operating Conditions, the Service Agreement, or any applicable Confirmation will operate or be construed as a waiver of any other breaches, defaults, or rights, whether of a like or of a different character. By providing written notice to the other party, either party may assert

9

any right not previously asserted hereunder or there under or may assert its right to object to a default not previously protested. Variances from the terms of the Statement of Operating Conditions, Service Agreement, or any applicable Confirmation shall not be considered to amend or alter the construction or interpretation of the Service Agreement or any applicable Confirmation. Except as specifically provided herein, in the Service Agreement or in any applicable Confirmation, in the event of any dispute under this Statement of Operating Conditions, the Service Agreement, or any applicable Confirmation, the parties will, notwithstanding the pendency of such dispute, diligently proceed with the performance of the Confirmation without prejudice to the rights of either party.

9.	Remedy for Breach

Except as otherwise specifically provided herein, if either party fails to perform any of the material covenants or obligations imposed upon it in this Statement of Operating Conditions, the Service Agreement, its applicable Confirmation or any Agency Agreement (except where such failure is excused under the Force Majeure or other provisions hereof or thereof), then the other party may, at its option (without waiving any other remedy for breach hereof), by notice in writing specifying the default that has occurred, indicate such party’s intention to terminate the Service Agreement and any applicable Confirmation by reason thereof. The party in default will have 30 Days from receipt of such notice to remedy such material default, and upon failure to do so, the non-defaulting party may elect to immediately terminate the Service Agreement and its applicable Confirmation. Notwithstanding the foregoing, Shipper’s failure to pay Transporter within a period of ten Days following Shipper’s receipt of written notice from Transporter advising of such failure to make payment in full within the time specified previously herein, will be a default that gives Transporter the right to immediately terminate the Service Agreement and any applicable Confirmation, unless such failure to pay such amounts is the result of a bona fide dispute between the parties regarding such amounts and Shipper timely pays all amounts not in dispute. Such termination will be an additional remedy and will not prejudice the right of the party not in default: (i) to collect any amounts due it for any damage or loss suffered by it, and (ii) will not waive any other remedy to which the party not in default may be entitled for breach of this Statement of Operating Conditions, the Service Agreement or any applicable Confirmation.

*** END OF GENERAL TERMS AND CONDITIONS ***

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EXHIBIT “B” FORM OF CONFIRMATION

SERVICE AGREEMENT CONFIRMATION

BASE AGREEMENT: Intrastate Natural Gas Transportation Service Agreement dated

CONTRACT NUMBER:

SHIPPER:

TRANSPORTER: Oasis Pipeline, L.P.

SERVICE LEVEL:

This Confirmation constitutes part of and is subject to the Service Agreement and the Statement of Operating Conditions (collectively, the “Agreement”). All capitalized terms not defined herein shall have the meaning ascribed to such terms in the Statement of Operating Conditions, Service Agreement and/or Agency Agreement.

MAXIMUM DAILY CONTRACT QUANTITY:                      MMBtu per Day. In no event shall Transporter be obligated to receive or deliver quantities of Gas that exceed the physical available capability of the Delivery Point(s) or the Receipt Point(s) or the downstream pipeline.

MAXIMUM HOURLY QUANTITY:

TRANSPORTATION FEES:

RETENTION VOLUME:

TERM:

RECEIPT POINT(S):

DELIVERY POINT(S):

FEE ESCALATION:

CUMULATIVE OPERATIONAL IMBALANCE TOLERANCE:

Oasis Pipeline, L.P.

By: ETC Oasis GP, LLC its general partner

By:	By:
Name:	Name:
Title:	Title:

SERVICE AGREEMENT CONFIRMATION

BASE AGREEMENT: Intrastate Natural Gas Transportation Service Agreement

                                         028-31434-02-100 dated September 1, 2007

CONTRACT NUMBER: 028-31434-02-101

SHIPPER: Gastar Exploration Texas, L.P.

TRANSPORTER: Oasis Pipeline, L.P.

SERVICE LEVEL: Firm

This Confirmation constitutes part of and is subject to the Service Agreement and the Statement of Operating Conditions (collectively, the “Agreement”). All capitalized terms not defined herein shall have the meaning ascribed to such terms in the Statement of Operating Conditions, Service Agreement and/or Agency Agreement.

MAXIMUM DAILY CONTRACT QUANTITY: 148,500 MMBtu per Day, provided that Shipper’s MDQ hereunder shall only be used to transport gas that was transported pursuant to the Service Agreement Confirmation No. 150-31434-02-101 between Shipper and ETC Katy Pipeline, LTD. In no event shall Transporter be obligated to receive or deliver quantities of Gas that exceed the physical available capability of the Delivery Point(s).

MAXIMUM HOURLY QUANTITY: shall be  1/24th of the Maximum Daily Contract Quantity.

TRANSPORTATION FEES: $0.035 per MMBtu delivered at the Delivery Point(s)

RETENTION VOLUME: 0.5% of the Gas (in MMBtus) received at the Receipt Point

TERM: September 1, 2007 to August 31, 2017, provided that this Agreement shall extend and be coterminous with the Individual Transaction Confirmation No. 8885-101 between Shipper and ETC Texas Pipeline, LTD.

RECEIPT POINT(S):	ETC Katy (Oasis Meter #1703/ETC Katy Meter #1003)

DELIVERY POINT(S):	Meter #1300 Dow
Meter #1299 HPL
Meter #1200 KM Ship Channel
Meter #1201 KM Tejas
Meter #1382 KM Midcon
Meter #8726 Enstor
Meter #1541 Duke

ASSIGNMENT: In the event that Producer assigns this Agreement in accordance with the provisions of the Base Agreement, Producer must also assign the following agreements to the party to whom it assigns this Agreement:

5.	Intrastate Natural Gas Transportation Service Agreement between ETC Katy Pipeline, Ltd. and Gastar Exploration Texas, L.P. dated September 1, 2007 – Base Contract Number 150-31434-02-100 & Individual Transaction Confirmation – 150-31434-02-101

6.	Gathering and Natural Gas Services Agreement between ETC Texas Pipeline, Ltd. and Gastar Exploration Texas, L.P. dated September 1, 2007 – Base Contract Number 8885-100 & Individual Transaction Confirmation 8885-101

Any attempted assignment of this Agreement in violation of this provision shall be null and void and have no force or effect.

FEE ESCALATION: N/A

CUMULATIVE OPERATIONAL IMBALANCE TOLERANCE: 25,000 MMBtu

GASTAR EXPLORATION TEXAS, L.P.		OASIS PIPELINE, L.P.
By:	Gastar Exploration Texas, LLC Its general partner	By:	ETC Oasis GP, LLC, its general partner

By:	/s/ JEFFREY C. PETTIT	By:	/s/ MACKIE MCCREA
Name:	Jeffrey C. Pettit	Name:	Mackie McCrea
Title:	VP & COO	Title:	President